PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-205729

17,808,191 Shares

IEG Holdings Corporation

Common Stock

This prospectus relates to the resale of up to 17,808,191 shares of our common stock by the selling stockholders named in this prospectus. The shares of common stock registered for resale herein include 1,462,956 shares (after giving effect to our 1-for-100 reverse stock split effected on June 17, 2015) previously registered in our registration statement on Form S-1 which was declared effective on April 30, 2015. This prospectus may be used by the selling stockholders named herein to resell, from time to time, those shares of our common stock included herein. For information about the selling stockholders see “Principal and Selling Stockholders” on page 35. Our common stock is presently quoted on the OTCQB tier of the OTC Markets Group, Inc. under the trading symbol “IEGH”. On June 29, 2015, the last sale price of our common stock as reported by the OTC Markets was $27.50 per share with respect to an insignificant volume of shares.

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. The selling stockholders will sell their shares at a fixed price of $10.00 per share for the duration of this offering. See “Determination of Offering Price” and “Plan of Distribution.”

The selling stockholders, and any participating broker-dealers, are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We will be responsible for all fees and expenses incurred in connection with the preparation and filing of the registration statement of which this prospectus is a part; provided, however, that we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

We have applied to list our common stock on The Nasdaq Stock Market (“NASDAQ”) under the symbol “IEGH” There is no assurance that this application will be approved. In order to meet the minimum share price listing requirement for our common stock on NASDAQ, we effected a 1-for-100 reverse stock split of our common stock on June 17, 2015. If we do not meet NASDAQ’s minimum share price or other listing requirements, our listing application will not be approved by NASDAQ.

We are an “emerging growth company” as defined in the Securities and Exchange Commission (“SEC”) rules and we will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

Persons effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

THE SHARES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information from that contained in this prospectus or in any free writing prospectus that we may authorize. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is August 27, 2015.

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No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations’” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Some of the factors that we believe could affect our results include:

●	limitations on our ability to continue operations and implement our business plan;

●	our history of operating losses;

●	the timing of and our ability to obtain financing on acceptable terms;

●	the effects of changing economic conditions;

●	the loss of members of the management team or other key personnel;

●	competition from larger, more established companies with greater economic resources than we have;

●	costs and other effects of legal and administrative proceedings, settlements, investigations and claims, which may not be covered by insurance;

●	costs and damages relating to pending and future litigation;

●	control by our principal equity holders; and

●	the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” All historical information in this prospectus has been adjusted to reflect the 1-for-6 reverse stock split of our common stock that was effective February 22, 2013 and the 1-for-100 reverse stock split of our common stock that was effective June 17, 2015.

In this prospectus, unless the context indicates otherwise, “IEG Holdings,” the “Company,” “we,” “our,” “ours” or “us” refer to IEG Holdings Corporation, a Florida corporation, and its subsidiaries.

Our Company

We were organized as a Florida corporation on January 21, 1999, under the name Interact Technologies, Inc. (“Interact”). Interact was formed for the purpose of acquiring certain medical technology. On February 18, 1999, we changed our name to Fairhaven Technologies, Inc. (“Fairhaven”). Fairhaven’s business plan continued to involve the acquisition of certain medical technology. By June 1999, Fairhaven abandoned its business plan and had no operations until December 2001. On December 14, 2001, we changed our name to Ideal Accents, Inc. Ideal Accents, Inc. was engaged primarily in the business of accessorizing cars and trucks at the new vehicle dealer level. Ideal Accents, Inc. ceased operations in 2005. We changed our name to IEG Holdings Corporation in February 2013. Since March 2013, we have been engaged in the business of providing unsecured consumer loans ranging from $2,000 - $10,000 and offer loans online under the consumer brand “Mr. Amazing Loans”. Beginning in mid-2015, the Company changed its loan terms, such that it only offers $5,000 loans over a five year term. The Company is headquartered in Las Vegas, Nevada and currently originates direct consumer loans in the states of Arizona, California, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia via its website and online distribution network. The Company is a fully licensed consumer installment loan provider in the 14 states in which it operates and offers all loans within the prevailing statutory rates.

We have three wholly owned subsidiaries, each of which is described below:

●	Investment Evolution Global Corporation (“IEGC”): Our subsidiary that holds our Australian rights to the Mr. Amazing Loans business.

●	Investment Evolution Corporation (“IEC”): Our U.S. operating entity that holds all state licenses, leases, employee contracts and other operating and administrative expenses.

●	IEC SPV, LLC (“SPV”): A bankruptcy remote special purpose vehicle that holds the Company’s U.S. loan receivables.

In 2005, Paul Mathieson, our Chief Executive Officer and a member of our Board of Directors, founded IEG Holdings Limited (“IEG”) in Sydney, Australia. IEG launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States via IEGC in 2010. From 2005 until 2012, Mr. Mathieson operated the Amazing Loans business through IEG in Australia. During that time, IEG lent approximately $48 million to over 11,500 borrowers in Australia. IEG ceased doing business in Australia in 2012. On January 28, 2013, IEGC entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole shareholder, IEG, and our company. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 2,724,471 shares of our common stock after giving effect to a 1-for-6 reverse stock split (also adjusted for the 1-for-100 reverse stock split that took effect June 17, 2015). On February 14, 2013, we filed amended articles of incorporation (the “Amended Articles”) with the Secretary of State of Florida which had the effect of:

●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting a 1-for-6 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”) pursuant to the terms of the Stock Exchange Agreement.

FINRA approved our Amended Articles on March 11, 2013.

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On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 2,724,471 shares of our common stock after giving effect to the Reverse Stock Split whereby we acquired a 100% interest in IEGC. The stock exchange agreement between IEGC, IEG and the Company resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. The Company issued 908 shares of its common stock to the shareholders of IEG (IEG transferred its ownership in IEGC to its shareholders, which is why the shares were issued to the ultimate shareholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. We determined that IEGC was the accounting acquirer because of the following facts and circumstances:

1.	After consummation of the transaction, the ultimate shareholders of IEGC own 99.1% of the outstanding shares of the Company;

2.	The board of directors of the Company immediately after the transaction is comprised exclusively of former directors of IEGC; and

3.	The operations of the Company immediately after the transaction are those of IEGC.

During 2013, we issued 124,919 shares of our common stock at a price of $2.00 and $3.00 per share, and 6,642,991 shares at $0.50 per share in private placements to pre-merger existing stockholders of the Company.

On May 1, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Nevada. The amendment was approved by FINRA, and became effective, on June 17, 2015. The articles of amendment effected (i) a 1-for-100 reverse stock split, and (ii) an increase in our authorized capital stock from 2,550,000,000 shares to 3,050,000,000 shares, of which 3,000,000,000 shares are common stock and 50,000,000 are preferred stock. No fractional shares were issued as a result of the reverse stock split. Rather, stockholders of fractional shares received a cash payment at a price equal to the closing price of our common stock as of the date of the reverse stock split.

For the fiscal year ended December 31, 2014 and the six months ended June 30, 2015, we generated revenue of $529,225 and $797,062, respectively, and had a net loss of $5,401,754 and $2,819,019, respectively. Our accountants have raised substantial doubt regarding our ability to continue as a going concern. As noted in our consolidated financial statements, we had an accumulated stockholders’ deficit of approximately $14.7 million and recurring losses from operations as of December 31, 2014. See “Risk Factors—Our accountants have raised substantial doubt regarding our ability to continue as a going concern.”

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Company Information

Our principal office is located at 6160 West Tropicana Ave, Suite E-13, Las Vegas, NV 89103 and our phone number is (702) 227-5626. Our corporate website address is www.investmentevolution.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

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The Offering

Issuer	IEG Holdings Corporation

Common stock offered by the selling stockholders	17,808,191 shares

Common stock outstanding before this offering	23,155,223 shares

Common stock to be outstanding after this offering	23,155,223 shares

Offering price per share	$10.00 (for the duration of this offering). See “Determination of Offering Price” and “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See “Use of Proceeds” and “Principal and Selling Stockholders.”

Risk factors	See “Risk Factors” beginning on page 7 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

OTC trading symbol	IEGH

SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2014 and 2013 and the balance sheet data as of December 31, 2014 and 2013 are derived from the audited financial statements. The summary historical financial data for the six months ended June 30, 2015 and 2014 and the balance sheet data as of June 30, 2015 and 2014 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	Year Ended December 31,		Six Months Ended June 30,
	2014	2013	2015	2014
Statement of Operations Data			(unaudited)
Total revenues	$529,225	$62,949	$797,062	94,672
Total operating expenses	5,381,671	4,345,539	3,142,103	2,450,834
Loss from operations	(4,852,446)	(4,282,590)	(2,345,041)	(2,356,162)
Total other income (expense)	(549,308)	(195,385)	(473,978)	(281,642)
Net loss	$(5,401,754)	$(4,477,975)	$(2,819,019)	(2,637,804)
Net loss per share, basic and diluted	$(0.40)	$(0.72)	$(0.13)	(0.24)

Balance Sheet Data (at period end)
Cash and cash equivalents	$433,712	$281,879	$933,620	343,837
Working capital (1)	719,602	(280,786)	$(451,952)	(388,566)
Total assets	4,929,120	922,140	7,869,725	2,116,564
Total liabilities	(2,537,156)	(2,923,596)	2,423,046	2,344,500
Stockholders’ equity (deficit)	2,391,964	(2,001,456)	5,446,679	(227,936)

(1) Working capital represents total current assets less total current liabilities.

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RISK FACTORS

Investment in our common stock involves a number of substantial risks. You should not invest in our stock unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Related to Our Business and Industry

If our involvement in a December 11, 2014 article published in the Examiner or any other publicity regarding our company or the offering during the waiting period, including our December 2, 2014 press release, were held to be in violation of federal or state securities laws, we could incur monetary damages, fines or other damages that could have a material adverse effect on our financial condition and prospects.

On December 11, 2014, information about our company was published in an article by the Examiner. Despite the appearance in the December 11th article, our chief executive officer, Mr. Mathieson, did not participate in an interview with the author of the Examiner article. Rather, the author included certain quotations from Mr. Mathieson that were contained in prior press releases by us and summarized statements previously made by Mr. Mathieson that were contained in a prior article published by the Opportunist Magazine. Prior to its publication, the author of the December 11th article provided Mr. Mathieson a copy of the article.

In addition, we issued a press release on December 2, 2014 in which we referenced, among other things, our intention to file a registration statement on Form S-1, of which this prospectus forms a part, and to list our securities on Nasdaq. The December 2nd press release presented certain statements about our company in isolation and did not disclose many of the related risks and uncertainties described in this prospectus.

If it were determined that the December 11th article, the December 2nd press release or any of our other publicity-related activities could be held to be a violation of Section 5 of the Securities Act, the SEC and relevant state regulators could impose monetary fines or other sanctions as provided under relevant federal and state securities laws. Such regulators could also require us to make a rescission offer, which is an offer to repurchase the securities, to our stockholders that purchased shares in this offering. This could also give rise to a private right of action to seek a rescission remedy under Section 12(a)(2) of the Securities Act.

We are unable to quantify the extent of any monetary damages that we might incur if monetary fines were imposed, rescission were required or one or more other claims were successful. As of the date of this filing, we are not aware of any pending or threatened claims that we violated any federal or state securities laws. However, there can be no assurance that any such claim will not be asserted in the future or that the claimant in any such action will not prevail. The possibility that such claims may be asserted in the future will continue until the expiration of the applicable federal and state statutes of limitations, which generally vary from one to three years from the date of sale. Claims under the anti-fraud provisions of the federal securities laws, if relevant, would generally have to be brought within two years of discovery, but not more than five years after occurrence. If the payment of damages or fines is significant, it could have a material adverse effect on our cash flow, financial condition or prospects.

Our limited operating history and our failure since inception to achieve an operating profit makes our future prospects and financial performance unpredictable, and the current scale of our operations is insufficient to achieve profitability.

We commenced operations in 2010 and as a result, we have a limited operating history upon which a potential investor can evaluate our prospects and the potential value of an investment in our company. In addition, we have not made an operating profit since our incorporation. We remain subject to the risks inherently associated with new business enterprises in general and, more specifically, the risks of a new financial institution and, in particular, a new Internet-based financial institution. Our prospects are subject to the risks and uncertainties frequently encountered by companies in their early stages of development, including the risk that we will not be able to implement our business strategy. The current scale of our operations is insufficient to achieve profitability. If we are unable to implement our business strategy and grow our business, our business will be materially adversely affected.

We have been dependent on our credit facility.

We have been dependent on our credit facility with BFG Loan Holdings, LLC (“BFG”) to execute on our growth plans and operate our business. Effective July 15, 2015, BFG converted the credit facility to a term loan. It will be very difficult to find a financing source to replace the credit facility. The loss of our credit facility could have a material adverse effect on our business. As a result of BFG’s conversion of the credit facility to a term loan, monthly principal and interest payments equal to 100% of the consumer loan proceeds will be due. We have been able to source equity through the sale of shares of unregistered preferred stock to fund the increase in our loan book and, as a result, have not drawn down any funds from the credit facility since September 2014. Until we are able to replace the credit facility, we intend to continue to use the proceeds from equity sales to fund our operations.

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Because our officers and board of directors will make all management decisions, you should only purchase our common stock if you are comfortable entrusting our directors to make all decisions.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our common stock unless you are willing to entrust all aspects of our management to our officers and directors.

We may not be able to implement our plans for growth successfully, which could adversely affect our future operations.

Since launching online lending in July 2013, the amount we have lent to borrowers (our loan book) has grown 3,733% from $237,000 to $9,084,023 as of June 30, 2015. We expect to continue to grow our loan book and number of customers at an accelerated rate following completion of this offering. Our future success will depend in part on our continued ability to manage our growth. We may not be able to achieve our growth plans, or sustain our historical growth rates or grow at all. Various factors, such as economic conditions, regulatory and legislative considerations and competition, may also impede our ability to expand our market presence. If we are unable to grow as planned, our business and prospects could be adversely affected.

Our inability to manage our growth could harm our business.

We anticipate that our loan book and customer base will continue to grow significantly over time. To manage the expected growth of our operations and personnel, we will be required to, among other things:

●	improve existing and implement new transaction processing, operational and financial systems, procedures and controls;

●	maintain effective credit scoring and underwriting guidelines; and

●	increase our employee base and train and manage this growing employee base.

If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations could be adversely affected.

We may need to raise additional capital that may not be available, which could harm our business.

Our growth will require that we generate additional capital either through retained earnings or the issuance of additional debt or equity securities. Additional capital may not be available on terms acceptable to us, if at all. Any equity financings could result in dilution to our stockholders or reduction in the earnings available to our common stockholders. If adequate capital is not available or the terms of such capital are not attractive, we may have to curtail our growth and our business, and our business, prospects, financial condition and results of operations could be adversely affected.

As an online consumer loan company whose principal means of delivering personal loans is the Internet, we are subject to risks particular to that method of delivery.

We are predominantly an online consumer loan company and there are a number of unique factors that Internet-based loan companies face. These include concerns for the security of personal information, the absence of personal relationships between lenders and customers, the absence of loyalty to a conventional hometown branch, customers’ difficulty in understanding and assessing the substance and financial strength of an online loan company, a lack of confidence in the likelihood of success and permanence of online loan companies and many individuals’ unwillingness to trust their personal details and financial future to a relatively new technological medium such as the Internet. As a result, some potential customers may be unwilling to establish a relationship with us.

Conventional “brick and mortar” consumer loan companies, in growing numbers, are offering the option of Internet-based lending to their existing and prospective customers. The public may perceive conventional established loan companies as being safer, more responsive, more comfortable to deal with and more accountable as providers of their lending needs. We may not be able to offer Internet-based lending that has sufficient advantages over the Internet-based lending services and other characteristics of conventional “brick and mortar” consumer loan companies to enable us to compete successfully.

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We may not be able to make technological improvements as quickly as some of our competitors, which could harm our ability to compete with our competitors and adversely affect our results of operations, financial condition and liquidity.

Both the Internet and the financial services industry are undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to improving the ability to serve customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend in part upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer requirements or emerging industry standards, our business, prospects, financial condition and results of operations could be adversely affected.

A significant disruption in our computer systems or a cyber security breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

Our unsecured loans generally have delinquency and default rates higher than prime and secured loans, which could result in higher loan losses.

We are in the business of originating unsecured personal loans. As of June 30, 2015, approximately 3.6% of our customers are subprime borrowers, which we define as borrowers having credit scores below 600 on the credit risk scale developed by VantageScore Solutions, LLC. Effective November 2014, we ceased lending to any borrowers with credit scores below 600. As a result, our percentage of subprime borrowers will decrease to zero over the next four and a half years. Unsecured personal loans and subprime loans generally have higher delinquency and default rates than secured loans and prime loans. Subprime borrowers have lower collection rates and are subject to higher loss rates than prime borrowers. Subprime borrowers have historically been, and may in the future become, more likely to be affected, or more severely affected, by adverse macroeconomic conditions, particularly unemployment. If our borrowers default under an unsecured loan, we will bear a risk of loss of principal, which could adversely affect our cash flow from operations. Delinquency interrupts the flow of projected interest income from a loan, and default can ultimately lead to a loss. We attempt to manage these risks with risk-based loan pricing and appropriate management policies. However, we cannot assure you that such management policies will prevent delinquencies or defaults and, if such policies and methods are insufficient to control our delinquency and default risks and do not result in appropriate loan pricing, our business, financial condition, liquidity and results of operations could be harmed. If aspects of our business, including the quality of our borrowers, are significantly affected by economic changes or any other conditions in the future, we cannot be certain that our policies and procedures for underwriting, processing and servicing loans will adequately adapt to such changes. If we fail to adapt to changing economic conditions or other factors, or if such changes affect our borrowers’ capacity to repay their loans, our results of operations, financial condition and liquidity could be materially adversely affected.

If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

Our risk management efforts may not be effective.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future.

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We face strong competition for customers and may not succeed in implementing our business strategy.

Our business strategy depends on our ability to remain competitive. There is strong competition for customers from personal loan companies and other types of consumer lenders, including those that use the Internet as a medium for lending or as an advertising platform. Our competitors include:

●	large, publicly-traded, state-licensed personal loan companies such as SpringLeaf Holdings, and OneMain Financial, a subsidiary of CitiGroup;

●	peer-to-peer lending companies such as Lending Club and Prosper

●	recent startup state-licensed personal loan companies such as Avant Credit;

●	“brick and mortar” personal loan companies, including those that have implemented websites to facilitate online lending; and

●	payday lenders, tribal lenders and other online consumer loan companies.

Some of these competitors have been in business for a long time and have name recognition and an established customer base. Most of our competitors are larger and have greater financial and personnel resources. In order to compete profitably, we may need to reduce the rates we offer on loans, which may adversely affect our business, prospects, financial condition and results of operations. To remain competitive, we believe we must successfully implement our business strategy. Our success depends on, among other things:

●	having a large and increasing number of customers who use our loans for financing needs;

●	our ability to attract, hire and retain key personnel as our business grows;

●	our ability to secure additional capital as needed;

●	our ability to offer products and services with fewer employees than competitors;

●	the satisfaction of our customers with our customer service;

●	ease of use of our websites; and

●	our ability to provide a secure and stable technology platform for providing personal loans that provides us with reliable and effective operational, financial and information systems.

If we are unable to implement our business strategy, our business, prospects, financial condition and results of operations could be adversely affected.

We depend on third-party service providers for our core operations including online lending and loan servicing, and interruptions in or terminations of their services could materially impair the quality of our services.

We rely substantially upon third-party service providers for our core operations, including online web lending and marketing and vendors that provide systems that automate the servicing of our loan portfolios which allow us to increase the efficiency and accuracy of our operations. These systems include tracking and accounting of our loan portfolio as well as customer relationship management, collections, funds disbursement, security and reporting. This reliance may mean that we will not be able to resolve operational problems internally or on a timely basis, which could lead to customer dissatisfaction or long-term disruption of our operations. If these service arrangements are terminated for any reason without an immediately available substitute arrangement, our operations may be severely interrupted or delayed. If such interruption or delay were to continue for a substantial period of time, our business, prospects, financial condition and results of operations could be adversely affected.

If we lose the services of any of our key management personnel, our business could suffer.

Our future success significantly depends on the continued service and performance of our Chief Executive Officer, Paul Mathieson and our Chief Operating Officer, Carla Cholewinski. Competition for these employees is intense and we may not be able to attract and retain key personnel. We do not maintain any “key man” or other related insurance. The loss of the service of our Chief Executive Officer or our Chief Operating Officer, or the inability to attract additional qualified personnel as needed, could materially harm our business.

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We will incur increased costs as a result of being a public reporting company.

Once the registration statement, of which this prospectus forms a part, was declared effective by the SEC, we became a public reporting company. As a public reporting company, we will incur significant legal, accounting and other expenses that we did not incur as a non-reporting company, including costs associated with our SEC reporting requirements. We expect that the additional reporting and other obligations imposed on us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. Management estimates that compliance with the Exchange Act reporting requirements as a reporting company will cost in excess of $150,000 annually. Given our current financial resources, these additional compliance costs could have a material adverse impact on our financial position and ability to achieve profitable results. These increased costs will require us to divert money that we could otherwise use to expand our business and achieve our strategic objectives.

We operate in a highly competitive market, and we cannot ensure that the competitive pressures we face will not have a material adverse effect on our results of operations, financial condition and liquidity.

The consumer finance industry is highly competitive. Our success depends, in large part, on our ability to originate consumer loan receivables. We compete with other consumer finance companies as well as other types of financial institutions that offer similar products and services in originating loan receivables. Some of these competitors may have greater financial, technical and marketing resources than we possess. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us. While banks and credit card companies have decreased their lending to non-prime customers in recent years, there is no assurance that such lenders will not resume those lending activities. Further, because of increased regulatory pressure on payday lenders, many of those lenders are starting to make more traditional installment consumer loans in order to reduce regulatory scrutiny of their practices, which could increase competition in markets in which we operate.

Our business is subject to extensive regulation in the jurisdictions in which we conduct our business.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders such as us. These rules and regulations generally provide for licensing as a consumer lender, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending and leasing practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Service members Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

A material failure to comply with applicable laws and regulations could result in regulatory actions, lawsuits and damage to our reputation, which could have a material adverse effect on our results of operations, financial condition and liquidity.

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Our accountants have raised substantial doubt regarding our ability to continue as a going concern.

As noted in our consolidated financial statements, we had an accumulated stockholders’ deficit of approximately $9.28 million and recurring losses from operations as of December 31, 2014. We intend to fund operations through raising additional capital through debt financing and equity issuances and increased lending activities which may be insufficient to fund our capital expenditures, working capital or other cash requirements for the year ending December 31, 2015. We are continuing to seek additional funds to finance our immediate and long term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The audit report of Rose, Snyder & Jacobs LLP for the fiscal years ended December 31, 2014 and 2013 contain a paragraph that emphasizes the substantial doubt as to our continuance as a going concern. This is a significant risk that we may not be able to remain operational for an indefinite period of time.

Risks Relating to the Offering

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested shareholders. Further, our articles of incorporation authorizes the issuance of up to 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without shareholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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If the selling stockholders sell a substantial number of shares all at once or in large blocks, the market price of our shares would most likely decline.

The selling stockholders may offer and sell up to 17,808,191 shares of our common stock through this prospectus. As of the date of this prospectus, this represents approximately 76.9% of our outstanding common stock. Our common stock is presently quoted on the OTC Markets and any sale of shares at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. We cannot predict the effect, if any, that future sales of shares of our common stock into the market will have on the market price of our common stock. Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB tier of the OTC Markets. Trading in stock quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the New York Stock Exchange. Although we have applied to list our common stock on NASDAQ, there is no assurance that this application will be approved. If we do not meet NASDAQ’s minimum share price or other listing requirements, our listing application will not be approved by NASDAQ. These factors may result in investors having difficulty reselling any shares of our common stock.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and is likely to be highly volatile in the future because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

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The arbitrary offering price of the shares being offered by the selling stockholders pursuant to this prospectus may result in a loss of value of shares of our common stock.

The offering price of the shares bears no relation to book value, assets, earnings or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders. There can be no assurance that the shares will attain market values commensurate with the offering price.

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See “Principal and Selling Stockholders.”

DETERMINATION OF OFFERING PRICE

The shares being offered by the selling stockholders will be sold at a fixed price of $10.00 for the duration of this offering. The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders.

PLAN OF DISTRIBUTION

This prospectus relates to 17,808,191 shares of our common stock offered by the selling stockholders. The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

These shares shall be sold at a fixed price of $10.00 for the duration of this offering. The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The selling stockholders or any of their respective pledgees, donees, transferees or other successors-in-interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Before any such agent, or broker-dealer sells any of the shares that are the subject of this prospectus, a post-effective amendment to the registration statement of which this prospectus forms a part will be filed to name anyone receiving compensation for selling the shares before any sales take place. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a fixed price which may be below or above the then market price. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the respective selling stockholder. A selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

The selling stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If a selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

As of June 30, 2015, we had 1,000,000, 250,000 and 1,210,000 shares of Series A, Series F and Series G preferred stock, respectively, issued and outstanding, and no shares of Series H preferred stock issued and outstanding. Effective June 17, 2015, the Series B, Series C, Series D and Series E preferred stock were cancelled. Shares of Series A, Series F and Series G preferred stock accrue dividends at the rate of 12% per annum based on a stated value of $1.00 per preferred share and is paid monthly. Shares of Series H preferred stock accrue dividends at the rate of 10% per annum based on a stated value of $1.00 per preferred share and is paid quarterly.

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DESCRIPTION OF BUSINESS

Business Overview

We provide online unsecured $5,000 consumer loans under the consumer brand Mr. Amazing Loans via our website and online application portal at www.mramazingloans.com. We commenced business in 2010, opening our first office in Las Vegas, Nevada. We have since obtained additional state lending licenses and are currently licensed and originating direct consumer loans in the states of Arizona, California, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia. Loans are now provided to residents of these states via our online application and distribution network, with all loans originated, processed and serviced out of our centralized Las Vegas head office thereby eliminating the need for physical offices in the states where we are licensed to operate.

Our strategy is to address the market needs of underbanked consumers that tend to be ignored by mainstream institutional credit providers such as banks and credit unions, and charged excessive fees and interest by fringe lenders such as payday lenders. In the current global environment, we believe there is a substantial need and opportunity for the small personal loans we offer.

All of our personal loans are offered at prevailing statutory rates with fixed affordable repayments and no hidden fees or prepayment penalties. We conduct full underwriting on all applications including credit checks and review of bank statements to ensure customers have capacity to repay their loans, and have designed our loans to help customers reach a stronger financial position.

We plan to continue expanding our state coverage in 2015 by obtaining state lending licenses in 11 additional states, increasing our coverage to 25 states and approximately 250 million people. As soon as we receive new state licenses we will turn on our existing online marketing and distribution channels which we expect will generate immediate business at a customer acquisition cost within our desired budget.

As of the date of this prospectus, we have no operations in Australia, and have not provided any loans in Australia. However, in 2005, Mr. Mathieson, our Chief Executive Officer and a member of our Board of Directors, founded IEG in Sydney, Australia. IEG launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States via IEGC in 2010. From 2005 until 2012, Mr. Mathieson operated the Amazing Loans business through IEG in Australia. During that time, IEG lent approximately $48 million to over 11,500 borrowers in Australia. IEG ceased doing business in Australia in 2012.

Market

We operate in the consumer finance industry serving the large and growing population of consumers who have limited access to credit from banks, credit card companies and other lenders. According to the Federal Deposit Insurance Corporation, there were approximately 51 million adults living in under-banked households in the United States in 2011, and one quarter of United States households had used at least one alternative financial services product in the past year. According to the Center for Financial Services Innovation’s 2011 Underbanked Market Sizing Study, the underbanked marketplace generated approximately $78 billion in fee and interest revenue in 2011 from a volume of $682 billion in principal loaned, funds transacted, deposits held and services rendered. The underbanked marketplace encompasses close to two dozen products across personal loans, vehicle loans and leases, credit cards, home equity lines of credit and student loans, and in 2011 comprised over 68 million consumers.

Installment lending to non-prime consumers is one of the most highly fragmented sectors of the consumer finance industry. We are a state-licensed Internet-based personal loan company serving in the consumer installment lending industry. Our online lending platform provides the distribution network to efficiently address this growing market of consumers without the significant costs and overhead associated with an extensive branch network. We believe we are well positioned to capitalize on the significant growth and expansion opportunity created by the continued shift of consumers to online services, such as online banking and in our case online personal loans.

We are currently licensed and providing loans online to residents of Arizona, California, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia, with plans to continue to expand across the United States by acquiring additional state lending licenses. The following is a breakdown of our loan origination amounts in each licensed state for our current active loan portfolio as at June 30, 2015:

State	Origination Volume ($)	Current Principal ($)	Number of Loans
Arizona	606,000	541,707	125
California	0	0	0
Florida	1,718,000	1,582,409	349
Georgia	867,018	825,513	167
Illinois	980,000	927,676	190
Missouri	223,000	212,204	43
Nevada	959,000	853,091	199
New Jersey	1,007,000	946,018	185
New Mexico	5,000	4,983	1
Oregon	120,000	118,875	25
Pennsylvania	330,000	325,028	59
Texas	630,000	621,131	111
Utah	25,000	24,838	5
Virginia	656,000	622,678	121
	8,126,018	7,606,151	1,580

Note: California, New Mexico, Oregon, Pennsylvania and Utah are newly licensed states which went live in 2015.

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Business Strategy

Our business strategy is to lower the cost of providing consumer loans by leveraging our online lending platform and distribution network, while continuing to obtain additional state licenses to enable further loan book growth and portfolio diversification. Our strategy includes a number of key elements:

●	State-Licensed Model: Our state-licensed business model is a key element of our business strategy. We are currently licensed in Arizona, California, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia and plan to continue expanding across the United States by acquiring additional state lending licenses.

●	Online Distribution: We launched online lending and commenced online advertising in July 2013. Upon fulfillment of state regulatory requirements, we received approval from regulators in Arizona, California, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia to operate solely online in these states. This allows us to fully service all 14 states from our centralized Las Vegas headquarters, which we believe is a key competitive advantage over brick and mortar lenders.

●	Cost-Effective Customer Acquisition: Our customer acquisition costs have been reduced significantly since we launched online lending and marketing. While traditional forms of direct advertising such as radio and television typically resulted in a 10% to 15% acquisition cost, online search engine advertising has averaged 2% to 10%.

●	Continue to Grow Loan Book: Total cumulative loan originations as of June 30, 2015 have increased 3,733% to $9,084,023 since our June 30, 2013 total of $237,000. This growth in lending is attributable to launching online lending and joint venturing with a number of new marketing partners. We also plan to obtain an additional 11 state lending licenses by late 2015.

Competitive Strengths

We believe our competitive strengths are:

●	Large Market and Scope for Growth: Large personal and payday loan market in the United States of over $50 billion per annum presents opportunity for significant growth and expansion.

●	Proven Business Model: Our founder, Chairman and CEO, Paul Mathieson, established a similar business in Australia that lent approximately $48 million to over 11,500 customers which forms the foundation of our United States business model.

●	Regulation: We are fully compliant with state lending licenses in Arizona, California, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia, and are well positioned for current and future regulatory changes due to ongoing compliance and conservative business model.

●	Customer Proposition: Our unsecured $5,000 installment loans are all offered over five years and feature affordable weekly repayments. Rates range from 23.9% - 29.9% APR which make us a low cost alternative to payday loans which have an average APR of over 400%.

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●	Online Distribution: Special approval has been granted by the Arizona, California, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia regulators to operate our business without a physical office location in each state. As a result, we have closed offices in Arizona, Illinois and Florida and moved to full online loan distribution, enabling us to offer loans to residents in all 14 of our licensed states from our Las Vegas headquarters. We will apply for the same regulatory approval for our 11 additional planned states in 2015.

●	Customer Acquisition: We launched online advertising in July 2013 with positive results from search engine cost per click advertising and online lead generation resulting in a 3,733% increase in our loan book from June 30, 2013 to June 30, 2015. In addition, we engaged a number of new marketing partners in 2014 and 2015, including online lead generators and direct mail. All of these avenues provide opportunities for strong growth at low customer acquisition costs.

●	Barriers to Entry: We believe that state licensure acts as a barrier to entry into our segment of the consumer loan market. We are strongly positioned with approval to operate under 14 state licenses from one centralized head office, and potential competitors would be required to obtain these licenses in order to compete with us.

Products

We currently provide $5,000 online consumer loans unsecured over a five-year term with rates ranging from 23.9% to 29.9% annual percentage rate. Our current loan portfolio also includes loans remaining from our previous product offerings which were $2,000 to $10,000 loans unsecured over a three- to five-year term.

Our personal loan products are fully amortizing, fixed rate, unsecured installment loans and all loans are offered at prevailing statutory rates, with our standard loan product being a 29.9% interest rate and annual percentage rate, fully amortizing, five year unsecured personal loan. The variations from this standard loan product in certain states is due to individual state requirements and comply with our state lending licenses, for example Florida requires a blended rate which caps the maximum rate on a $5,000 loan at 24% and Texas requires a different blended rate which caps the maximum rate on a $5,000 loan at 28.01%.

The following is a breakdown of loan terms and interest rates for each currently licensed state:

State	APR $5,000 loan
Arizona	24.90%
California	29.90%
Florida	23.90%
Georgia	29.90%
Illinois	29.90%
Missouri	29.90%
Nevada	29.90%
New Jersey	29.90%
New Mexico	29.90%
Oregon	29.90%
Pennsylvania	29.90%
Texas	27.90%
Utah	29.90%
Virginia	29.90%

The following is an illustrative profile of our personal loans:

Loan Product	-	$5,000 loans
	-	5 years
	-	28.9% average APR
	-	Fixed rate, fully amortizing
	-	No hidden or additional fees
	-	No prepayment penalties

Loan Purpose	Loans available for any purpose. Common uses include:
	-	Debt consolidation
	-	Medical expenses
	-	Home improvements
	-	Auto repairs
	-	Major purchase
	-	Discretionary spending

Average Borrower Demographic	-	630-720 credit score
	-	$40,000 - $100,000 income
	-	25 -65 years old

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We commenced originating personal loans online in July 2013. Prior to that, we provided loans to customers via our branch network, which comprised one branch in each state as required by state licensing regulations. Our online loan origination platform now means that a qualifying customer can obtain a loan from us without having to come into a branch. We have maintained our full underwriting processes, identity verifications and fraud checks to ensure that online customers are verified to the same degree that customers were when they obtained a loan in a branch. Our new website and application portal was recently launched on www.mramazingloans.com and we expect this enhanced website with improved customer experience to be a key driver of customer conversions and loan book growth.

The following graphs depict our loan origination values and number of loans by month through July 2015:

The following table sets forth the minimum, maximum and average credit score, income and age of our current borrowers as of June 30, 2015:

Average Borrower Demographic of Current Loan Portfolio as at June 30, 2015

Demographic	Minimum	Maximum	Average
Credit Score	575	886	656
Income	$24,000	$273,396	$61,505
Age	22	84	44

Customer Acquisition

Since launching online lending in July 2013, our marketing efforts have been focused on online customer acquisition. We saw significant increases in loan applications and inquiries as a result of search engine advertising and commenced banner advertising, remarketing and search engine optimization in 2014. We have also engaged numerous online lead generators who provide personal loan leads on a daily basis. We are continuing to develop relationships with additional lead generation partners to drive further growth.

We plan to launch a customer referral program and merchant referral program in 2015 via our www.mramazingloans.com website. We will also supplement our online marketing efforts with traditional forms of advertising e.g. radio, television and direct mail offers to continue to drive further growth.

Loan Underwriting

Applicants apply online providing income, employment and banking information. The applicant is provided disclosures and privacy statements, and authorizes us to obtain a full credit report from Experian on the applicant and co-applicant and to verify employment prior to submitting the electronic application.

Once the application has been transmitted, a full credit report is obtained and the automated preliminary underwriting is completed based on stated income and expense data obtained from the credit report. The automated preliminary underwriting includes, but is not limited to, credit score, number of credit inquiries, outstanding unpaid collections, length of credit history, length of employment, internet protocol, or “IP,” address to verify location of applicant, and debt to income ratio.

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The second step in the underwriting process for those applicants that are conditionally approved based on stated income, credit score, number of credit inquires, outstanding unpaid collections, length of credit history and length of employments, IP address, is to validate the actual income (current pay invoices and prior year W-2) and to obtain 60-90 day read only statements from the applicant’s primary bank. During this process the pay invoices are reviewed for garnishments, hardship loans and other legal liens allowed on wages. Bank statements are transmitted electronically directly to underwriting to ensure the integrity of the information. This process allows the underwriter to review the money management of every applicant and to assess the ability to take on additional expense. It also provides the underwriter with additional debt not found on traditional credit reports such as payday loans, title loans and IRS payments that could affect the ability of the applicant to assume additional debt. If all conditions are met as it relates to money management, maximum debt to income, minimum length of employment, and satisfactory credit history the underwriter recommends final approval and request to draw documents.

The final step in the underwriting process is to present the completed file to the Chief Credit Officer for final approval and order to draw documents. File is reviewed for any exceptions to policy, compliance with the underwriting policies and to ensure the loan system is reflective of what has been presented by the underwriter. Applicant is then approved for a $5,000 loan based on income, ability to repay and credit strength. Rate and loan terms are fixed (fixed rate and fixed term can vary based on regulatory state maximums) as we do not utilize risk based variable pricing models eliminating the risk of discrimination and other compliance related issues.

The closing process is completed by contacting the applicant, communicating the lending decision and reviewing loan terms and conditions. Upon acceptance loan documents are emailed for electronic signature, and returned to the Company for final verifications, document review and funding.

Servicing

All of our loan servicing is handled in our centralized Las Vegas head office. All servicing and collection activity is conducted and documented using an industry standard loan service software system which handles and records all records and transactions of loan originations, loan servicing, collections and reporting.

Our primary third-party servicing arrangement is with CyberRidge, LLC, a company that licenses its consumer loan software to us. We use this software for our loan management system. We have a servicing agreement with CyberRidge, LLC which renews automatically unless either party notifies the other, at least 60 days prior to the end of the renewal term. We believe the risk of termination is low as we are a paying customer of CyberRidge, LLC and have maintained a positive working relationship since 2012. In the unlikely event that the agreement were terminated, we believe 60 days’ notice would be sufficient to find a suitable replacement with minimal disruption to our business.

Portfolio Ledger Stratification as at June 30, 2015

	Number	%	Current Unpaid Principal Balance	%
0 - 15 days	1,462	92.53	7,059,147	92.81%
16 - 30 days	22	1.39	89,089	1.17%
31 - 60 days	30	1.90	128,558	1.69%
61 - 90 days	24	1.52	125,340	1.65%
91 - 120 days	19	1.20	89,577	1.18%
121 - 184 days	23	1.46	114,440	1.50%
Total	1,580	100.00%	$7,606,151	100.00%

Past Due Loans

At June 30, 2015, we had 118 loans considered past due at 16+ days past due, representing 7.47% of the number of loans in our active portfolio.

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Loans in Collections

At June 30, 2015, we had 68 loans that were eligible for legal collection action (loans become eligible for legal collection action at 60 days past due), representing 4.50% of the number of loans in our active portfolio. Collections are handled in house and are not outsourced.

Default Rates

At June 30, 2015, we had 44 loans in default (default is defined as 90 days past due), representing 2.78% of the number of loans in our active portfolio.

Regulation

Consumer loans in the United States are regulated at both the federal and state level. National oversight is provided by the Federal Trade Commission, which enforces the following credit laws that protect consumers’ rights to get, use and maintain credit:

●	The Truth in Lending Act promotes the informed use of consumer credit, by requiring disclosures about its terms and cost to standardize the manner in which costs associated with borrowing are calculated and disclosed.

●	The Fair Credit Reporting Act promotes the accuracy and privacy of information in the files of the nation’s credit reporting companies. If a company denies an application, under the Fair Credit Reporting Act consumers have the right to the name and address of the credit reporting company they contacted, provided the denial was based on information given by the credit reporting company.

●	The Equal Opportunity Credit Act prohibits credit discrimination on the basis of sex, race, marital status, religion, national origin, age, or receipt of public assistance. Creditors may ask for this information (except religion) in certain situations, but they may not use it to discriminate against consumers when deciding whether to grant you credit.

●	The Fair Credit Billing Act and Electronic Fund Transfer Act establish procedures for resolving mistakes on credit billing and electronic fund transfer account statements.

●	The Fair Debt Collection Practices Act (the “FDCPA”) applies to personal, family, and household debts. The FDCPA prohibits debt collectors from engaging in unfair, deceptive, or abusive practices while collecting these debts.

Consumer loans are also regulated at State level, and the regulatory requirements vary between states. We are licensed in the following states:

●	Arizona (Consumer Lender License, No. CL0918180, which commenced on May 20, 2011)

●	California (Finance Lender License, No. 60 DBO 35873, which commenced on July 7, 2015)

●	Florida (Consumer Finance Company License, No. CF9900865, which commenced on August 29, 2011)

●	Georgia (Certificate of Authority, No. 14021183, which commenced on March 4, 2014)

●	Illinois (Consumer Instalment Loan License, No. CI3095, which commenced on April 13, 2011)

●	Missouri (Consumer Instalment Loan License, No. ###-##-####, which commenced on April 7, 2014)

●	Nevada (Installment Loan License, No. II22748, which commenced on June 15, 2010)

●	New Jersey (Consumer Lender License, No. L066960, which commenced on April 24, 2014)

●	New Mexico (Certificate of Authority, No. 5012554, which commenced on January 29, 2015

●	Oregon (Consumer Finance License, No. 0407-001-C, which commenced on January 8, 2015)

●	Pennsylvania (Consumer Lender License, No. 49269, which commenced on December 23, 2014)

●	Texas (Regulated Lender License, No. 1400031843-150319, which commenced on November 14, 2014)

●	Utah (Consumer Lender License which commenced on February 5, 2015)

●	Virginia (Certificate of Authority, No. CIS0368, which commenced on March 5, 2014)

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

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Competition

We operate in a highly competitive environment. Several personal consumer loan companies operate in the United States. Our competitors include:

●	large, publicly-traded, state-licensed personal loan companies,

●	peer-to-peer lending companies, such as Lending Club and Prosper,

●	recent startup state-licensed personal loan companies, such as Avant Credit,

●	“brick and mortar” personal loan companies, including those that have implemented websites to facilitate online lending, and

●	payday lenders, tribal lenders and other online consumer loan companies.

We believe we compete based on affordable repayment terms, favorable interest rates, significant financial resources and low overhead due to on-line distribution. We believe that in the future we will face increased competition from these companies as we expand our operations. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than us. No assurance can be given that increased competition will not have an adverse effect on our company.

Office Locations

Our executive offices, which also serve as our centralized operational headquarters and Nevada branch, are located at 6160 West Tropicana Ave, Suite E-13, Las Vegas, Nevada 89103. This facility occupies a total of approximately 2,125 square feet under a lease that expires in September 2016. Our annual rental for this facility is approximately $55,250, plus a proportionate share of operating expenses of approximately $12,112 annually. We believe this facility is adequate for our current and near term future needs due to our online strategy and our ability to operate 7 days a week with unrestricted hours of operation from this location.

We lease approximately 1,200 square feet in Chicago, Illinois under a lease expiring in July 2016. Our annual rental for this office is approximately $33,000 plus a proportionate share of operating expenses. We subleased this office in September 2014 for $19,200 annually and will continue to pay the remaining rent until expiration of the lease.

We lease approximately 1,400 square feet in Phoenix, Arizona under a lease expiring in April 2016. Our annual rental for this office is approximately $24,000, plus a proportionate share of operating expenses.

We lease approximately 4,024 square feet in West Palm Beach, Florida under a lease expiring in August 2016. Our annual rental for this office is approximately $96,000, plus a proportionate share of operating expenses.

We no longer use the offices located in Phoenix and West Palm Beach and we are currently attempting to sublease them.

Employees

As of August 20, 2015, we had seven full-time employees and six part-time employees. None of our employees is represented by a union.

Corporate History

We were organized as a Florida corporation on January 21, 1999, under the name Interact Technologies, Inc. (“Interact”). Interact was formed for the purpose of acquiring certain medical technology. On February 18, 1999, we changed our name to Fairhaven Technologies, Inc. (“Fairhaven”). Fairhaven’s business plan continued to involve the acquisition of certain medical technology. By June 1999, Fairhaven abandoned its business plan and had no operations until December 2001. On December 14, 2001, we changed our name to Ideal Accents, Inc. Ideal Accents, Inc. was engaged primarily in the business of accessorizing cars and trucks at the new vehicle dealer level. Ideal Accents, Inc. ceased operations in 2005. We changed our name to IEG Holdings Corporation in February 2013. Since March 2013, we have been engaged in the business of providing unsecured consumer loans ranging from $2,000 - $10,000 and offer loans online under the consumer brand “Mr. Amazing Loans”. Beginning in mid-2015, the Company changed its loan terms, such that it offers only $5,000 loans. The Company is headquartered in Las Vegas, Nevada and originates direct consumer loans in the states of Arizona, California, Florida, Georgia, Illinois, Missouri, New Jersey, New Mexico, Nevada, Oregon, Pennsylvania, Texas, Utah and Virginia via its website and online distribution network. The Company is a fully licensed consumer installment loan provider in the 14 states in which it operates and offers all loans within the prevailing statutory rates.

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We have three wholly owned subsidiaries, each of which is described below:

●	IEGC: Our subsidiary that holds our Australian rights to the Mr. Amazing Loans business.

●	IEC: Our U.S. operating entity that holds all state licenses, leases, employee contracts and other operating and administrative expenses.

●	SPV: A bankruptcy remote special purpose vehicle that holds the Company’s U.S. loan receivables.

In 2005, Mr. Mathieson, our Chief Executive Officer and a member of our Board of Directors, founded IEG in Sydney, Australia. IEG launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States via IEGC in 2010. From 2005 until 2012, Mr. Mathieson operated the Amazing Loans business through IEG in Australia. During that time, IEG lent approximately $48 million to over 11,500 borrowers in Australia. IEG ceased doing business in Australia in 2012. On January 28, 2013, IEGC entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole shareholder, IEG, and our company. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 2,724,471 shares of our common stock after giving effect to a 1-for-6 reverse stock split (also adjusted for the 1-for-100 reverse stock split that took effect June 17, 2015). On February 14, 2013, we filed the Amended Articles with the Secretary of State of Florida which had the effect of:

●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting the Reverse Stock Split pursuant to the terms of the Stock Exchange Agreement.

FINRA approved our Amended Articles on March 11, 2013.

On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 2,724,471 shares of our common stock after giving effect to the Reverse Stock Split whereby we acquired a 100% interest in IEGC. The stock exchange agreement between IEGC, IEG and the Company resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. The Company issued 908 shares of its common stock to the shareholders of IEG (IEG transferred its ownership in IEGC to its shareholders, which is why the shares were issued to the ultimate shareholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. We determined that IEGC was the accounting acquirer because of the following facts and circumstances:

1. After consummation of the transaction, the ultimate shareholders of IEGC own 99.1% of the outstanding shares of the Company;

2. The board of directors of the Company immediately after the transaction is comprised exclusively of former directors of IEGC; and

3. The operations of the Company immediately after the transaction are those of IEGC.

On May 1, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Nevada. The amendment was approved by FINRA, and became effective, on June 17, 2015. The articles of amendment effected (i) a 1-for-100 reverse stock split, and (ii) an increase in our authorized capital stock from 2,550,000,000 shares to 3,050,000,000 shares, of which 3,000,000,000 shares are common stock and 50,000,000 are preferred stock. No fractional shares were issued as a result of the reverse stock split. Rather, stockholders of fractional shares received a cash payment at a price equal to the closing price of our common stock as of the date of the reverse stock split.

During 2013, we issued 124,919 shares of our common stock at a price of $2.00 and $3.00 per share, and 6,642,991 shares at $0.50 per share in private placements to pre-merger existing stockholders of the Company.

Legal Proceedings

We are not a party to any pending or threatened litigation.

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MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Markets. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. From March 11, 2013 until June 9, 2015, our shares were quoted on the Pink Current Information tier of the OTC Markets. Since June 9, 2015, our shares have been quoted on the OTCQB tier of the OTC Markets under the symbol “IEGH.”

The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. As of June 17, 2015, we effected a 1-for-100 reverse stock split. All prices in the following table reflect post-reverse split prices.

Fiscal Year Ended December 31, 2013

	High	Low
Fiscal Quarter Ended:
March 31, 2013	$5.00	$2.00
June 30, 2013	$12.00	$2.00
September 30, 2013	$10.00	$10.00
December 31, 2013	$15.00	$10.00

Fiscal Year Ended December 31, 2014

	High	Low
Fiscal Quarter Ended:
March 31, 2014	$10.00	$10.00
June 30, 2014	$13.00	$10.00
September 30, 2014	$45.00	$10.00
December 31, 2014	$100.00	$19.00

On June 29, 2015, the closing price for our common stock on the OTC Markets was $27.50 per share with respect to an insignificant volume of shares.

The volume of shares traded on the OTC Markets was insignificant and therefore, does not represent a reliable indication of the fair market value of these shares. We sold shares of common stock in private placements during 2013 and 2014 at prices ranging from $0.50 per share to $3.00 per share.

Holders of Common Stock

As of June 30, 2015, there were approximately 1,818 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

We have no securities authorized for issuance under equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

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Overview

We are a consumer finance company providing responsible online personal loan products to customers in 14 states via our website and online application portal. We provide unsecured loans to individuals. Our $5,000 online personal loans range from 23.9%-29.9% APR and all are unsecured over a five-year term. We have a five-year track record of high quality origination, underwriting and servicing of personal loans to underbanked consumers. We leverage our experience and knowledge in the consumer finance industry to achieve a meaningful return on our investment in the loan portfolio.

We have the ability to finance our businesses from a diversified source of capital and funding, including financings in the capital markets. During 2014 and the first six months of 2015, we demonstrated the ability to attract capital markets funding for our core personal loans by completing private placements of common stock and preferred stock that generated over $10 million investment into the Company.

We operate in one business segment: Consumer Loans.

Six Months Ended June 30, 2015 Compared to Six Months Ended June 30, 2014

Interest Revenue

For the six months ended June 30, 2015, interest revenue increased to $777,739, compared to $93,459 for the six months ended June 30, 2014. This increase was due to the significant growth in our interest-earning loan book of consumer receivables. We expect our interest revenue to grow significantly in future periods as we continue to grow our loan book.

Other Revenue

For the six months ended June 30, 2015, other revenue increased to $19,323, compared to $1,213 for the six months ended June 30, 2014. Other revenue consisted of decline lead revenue, late/dishonor fees, rental income and other miscellaneous income, and the increase was attributable to increased decline lead revenue through improved decline lead monetization processes and rental income from the subleased Chicago office.

Salaries and Wages Expenses

For the six months ended June 30, 2015, salaries and wages expenses increased to $832,850, compared to $740,782 for the six months ended June 30, 2014. The increase was primarily attributable to hiring additional staff as required to manage growth in loan originations and servicing of our larger loan book.

Other Operating Expenses

For the six months ended June 30, 2015, other operating expenses increased to $576,280, compared to $386,937 for the six months ended June 30, 2014. The increase was attributable to the higher costs associated with a significantly higher volume of loan applications to process and larger loan book to service.

Consulting Fees

For the six months ended June 30, 2015, consulting fees increased to $622,813, compared to $589,068 for the six months ended June 30, 2014. The increase was primarily due to timing of one-off capital raising fees incurred.

Provision for Credit Losses

For the six months ended June 30, 2015, the provision for credit losses expense increased to $580,008, compared to $202,376 for the six months ended June 30, 2014. We carry a provision for credit losses which is estimated collectively based on our loan portfolio and general economic conditions. The increase in provision for credit losses from the same period in the prior year was due to the significantly larger loans receivable outstanding balance of $7,606,151 at June 30, 2015 compared to loans receivable outstanding of $1,822,475 at June 30, 2014.

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Advertising

For the six months ended June 30, 2015, advertising expenses increased to $315,624, compared to $145,752 for the six months ended June 30, 2014. This increase is attributable to the increase in customer acquisition costs incurred to grow the loan book, including online advertising, direct mail, and lead generation costs.

Rent Expense

For the six months ended June 30, 2015, rent expense increased to $130,603, compared to $122,785 for the six months ended June 30, 2014. The increase in rent is due to one-off other occupancy costs which were included in rent expense, including relocation expenses.

Travel, Meals and Entertainment

For the six months ended June 30, 2015, travel, meals and entertainment expenses decreased to $75,910, compared to $255,350 for the six months ended June 30, 2014. Travel, meals and entertainment expenses include corporate travel for meetings and investor presentations, as well as other investor related expenses. The decrease is attributable to a number of prior year expenses being submitted and reimbursed at June 30, 2014.

Depreciation and Amortization

For the six months ended June 30, 2015, depreciation and amortization marginally increased to $8,015, compared to $7,784 for the six months ended June 30, 2014. The minimal movement was in line with expectations.

Interest Expense

For the six months ended June 30, 2015, interest expense increased to $474,227, compared to $233,695 for the six months ended June 30, 2014. The increase is due to interest paid on working capital loans and preferred stock deposits.

Three Months Ended June 30, 2015 Compared to Three Months Ended June 30, 2014

Interest Revenue

For the three months ended June 30, 2015, interest revenue increased to $438,263, compared to $60,266 for the three months ended June 30, 2014. This increase due to the significant growth in our interest-earning loan book of consumer receivables. We expect our interest revenue to grow significantly in future periods as we continue to grow our loan book.

Other Revenue

For the three months ended June 30, 2015, other revenue increased to $18,463, compared to $590 for the three months ended June 30, 2014. Other revenue consisted of decline lead revenue, late/dishonor fees, rental income and other miscellaneous income, and the increase was attributable to increased decline lead revenue through improved decline lead monetization processes and rental income from the subleased Chicago office.

Salaries and Wages Expenses

For the three months ended June 30, 2015, salaries and wages expenses increased to $407,624, compared to $389,153 for the three months ended June 30, 2014. The increase was primarily attributable to hiring additional staff as required to manage growth in loan originations and servicing of our larger loan book.

Other Operating Expenses

For the three months ended June 30, 2015, other operating expenses increased to $352,185, compared to $259,614 for the three months ended June 30, 2014. The increase was attributable to the higher costs associated with a significantly higher volume of loan applications to process and larger loan book to service.

Consulting Fees

For the three months ended June 30, 2015, consulting fees decreased to $445,849, compared to $492,978 for the three months ended June 30, 2014. The decrease was attributable to timing of one-off capital raising fees incurred.

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Provision for Credit Losses

For the three months ended June 30, 2015, the provision for credit losses expense increased to $428,604, compared to $176,425 for the three months ended June 30, 2014. We carry a provision for credit losses which is estimated collectively based on our loan portfolio and general economic conditions. The increase in provision for credit losses from prior year was due to the significantly larger loans receivable outstanding balance of $7,606,151 at June 30, 2015 compared to loans receivable outstanding of $1,822,475 at June 30, 2014.

Advertising

For the three months ended June 30, 2015, advertising expenses increased to $225,645, compared to $94,057 for the three months ended June 30, 2014. The increase was attributable to the increase in customer acquisition costs incurred to grow the loan book, including online advertising, direct mail, and lead generation costs.

Rent Expense

For the three months ended June 30, 2015, rent expense marginally increased to $57,100, compared to $56,461 for the three months ended June 30, 2014. The minimal movement was in line with expectations.

Travel, Meals and Entertainment

For the three months ended June 30, 2015, travel, meals and entertainment expenses decreased to $47,121, compared to $233,340 for the three months ended June 30, 2014. Travel, meals and entertainment expenses include corporate travel for meetings and investor presentations, as well as other investor related expenses. The decrease is attributable to a number of prior year expenses being submitted and reimbursed at June 30, 2014.

Depreciation and Amortization

For the three months ended June 30, 2015, depreciation and amortization marginally increased to $4,192, compared to $3,892 for the three months ended June 30, 2014. The minimal movement was in line with expectations.

Interest Expense

For the three months ended June 30, 2015, interest expense increased to $333,108, compared to $89,731 for the three months ended June 30, 2014. The increase is due to interest paid on working capital loans and preferred stock deposits.

Year Ended December 31, 2014 Compared to the Year Ended December 31, 2013

Interest Revenue

For the year ended December 31, 2014, interest revenue increased to $521,018, compared to $56,585 for the year ended December 31, 2013. This increase was due to the significant growth in our interest-earning loan book of consumer receivables. We expect our interest revenue to grow significantly in future periods as we continue to grow our loan book.

Other Revenue

For the year ended December 31, 2014, other revenue increased to $8,207, compared to $6,364 for the year ended December 31, 2013. Other revenue consisted of application fees, late/dishonor fees, prepayment penalties, and other miscellaneous income in 2013, and late/dishonor fees, decline lead revenue and other miscellaneous income in 2014. Although we ceased charging application fees and prepayment penalties in November 2013, other revenue has increased in 2014 due to decline lead revenue, which we started generating via several new marketing partners in mid-2014 and expect to continue to grow in future periods.

Salaries and Wages Expenses

For the year ended December 31, 2014, salaries and wages expenses increased to $1,889,136, compared to $1,345,243 for the year ended December 31, 2013. The increase was primarily attributable to the additional $300,000 in total compensation paid to our Chief Executive Officer in 2014, as well as hiring additional staff in 2014 as required to manage growth in loan originations and servicing of our larger loan book.

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Other Operating Expenses

For the year ended December 31, 2014, other operating expenses increased to $1,074,409, compared to $513,917 for the year ended December 31, 2013. The increase was attributable to the higher costs associated with a significantly higher volume of loan applications to process and larger loan book to service.

Consulting Fees

For the year ended December 31, 2014, consulting fees increased to $871,228, compared to $422,771 for the year ended December 31, 2013. The increase was primarily due to one-off capital raising fees resulting from the significant capital raised during the period for common and preferred shares, including multiple investor presentations and the extensive work involved in handling queries from over 500 individual investors.

Provision for Credit Losses

For the year ended December 31, 2014, the provision for credit losses increased to $614,684, compared to $63,573 for the year ended December 31, 2013. We carry a provision for credit losses which is estimated collectively based on our loan portfolio and general economic conditions. The increase in provision for credit losses from prior year was due to the significantly larger loans receivable outstanding balance of $4,913,279 at December 31, 2014 compared to loans receivable outstanding of $487,432 at December 31, 2013.

Advertising

For the year ended December 31, 2014, advertising expenses increased to $290,315, compared to $77,380 for the year ended December 31, 2013. This increase is attributable to the significant increase in customer acquisition costs incurred to grow the loan book, including online advertising, direct mail, and lead generation costs.

Rent Expense

For the year ended December 31, 2014, rent expense decreased to $250,744, compared to $290,985 for the year ended December 31, 2013. The reduction in rent is due to our disused Illinois office being subleased in 2014. We expect rental expense to reduce further in future periods as we are able to sublease our remaining disused offices in Florida and Arizona and as leases expire.

Travel, Meals and Entertainment

For the year ended December 31, 2014, travel, meals and entertainment expenses increased to $376,101, compared to $95,505 for the year ended December 31, 2013. Travel, meals and entertainment expenses include corporate travel for meetings and investor presentations, as well as other investor related expenses. The increase is attributable to costs incurred for multiple capital raisings in 2014, as well as allowing a number of older staff travel expenses to be submitted for reimbursement in 2014.

Depreciation and Amortization

For the year ended December 31, 2014, depreciation and amortization decreased to $15,054, compared to $36,885 for the year ended December 31, 2013. This decrease was due to reduced value of assets and intangible assets with minimal additions during the period.

Startup Costs

Startup costs were $0 for the year ended December 31, 2014, whereas for the year ended December 31, 2013 we incurred one-off startup costs of $1,500,000 for the purchase of Australian rights to conduct business throughout Australia.

Interest Expense

For the year ended December 31, 2014, interest expense increased to $558,257, compared to $195,895 for the year ended December 31, 2013. This increase was attributable to increased interest cost for the BFG Loan Holdings, LLC $10 million revolving debt facility, interest paid on working capital loans, and interest paid on deposits on preferred stock.

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Financial Position

Cash and Cash Equivalents

We had cash and cash equivalents of $933,620 as of June 30, 2015, compared to $433,712 as of December 31, 2014. The increase was due to timing of cash received from deposits on preferred shares.

Loans Receivable

We had net loan receivables of $6,682,004 as of June 30, 2015, as compared to $4,316,316 as of December 31, 2014. The increase was due to our continued growth in loan originations.

Other Receivables

We had other receivables of $105,596 as of June 30, 2015, as compared to $25,882 as of December 31, 2014. Other receivables comprised outstanding invoices for decline lead revenue due from marketing partners and accrued interest receivable on our consumer loans at June 30, 2015. The increase in other receivables is primarily due to the increase in accrued interest receivable due to our significantly larger loan book.

Property and Equipment

We had net property and equipment of $47,202 as of June 30, 2015 as compared to $36,100 as of December 31, 2014. The minimal movement was in line with expectations.

Loan Costs

Our net loan costs decreased from $77,781 as of December 31, 2014 to $50,937 as of June 30, 2015 due to amortization of capitalized loan costs.

Accounts Payable and Accrued Expenses

We had accounts payable and accrued expenses of $172,932 as of June 30, 2015, compared to $172,139 as of December 31, 2014. The minimal movement was in line with expectations.

CEO Accrued Wages

We had CEO accrued wages of $0 as of June 30, 2015, compared to $106,588 as of December 31, 2014. The reduction in accrued wages is due to CEO wages being paid in full in the current period and so no accrual required.

Senior Debt

We had senior debt of $2,230,000 as of June 30, 2015 and December 31, 2014. This senior debt comprises advances from our $10 million revolving facility. This credit facility was converted into a term loan in July 2015 and will be repaid through June, 2016.

Financial Condition, Liquidity and Capital Resources

We continue to incur operating expenses in excess of net revenue and will require capital infusions to sustain our operations until operating results improve. We may not be able to obtain such capital in a timely manner and as a result may incur liquidity imbalances.

Liquidity and Capital Resources

We used cash in operations of $2,109,101 during the six months ended June 30, 2015, compared to $2,140,211 during the six months ended June 30, 2014, and this increase is in line with expectations due to the continued growth or our loan book and associated higher operating expenses. We used net cash from investing activities of $2,964,813 during the six months ended June 30, 2015, compared to $1,370,007 during the six months ended June 30, 2014. The increase in cash used in investing activities is primarily due to an increase in loans receivable originated.

We were provided $5,573,822 of net cash from financing activities during the six months ended June 30, 2015, compared to $3,572,176 during the same period in 2014. The increase is attributable to proceeds from preferred stock of $5,687,714 received in the six months ended June 30, 2015.

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At June 30, 2015, we had cash on hand of $933,620, which is not sufficient to meet our operating needs for the next 12 months. We plan to continue to raise the required capital to meet our operating needs via equity, preferred stock, and debt capital raisings. The Company also has to repay its senior debt, using 100% of the proceeds from consumer loans. The senior debt matures on June 1, 2016. Substantially all of the Company’s assets are pledged as collateral for borrowings under the revolving credit agreement.

The credit facility is also subject to a net profit interest under which the Company will pay BFG Loan Holdings, LLC, 20% of its subsidiary IEC SPV, LLC’s “Net Profit” until 10 years from the date the loan is repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of an approved Refinance Event, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. If the Refinance event shall be approved by BFG Loan Holdings, LLC and occur as set forth in the agreement, the net profit percentage shall be reduced to 10%. The Net Profit arrangement can be terminated by the Company upon a payment of $3,000,000. Net profit interest for the six months ended June 30, 2015 and June 30, 2014 was $53,111 and $0 respectively.

Off-Balance Sheet Arrangements

As of June 30, 2015, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. It also has to repay its senior debt, using 100% of the proceeds from the consumer loans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to seek additional capital sufficient to continue operations through January 2017. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Loans Receivable and Interest Income

The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 60 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At June 30, 2015, 68 loans with a total balance of $339,056 were delinquent.

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Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies and industry index. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 90 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Earnings and loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive.

Fair Value of Financial Instruments

Carrying amounts reported in the consolidated balance sheets for receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

Recent Accounting Pronouncements

The recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

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APPOINTMENT OF AUDITOR

Prior to engaging Rose, Snyder & Jacobs LLP as our independent registered public accounting firm, we did not, and our predecessor did not, have an independent registered public accounting firm to audit our or our predecessor’s financial statements.

On February 21, 2013, our board of directors appointed Rose, Snyder & Jacobs LLP as our independent registered public accounting firm. Rose, Snyder & Jacobs LLP audited our financial statements for the fiscal years ended December 31, 2014 and 2013 and has been engaged as our independent registered public accounting firm for our fiscal year ending December 31, 2015. During our two most recent fiscal years and through the date of Rose, Snyder & Jacobs LLP’s appointment, we did not consult with Rose, Snyder & Jacobs LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus. Our directors are typically elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position(s)
Paul Mathieson	40	Chief Executive Officer & Director
Carla Cholewinski	62	Chief Operating Officer and Chief Credit Officer
Matthew I. Banks	39	Director
Ian M. Gilmour	69	Director
Harold A. Hansen	67	Director

Biographical information concerning the directors and executive officers listed above is set forth below.

Paul Mathieson. Mr. Mathieson has served as the Chief Executive Officer and member of our board of directors since 2012 and a member of the board of directors of our subsidiary since 2009. In 2005, Mr. Mathieson founded IEG Holdings Limited in Sydney, Australia which launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States via IEGC in 2010. In recognition of IEG Holdings Limited’s success, Mr. Mathieson was awarded Ernst & Young’s 2007 Australian Young Entrepreneur of the Year (Eastern Region). Mr. Mathieson has over 20 years finance industry experience in lending, funds management, stock market research and investment banking. His career has included positions as Financial Analyst/Institutional Dealer with Daiwa Securities from 1995 to 1995, Head of Research for Hogan & Partners from 1995 to 2000, and Stockbroker and Investment Banking Associate with ING Barings from 2000 to 2001. In addition, from 2002 to 2010, Mr. Mathieson was the Founder and Managing Director of IE Portfolio Warrants, a funds management business that offered high return and leveraged structured Australian equities products. Mr. Mathieson received a Bachelor of Commerce from Bond University, Queensland, Australia in 1994 and a Master’s Degree of Applied Finance from Macquarie University, New South Wales, Australia in 2000.

Carla Cholewinski. Ms. Cholewinski has served as our Chief Operating Officer since 2008 and has over 37 years’ experience in the finance industry including banking, credit union management, regulatory oversight, debt securitization and underwriting. Her career has included positions as Vice President and Branch Manager at Glendale Federal Bank from 1976 to 1986, Vice President and District Sales and Lending Manager with California Federal Bank from 1986 to 1992, Mortgage Banker with First Choice Financial Services from 1992 to 1995, Corporate Vice President of Lending and Collections with WesStar Credit Union from 1995 to 1999, Chief Lending Officer for American Corp & Funding from 1999 to 2000, Chief Credit Officer for Security State Savings Bank from 2000 to 2004, and Chief Credit Officer for Fifth Street Bank from 2004 to 2008. Since 2008, Ms. Cholewinski has served as our Chief Operating Officer and Chief Credit Officer and has utilized her extensive finance, banking and regulatory experience to grow the business from initial launch to our current level of operations.

Matthew I. Banks. Mr. Banks has served as a member of our board of directors since his appointment in January 2015. Mr. Banks has been a finance broker with Quantum Business Finance, an asset finance business, since 2010, and has been a founding director of Rumble Resources, a junior mining company, since 2011. In 2000, Mr. Banks founded ECG, a sports marketing company in Melbourne, Australia. He served as a director of ECG from 2000 to 2010.

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Ian M. Gilmour. Mr. Gilmour was appointed as a member of our board of directors in January 2015. Mr. Gilmour has served as a director and company secretary for AQRB Pty Ltd. (formerly known as Audit Quality Review Board Limited), a company which provided reports on the independence and quality reviews of the four large audit firms in Australia (now dormant), since 2005, and for Gilmour & Co. Pty Ltd., a private company providing company secretarial and Director services through Mr. Gilmour), since June 2003. In addition, Mr. Gilmour has served as part-time company secretary for RedHill Education Limited, a company providing certain education courses and services, since 2011, for Property Exchange Australia Limited, a company formed to develop and run an electronic platform for property transactions in Australia, since 2010, for Optalert Holdings Pty Ltd., a company established to develop and sell a drowsiness detection product, since 2013 and for Sydney Institute of Marine Science, a company owned by four Sydney universities which conducts marine research and education primarily focused on Sydney Harbour, since 2013. Mr. Gilmour previously served as a part-time corporate secretary for Benthic Geotech Pty Ltd., a mining services company, and for Fluorotechnics Limited, a research company in the biotech sector, until 2012. Mr. Gilmour was an auditor for Coopers & Lybrand (now PricewaterhouseCoopers) from 1965 to 1975.

Harold A. Hansen. Mr. Hansen was appointed as a member of our board of directors in January 2015. Mr. Hansen was appointed a certified public accountant in 1971 and was the managing partner in an accounting firm for over 40 years. He served as a part-time director and consultant for Hansens Accountants after 2010 and as a part-time director and company secretary for R & H Nominees Pty Ltd., a trustee company, since 1975.

There are no family relationships between any of the executive officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Director Qualifications

Mr. Mathieson was appointed to our board in March 2013 following the reverse merger with IEGC described in this prospectus. Given his role in the founding and/or operations of IEGC, we believe he remains a good fit for our current needs. Mr. Mathieson has significant operational experience in our industry and brings both a practical understanding of the industry and as well as hands-on experience in our business sector to our board and a greater understanding of certain of the challenges we face in executing our growth strategy.

Our board believes that Mr. Banks’ qualifications to serve on our board include extensive experience in investing, consulting and management.

Mr. Gilmour brings significant business, management and accounting experience to the board through his various positions as corporate secretary, as well as his experience as an auditor. We expect that his experience and perspective will be beneficial to the board, and his knowledge of accounting and financial reporting processes will assist the Company’s directors in understanding and overseeing the Company’s financial reporting and internal controls.

Mr. Hansen brings financial expertise to our board of directors. We expect that Mr. Hansen’s knowledge of accounting and financial reporting processes will assist our directors in understanding, advising and overseeing our financing and investing activities, financial reporting and internal control of such activities.

Board of Directors and Board Committees

Our board has established the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of the audit committee, the compensation committee and the nominating and corporate governance committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board.

The majority of our board members are independent. The board has determined that each of Messrs. Banks, Gilmour and Hansen is an independent director pursuant to the requirements of Nasdaq, and each of the members of the audit committee satisfies the additional conditions for independence for audit committee members required by Nasdaq. In addition, each of the members of the compensation committee satisfies the additional conditions for independence for compensation committee members required by Nasdaq.

Audit Committee

Messrs. Banks, Gilmour and Hansen, each an independent director, serve on our audit committee. Mr. Gilmour is the chair of the audit committee. The primary role of the audit committee is to oversee the financial reporting and disclosure process. The board has determined that Mr. Hansen qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

Compensation Committee

Messrs. Banks and Hansen, each an independent director, serve on our compensation committee. Mr. Hansen is the chair of the compensation committee. The committee is responsible for carrying out the responsibilities delegated by the board relating to review and determination of executive compensation. Each member of the committee is independent, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code.

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Nominating and Corporate Governance Committee

Messrs. Banks, Gilmour and Hansen, each an independent director, serve on our nominating committee. Mr. Banks is the chair of this committee. The committee is responsible for carrying out the responsibilities delegated by the board relating to our director nominations process, developing and maintaining our corporate governance policies and any related matters required by federal securities laws.

Our nominating and corporate governance committee will consider any director candidates recommended by our shareholders. We do not have a policy regarding the minimum qualifications for director candidates, including candidates recommended by shareholders, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our board of directors. Given our relative size, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our board will consider the professional and/or educational background of any nominee with a view toward how this person might bring a different viewpoint or experience to our board.

Board Oversight in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including liquidity risk, operational risk, strategic risk and reputation risk. Our Chief Executive Officer also serves as one of our directors and we do not have a lead director. In the context of risk oversight, at the present stage of our operations we believe that our selection of one person to serve in both positions provides the board with additional perspective which combines the operational experience of a member of management with the oversight focus of a member of the board. The business and operations of our company are managed by our board as a whole, including oversight of various risks that our company faces.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to our board of directors, our executive officers and our employees. A copy of the Code of Ethics and Business Conduct is available on our corporate website at www.investmentevolution.com, and any amendments to the Code of Ethics and Business Conduct or any waivers of its requirement related to certain matters, will be disclosed on our website and reported to the SEC, as may be required.

Director Compensation

Historically, our directors have not received compensation for their service. In connection with this offering, we adopted a new director compensation program pursuant to which each of our non-employee directors will receive an annual cash retainer of $30,000. Our corporate governance committee reviews and makes recommendations to the board regarding compensation of directors, including equity-based plans. We reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us, including IEGH, in the past two fiscal years for:

●	our principal executive officer or other individual serving in a similar capacity,

●	our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2014 as that term is defined under Rule 3b-7 of the Exchange Act, and

●	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2014.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

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2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Paul Mathieson,	2014	300,000	(1)	1,000,000	(1)	0	0	0	0	0	1,300,000
Chief Executive Officer (2)	2013	1,000,000	(3)	0		0	0	0	0	0	1,000,000

Carla Cholewinski,	2014	210,000		10,000		0	0	0	0	0	220,000
Chief Operating Officer and Chief Credit Officer	2013	200,000		10,000		0	0	0	0	0	210,000

(1)	In 2014, Mr. Mathieson agreed to defer receipt of a portion of his earned salary and bonus, if any. No interest was accrued or due on the deferred salary. The largest amount owed to Mr. Mathieson by us during 2014 was $522,415 as of June 30, 2014. Such amount represents (i) deferred salary, (ii) reimbursement amounts owed by us to Mr. Mathieson for certain business expenses incurred by Mr. Mathieson, and (iii) the dividend declared by us in 2014 on shares of Series A preferred stock owned by Mr. Mathieson, but not paid to Mr. Mathieson. On March 31, 2014, Mr. Mathieson purchased 1,000,000 shares of Series A preferred stock from us for an aggregate purchase price of $1,000,000. The full amount of the purchase price was offset by reimbursement amounts owed by us to Mr. Mathieson and the deferred salary owed to Mr. Mathieson by us. In addition, on June 30, 2014, Mr. Mathieson purchased 2,000,000 shares of common stock from us for an aggregate purchase price of $1,000,000. The full amount of the purchase price was offset by reimbursement amounts owed by us to Mr. Mathieson, the deferred salary owed to Mr. Mathieson by us, and the Series A preferred stock dividend owed by us to Mr. Mathieson. As of December 31, 2014, $113,799.93 in deferred salary and business expense reimbursement was due and owing to Mr. Mathieson. No deferred salary or reimbursement amounts were due and owing to Mr. Mathieson as of June 30, 2015.

(2)	Mr. Mathieson was appointed our Chief Executive Officer in March 2013.

(3)	In 2013, Mr. Mathieson agreed to defer receipt of a portion of his earned salary. No interest was accrued or due on the deferred salary. The largest amount owed to Mr. Mathieson by us during 2013 was $1,640,672 as of June 30, 2013. Such amount represents (i) deferred salary, and (ii) reimbursement amounts owed by us to Mr. Mathieson for certain business expenses incurred by Mr. Mathieson. On June 30, 2013, Mr. Mathieson purchased 2,084,941 shares of common stock from us for an aggregate purchase price of $1,042,471. The full amount of the purchase price was offset by reimbursement amounts owed by us to Mr. Mathieson and the deferred salary owed to Mr. Mathieson by us. As of December 31, 2013, no deferred salary was due and owing to Mr. Mathieson.

Compensation of Management

We have not entered into employment agreements with any of our executive officers. As business develops, we may enter into employment arrangements with our management personnel, on such terms as determined by our board of directors.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2014:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Paul Mathieson	0	0	0	0	0	0	0	0	0
Carla Cholewinski	0	0	0	0	0	0	0	0	0

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Limitation on Liability

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

●	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

●	deriving an improper personal benefit from a transaction,

●	voting for or assenting to an unlawful distribution, and

●	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective June 30, 2013, the Company entered into a Rights Sales Agreement, under which the Company acquired the Australian rights to conduct business throughout Australia, from IEG Holdings Limited ACN 131 987 838, its parent (until its shares were distributed to the ultimate shareholders of IEG Holdings Limited ACN 131 987 838). The purchase price for the Rights Sales Agreement was $1,500,000 which was paid as follows:

Paid through advances to (payments to third parties made on behalf of) IEG Holdings Limited ACN 131 987 838	$1,074,937
Offset amounts owed from Company shareholders who are also creditors of IEG Holdings Limited ACN 131 987 838	$425,063

The amounts owed from Company shareholders who are also creditors of IEG Holdings Limited ACN 131 987 838 relate to unpaid consulting fees. Such shareholders are Damien Mathieson, a former member of our board of directors and a selling stockholder in this offering, Fenwick Corporation Pty Ltd. (“Fenwick”) and POTB Pty Ltd (“POTB”). Fenwick is the trustee for Fenwick Investment A/C. Clem Tacca, who is a selling stockholder in this offering, is the director of Fenwick and the beneficial owner of Fenwick Investment A/C. POTB is the trustee for Muda Jake Trust. Judith Patricia Willoughby and Wayne Robert Willoughby, who are selling stockholders in this offering, are beneficial owners of the Muda Jake Trust.

On January 28, 2013, IEGC entered into the Stock Exchange Agreement among IEGC, its sole shareholder IEG, and our company. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 2,722,271 shares of our common stock after giving effect to a 1-for-6 reverse stock split (also adjusted for the 1-for-100 reverse stock split that took effect June 17, 2015). On February 14, 2013, we filed the Amended Articles with the Secretary of State of Florida which had the effect of:

●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting the Reverse Stock Split pursuant to the terms of the Stock Exchange Agreement.

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FINRA approved our Amended Articles on March 11, 2013.

On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 2,724,471 shares of our common stock after giving effect to the Reverse Stock Split whereby we acquired a 100% interest in IEGC. The stock exchange agreement between IEGC, IEG and the Company resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. The Company issued 908 shares of its common stock to the shareholders of IEG (IEG transferred its ownership in IEGC to its shareholders, which is why the shares were issued to the ultimate shareholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. See “Description of Business-Corporate History.”

PRINCIPAL AND SELLING STOCKHOLDERS

At June 30, 2015, we had 23,155,223 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2015, and as adjusted to reflect the sale of common stock offered by the selling stockholders in this offering, for:

●	each of our named executive officers,

●	each of our directors,

●	all of our directors and executive officers as a group,

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, and

●	all selling stockholders.

Information on beneficial ownership of securities is based upon a record list of our shareholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder, and no entity listed in the footnotes to the table below, is a broker-dealer or an affiliate of a broker-dealer.

All of the securities owned by the selling security holders may be offered hereby. The selling security holders may sell some or all of the securities owned by them, and there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities. The table below assumes that the selling stockholders sell all of the shares offered for sale. The business address of each person listed is in care of IEG Holdings Corporation, 6160 West Tropicana Ave, Suite E-13, Las Vegas, NV 89103.

37

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
Named Executive Officers and Directors:
PAUL MATHIESON	4,779,921	20.64%	0	4,779,921	20.64%
CARLA CHOLEWINSKI	0	0.00%	0	0	0.00%
MATTHEW I. BANKS	0	0.00%	0	0	0.00%
IAN M. GILMOUR (1)	101,683	0.44%	101,683	0	0.00%
HAROLD A. HANSEN (2)	105,647	0.46%	105,647	0	0.00%
All executive officers and directors as a group (5 persons)	4,987,251	21.54%	207,330	4,779,921	20.64%
Other 5% Holders:
JUDITH PATRICIA WILLOUGHBY & WAYNE ROBERT WILLOUGHBY (3)	2,106,737	9.10%	2,106,737	0	0.00%
CLEM TACCA (4)	1,744,867	7.54%	1,744,867	0	0.00%
AARON ANDREW BLISS	4,441	0.02%	4,441	0	0.00%
ADAM BLUME	14,037	0.06%	14,037	0	0.00%
ADAM MALONEY	14	0.00%	14	0	0.00%
ADRIAN PETER COMMONS	11	0.00%	11	0	0.00%
ADRIAN WYBORN	18	0.00%	18	0	0.00%
ALAN BURNS	190	0.00%	190	0	0.00%
ALAN BURNS	7	0.00%	7	0	0.00%
ALAN GEOFFREY HARTLAND & ELEANOR JOYCE HARTLAND (5)	7,558	0.03%	7,558	0	0.00%
ALAN GILLESPIE	3,049	0.01%	3,049	0	0.00%
ALAN GILLESPIE	3,032	0.01%	3,032	0	0.00%
ALAN LAMB & SANDRA GIVENS (6)	29,878	0.13%	29,878	0	0.00%
ALAN THYNNE & JUDITH THYNNE (7)	12	0.00%	12	0	0.00%
ALAN YOUNG	196	0.00%	196	0	0.00%
ALBERT ANTHONY MACRI	980	0.00%	980	0	0.00%
ALBERT ANTHONY MACRI & EST JANICE VERA MACRI	306	0.00%	306	0	0.00%
ALDO SACCO (8)	32,066	0.14%	32,066	0	0.00%
ALEX CAPOVILLA	14,858	0.06%	14,858	0	0.00%
ALEXANDER K ROLLEY & LANA T ROLLEY (9)	13,222	0.06%	13,222	0	0.00%
ALEXANDER THOMAS COCKBURN-CAMPBELL & KERRY ANNE COCKBURN-CAMPBELL	1,800	0.01%	1,800	0	0.00%
ALEXANDRA KATE WOOD	4,292	0.02%	4,292	0	0.00%
ALFRED AZZOPARDI	59	0.00%	59	0	0.00%
ALICIA BREAMER KEALL (10)	7,368	0.03%	7,368	0	0.00%
ALISTAIR LEGGE	147	0.00%	147	0	0.00%
ALLAN DAVID SUTHERLAND & DULCIE MAE SUTHERLAND	102	0.00%	102	0	0.00%
ALLEN CHARLES BRITTIAN	183	0.00%	183	0	0.00%
ALLISON MARY FRIAR & RICHARD KEITH FRIAR	2	0.00%	2	0	0.00%

38

ALWYN DYER & KERRYN J DYER	10,000	0.04%	10,000	0	0.00%
ALWYN REGINALD DYER & KERRYN JEAN DYER (11)	14,170	0.06%	14,170	0	0.00%
AMANDA HARGREAVES	23,247	0.10%	23,247	0	0.00%
AMANDA MAREE JAMES	4,000	0.02%	4,000	0	0.00%
AMBER CORRIGAN	615	0.00%	615	0	0.00%
ANDRE PAUL	1	0.00%	1	0	0.00%
ANDREA KIRSTAN TURNER	338	0.00%	338	0	0.00%
ANDREW & LYNNE WATTS	10,525	0.05%	10,525	0	0.00%
ANDREW ASKER & LEANNE ASKER (12)	1,023	0.00%	1,023	0	0.00%
ANDREW CARSON & MAXINE CARSON (13)	4,904	0.02%	4,904	0	0.00%
ANDREW CUNNINGHAM	1	0.00%	1	0	0.00%
ANDREW DUC NGHIA TRAN	39	0.00%	39	0	0.00%
ANDREW FLETCHER	272	0.00%	272	0	0.00%
ANDREW FRASER HAMISH MURRY (14)	20,046	0.09%	20,046	0	0.00%
ANDREW FUDGE & KAREN FUDGE (15)	6	0.00%	6	0	0.00%
ANDREW JOHN ZILLMAN & KIRSTIE ANNE ZILLMAN (16)	15,788	0.07%	15,788	0	0.00%
ANDREW LEONARD SMITHERS	4,007	0.02%	4,007	0	0.00%
ANDREW ROBERT NGUYEN THUAN	2	0.00%	2	0	0.00%
ANDREW SCOTT NOBLE & CAROL MARGARET NOBLE	3	0.00%	3	0	0.00%
ANDREW SCOTT WILLIS	1,679	0.01%	1,679	0	0.00%
ANDREW SHAW & JOSEPHINE BURROWS	9	0.00%	9	0	0.00%
ANDREW VINCENT SMART	4,111	0.02%	4,111	0	0.00%
ANDREW ZIVANOVIC	2,007	0.01%	2,007	0	0.00%
ANGELINA ROSALINE HEATH	71	0.00%	71	0	0.00%
ANGELO MAGGIOTTO & MARIA MAGGIOTTO & SILVIA MAGGIOTTO (17)	369,750	1.60%	369,750	0	0.00%
ANGUS PYKE	210	0.00%	210	0	0.00%
ANGUS SCOTT EMERSON WILKIE (18)	64,421	0.28%	64,421	0	0.00%
ANNA SII	34	0.00%	34	0	0.00%
ANNE BIGELOW	16	0.00%	16	0	0.00%
ANNE RUYS (19)	1	0.00%	1	0	0.00%
ANNETTE BUDARICK (20)	22	0.00%	22	0	0.00%
ANNETTE PATRICIA RICHARDS	1,030	0.00%	1,030	0	0.00%
ANNIKA DILLENBECK	42	0.00%	42	0	0.00%
ANTHONY BADGER & LINDA KACHEL (21)	12,639	0.05%	12,639	0	0.00%
ANTHONY BENTLEY & CHERYL BENTLEY	10	0.00%	10	0	0.00%
ANTHONY CICCARELLI	18	0.00%	18	0	0.00%
ANTHONY CICCARELLI & CARLA CICCARELLI	1,042	0.00%	1,042	0	0.00%
ANTHONY DEAN LAZENBY	5,667	0.02%	5,667	0	0.00%
ANTHONY HOUSTON (22)	532	0.00%	532	0	0.00%
ANTHONY JOHN DUNLOP	26,789	0.12%	26,789	0	0.00%
ANTHONY JOHN TRETHEWAY & THANAPA TRETHEWAY (23)	5,549	0.02%	5,549	0	0.00%
ANTHONY KOOY (24)	5,854	0.03%	5,854	0	0.00%

39

ANTHONY KOOY & ABIGAIL KOOY (25)	4,216	0.02%	4,216	0	0.00%
ANTHONY LLOYD VAN COOTEN	10,743	0.05%	10,743	0	0.00%
ANTHONY LUCI & MIREILLE LUCI	105	0.00%	105	0	0.00%
ANTHONY MICHAEL KEATING	19	0.00%	19	0	0.00%
ANTHONY PAUL BEUK (26)	85	0.00%	85	0	0.00%
ANTHONY PAUL JUDSON	108	0.00%	108	0	0.00%
ANTHONY PIZZOLATO	1,910	0.01%	1,910	0	0.00%
ANTHONY TACCONE	899	0.00%	899	0	0.00%
ANTHONY YOUNG & DEBRA YOUNG (27)	16,436	0.07%	16,436	0	0.00%
ANTONIA AZZOPARDI	59	0.00%	59	0	0.00%
ANTONY JAMES HING	2	0.00%	2	0	0.00%
ARNOLD WILLIAM ROBERTSON	7,000	0.03%	7,000	0	0.00%
ARTHUR KOULOURIS	4,774	0.02%	4,774	0	0.00%
ASHLEY HUDSON	613	0.00%	613	0	0.00%
ASHLEY HUDSON	212	0.00%	212	0	0.00%
ATHENA TINA MCBRIDE	90	0.00%	90	0	0.00%
ATTILIO IMPERATORI & CHRISTINE HELEN LOUISE IMPERATORI	42	0.00%	42	0	0.00%
AUGUSTO TACCONE	899	0.00%	899	0	0.00%
BARBARA ALICE PIESSE (28)	5,567	0.02%	5,567	0	0.00%
BARBARA KENDRICK	10,708	0.05%	10,708	0	0.00%
BARBARA MERREN BREMNER	46	0.00%	46	0	0.00%
BARRIE HUDSON & CHRISTINE ANNE HUDSON (29)	35,918	0.16%	35,918	0	0.00%
BARRIE HUGHES & ELIZABETH HUGHES	4,749	0.02%	4,749	0	0.00%
BARRY ALAN ELMS	100	0.00%	100	0	0.00%
BARRY DAVIS	139	0.00%	139	0	0.00%
BARRY EDWARD TANTON & ELIZABETH MARY TANTON (30)	732,830	3.16%	732,830	0	0.00%
BARRY FREDERICK GEORGE LISTER & DEANNE ISOBEL AYLIFFE LISTER	188	0.00%	188	0	0.00%
BARRY JAMES SILLETT & BEVERLEY ANN SILLETT	2	0.00%	2	0	0.00%
BARRY JOHN GANT & BEVERLY LORRAINE GANT (31)	36,407	0.16%	36,407	0	0.00%
BARRY JOHN OATES & ALEXANDRA OATES (32)	47,185	0.20%	47,185	0	0.00%
BARRY NORMAN LAW	8,732	0.04%	8,732	0	0.00%
BARRY NORMAN LAW & JENNIFER JOYCE SHEHADEH	122	0.00%	122	0	0.00%
BARRY ROBERT BULLEN	44,014	0.19%	44,014	0	0.00%
BARRY WATSON & JANET WATSON (33)	30,312	0.13%	30,312	0	0.00%
BEATRICE SIDARI	615	0.00%	615	0	0.00%
BEC MARSHALL	2,292	0.01%	2,292	0	0.00%
BELINDA JONES & CHARLES JONES (34)	18,610	0.08%	18,610	0	0.00%
BEN JONES	42	0.00%	42	0	0.00%
BENEDICT CARL WILLIAM HOLLAND	6,666	0.03%	6,666	0	0.00%
BENJAMIN ALAN YOUNG	1,031	0.00%	1,031	0	0.00%
BENJAMIN JOHN SEWELL	2,000	0.01%	2,000	0	0.00%
BENJAMIN JOHN THOMPSON	17,291	0.07%	17,291	0	0.00%
BENJAMIN JOHN THOMPSON	15,303	0.07%	15,303	0	0.00%
BENJAMIN MELLERS (35)	1,687	0.01%	1,687	0	0.00%
BENJAMIN WILKIE	69,571	0.30%	69,571	0	0.00%

40

BERKELEY MCLEISH WYNNE	732	0.00%	732	0	0.00%
BERKELEY MCLEISH WYNNE	32	0.00%	32	0	0.00%
BETTY FREEMAN	66	0.00%	66	0	0.00%
BETTY FREEMAN	6	0.00%	6	0	0.00%
BEVERLEY GORDON	5	0.00%	5	0	0.00%
BODO MAX PFAU & MARJORIE CLARE PFAU	146	0.00%	146	0	0.00%
BODO MAX PFAU & MARJORIE CLARE PFAU	107	0.00%	107	0	0.00%
BONNIE JUNE GOODRICH (36)	30,081	0.13%	30,081	0	0.00%
BREE CHRISTINA GRANT & DALE PHILIP ALAN GRANT	1,667	0.01%	1,667	0	0.00%
BRENDAN COLVIN & JOAN COLVIN	245	0.00%	245	0	0.00%
BRENDAN PROWSE (37)	14,490	0.06%	14,490	0	0.00%
BRETT DURDIN	8,366	0.04%	8,366	0	0.00%
BRETT HANSEN (38)	7,714	0.03%	7,714	0	0.00%
BRETT HANSEN & JENNIFER HANSEN (39)	10,319	0.04%	10,319	0	0.00%
BRETT VAUGHAN RAMSEY	205	0.00%	205	0	0.00%
BRETT VAUGHAN RAMSEY	66	0.00%	66	0	0.00%
BRETT WARD (40)	110	0.00%	110	0	0.00%
BRIAN & CHRISTINE PRICE	366	0.00%	366	0	0.00%
BRIAN & SUSAN GARNETT (41)	5,720	0.02%	5,720	0	0.00%
BRIAN & VALDA PHIPPS	58	0.00%	58	0	0.00%
BRIAN ANDREW SMITH	490	0.00%	490	0	0.00%
BRIAN JEFFREY PRICE & CHRISTINE LEE PRICE	9	0.00%	9	0	0.00%
BRIAN JOHN HUDSON	6	0.00%	6	0	0.00%
BRIAN MARTIN & CHERYL MARTIN (42)	1,466	0.01%	1,466	0	0.00%
BRIAN PHIPPS & VALDA PHIPPS	7	0.00%	7	0	0.00%
BRIAN PRICE & CHRISTINE PRICE	4,007	0.02%	4,007	0	0.00%
BRIDIE NUGENT	14	0.00%	14	0	0.00%
BRONWYN EDWARDS	49	0.00%	49	0	0.00%
BRONWYN EDWARDS	4,303	0.02%	4,303	0	0.00%
BRUCE ANTHONY ROBINSON & SHARA THERESE ROBINSON (43)	41	0.00%	41	0	0.00%
BRUCE GORDON GARDINER MCLEAN MERIVALE-AUSTIN	52,625	0.23%	52,625	0	0.00%
BRUCE GREENLAND (44)	204	0.00%	204	0	0.00%
BRUCE HINCKFUSS (45)	56,360	0.24%	56,360	0	0.00%
BRUCE ROBERT WHITE & KATHLEEN MARJORIE WHITE	18,733	0.08%	18,733	0	0.00%
BRUCE ROSS HERIOT	25	0.00%	25	0	0.00%
BYRON HARRIS MARK	18	0.00%	18	0	0.00%
BYRON THANOPOULOS	6	0.00%	6	0	0.00%
CAMERON JOHN WOODROW	24	0.00%	24	0	0.00%
CAMERON TERRY	1	0.00%	1	0	0.00%
CAMERON WOODROW	95	0.00%	95	0	0.00%
CAMILLA PRENDERGAST	4,068	0.02%	4,068	0	0.00%
CAMPBELL BLACK	203	0.00%	203	0	0.00%
CARLA CICCARELLI	18	0.00%	18	0	0.00%
CARLA PIA MARIA CROOKS	5,544	0.02%	5,544	0	0.00%
CARLENE SOUTHGATE	10,000	0.04%	10,000	0	0.00%
CARLY BUHAGIAR	15,429	0.07%	15,429	0	0.00%
CAROLYN DOBAY	103	0.00%	103	0	0.00%
CAROLYN JO-ANNE PAYNE	2,332	0.01%	2,332	0	0.00%
CATHERINE BADDOCK	315	0.00%	315	0	0.00%

41

CELIA EMMA JONES	2,000	0.01%	2,000	0	0.00%
CHARLES ANTHONY JONES & BELINDA MAREE JONES	4,220	0.02%	4,220	0	0.00%
CHARLES JONES	5,471	0.02%	5,471	0	0.00%
CHARLES WILKIE	15,000	0.06%	15,000	0	0.00%
CHARLIE KEALL (46)	35,785	0.15%	35,785	0	0.00%
CHERYL HOLMES	367	0.00%	367	0	0.00%
CHERYL MARGARET MITCHELL	615	0.00%	615	0	0.00%
CHRIS BERGAMIN	73	0.00%	73	0	0.00%
CHRIS LEEHANE & KAREN LEEHANE	147	0.00%	147	0	0.00%
CHRISTINA MARY DUMARESG	55	0.00%	55	0	0.00%
CHRISTINE ANN GILMOUR	630	0.00%	630	0	0.00%
CHRISTINE FRANCES CAIN	5,573	0.02%	5,573	0	0.00%
CHRISTINE HELEN KEMP	58	0.00%	58	0	0.00%
CHRISTINE MARY SMITH	1	0.00%	1	0	0.00%
CHRISTOPHER BERNARD OLDFIELD	848	0.00%	848	0	0.00%
CHRISTOPHER BREGENHOJ & JULIE BREGENHOJ (47)	4,197	0.02%	4,197	0	0.00%
CHRISTOPHER BUNNEY	6	0.00%	6	0	0.00%
CHRISTOPHER CONSTANTINE ANTHONY & HELEN MICHAEL ANTHONY (48)	23	0.00%	23	0	0.00%
CHRISTOPHER GERALD O'DWYER	11	0.00%	11	0	0.00%
CHRISTOPHER HORACE ALDRIDGE & GERALDINE ALDRIDGE (49)	980	0.00%	980	0	0.00%
CHRISTOPHER JOHN BUNNEY	6	0.00%	6	0	0.00%
CHRISTOPHER MARY RUYS (50)	9	0.00%	9	0	0.00%
CHRISTOPHER MARY RUYS & ANNE VERONICA RUYS (51)	41	0.00%	41	0	0.00%
CHRISTOPHER R BRISTOW & MARGARET I BRISTOW (52)	50	0.00%	50	0	0.00%
CHRISTOPHER RALPH GILMOUR	3,450	0.01%	3,450	0	0.00%
CHUTIMA NIRANSITTIRAT (53)	200,000	0.86%	200,000	0	0.00%
CINDY LOUISE HUPPATZ	1,055	0.00%	1,055	0	0.00%
CLAIRE CAMPBELL	7	0.00%	7	0	0.00%
CLAIRE MARGARET FLETCHER	17	0.00%	17	0	0.00%
CLAUDE HUMBERTO CONCHA	191	0.00%	191	0	0.00%
CLIFFORD WIELAND & JOY WIELAND	83	0.00%	83	0	0.00%
CLIFTON KEITH CRANE & GLENNIS ANN CRANE (54)	11,594	0.05%	11,594	0	0.00%
COLIN BURTON (55)	16,263	0.07%	16,263	0	0.00%
COLIN J DAMIANI & DIANE R DAMIANI	1,233	0.01%	1,233	0	0.00%
COLIN JOHN DAMIANI	9	0.00%	9	0	0.00%
COLIN JOHN THOMAS	7	0.00%	7	0	0.00%
COLIN MANN & SUE MANN	1	0.00%	1	0	0.00%
COLIN ROBERT FREEMAN	73	0.00%	73	0	0.00%
COLLEEN MARY MILLER	1	0.00%	1	0	0.00%
COLLEEN VLAHOS	19	0.00%	19	0	0.00%
COLLETTE ANNE WETTERLING	2,500	0.01%	2,500	0	0.00%
CON SFETSOS (56)	90	0.00%	90	0	0.00%
CONRAD MARTIN (57)	63,152	0.27%	63,152	0	0.00%
CONSTANCE ELIZABETH LEE-ANDERSON	1,000	0.00%	1,000	0	0.00%
CORINNE SUETIN	73	0.00%	73	0	0.00%
CORINNE SUETIN	17	0.00%	17	0	0.00%
CORRIE MAY DE AZEVEDO	1	0.00%	1	0	0.00%

42

COSTANZO TACCONE & ANGELA TACCONE	12,309	0.05%	12,309	0	0.00%
CRAIG BUCHANAN BREMNER & MERREN BARBARA BREMNER	618	0.00%	618	0	0.00%
CRAIG LEAK	7	0.00%	7	0	0.00%
CRAIG MICHAEL DELAHUNTY	15	0.00%	15	0	0.00%
CRAIG STEWART & TERESA STEWART	20	0.00%	20	0	0.00%
CRISTINA MASLIN (58)	18,180	0.08%	18,180	0	0.00%
CZESLAW MICHAEL KOZICKI & ANGELE DANNTE KOZICKI (59)	41,093	0.18%	41,093	0	0.00%
DACE JOHNSON	2	0.00%	2	0	0.00%
DALE GRANT & BREE GRANT (60)	75	0.00%	75	0	0.00%
DAMIAN WILLIAM SCHAEFER	5,000	0.02%	5,000	0	0.00%
DAMIEN CLARKE (61)	29,212	0.13%	29,212	0	0.00%
DAMIEN MATHIESON	107,297	0.46%	107,297	0	0.00%
DAMIEN PUGH (62)	4,818	0.02%	4,818	0	0.00%
DAMON CROSBY RAMSEY	21	0.00%	21	0	0.00%
DANH TRAN	7	0.00%	7	0	0.00%
DANIEL DALZOTTO	1,809	0.01%	1,809	0	0.00%
DANIEL ELLIDGE	6	0.00%	6	0	0.00%
DANIEL EVERINGHAM	30	0.00%	30	0	0.00%
DANIEL HANSEN	2,000	0.01%	2,000	0	0.00%
DANIEL JOHN HOARE (63)	132,349	0.57%	132,349	0	0.00%
DANIEL LIVINGSTON & MARGARET LIVINGSTON (64)	63,043	0.27%	63,043	0	0.00%
DANIEL O'CONNELL	10,525	0.05%	10,525	0	0.00%
DANIEL PETER CREAGH	30,000	0.13%	30,000	0	0.00%
DANIEL RILEY & NATASCHA RILEY (65)	196	0.00%	196	0	0.00%
DANIEL WILLIAM O'CONNELL & FRANCES NEUMANN (66)	18,180	0.08%	18,180	0	0.00%
DANIELLE KILGOUR	10	0.00%	10	0	0.00%
DANIELLE KILGOUR & TONI KILGOUR & KARLENE KILGOUR	146	0.00%	146	0	0.00%
DANIELLE THERESE MCINTYRE	5	0.00%	5	0	0.00%
DANNY JOHN MARSON	9	0.00%	9	0	0.00%
DANNY PATRICK HEAL	5,000	0.02%	5,000	0	0.00%
DARCY THOMAS BARNES & FLETCHER LLOYD BARNES & RILEY ARNOTT BARNES (67)	23,500	0.10%	23,500	0	0.00%
DARREN EDWARDS	8	0.00%	8	0	0.00%
DARREN HUTCHINSON (68)	30,130	0.13%	30,130	0	0.00%
DARREN JAMES BELTON	245	0.00%	245	0	0.00%
DARREN ROBERT PUTLAND	30	0.00%	30	0	0.00%
DARREN STEVEN HUTCHINSON (69)	4,226	0.02%	4,226	0	0.00%
DARRYL MURRAY LOCK	14,019	0.06%	14,019	0	0.00%
DARRYL MURRAY LOCK & BRONWYN KAY LOCK (70)	49,786	0.22%	49,786	0	0.00%
DAVID ALLAN WALLACE	140	0.00%	140	0	0.00%
DAVID ANDREW HENSLEY	117	0.00%	117	0	0.00%
DAVID BAKER (71)	4	0.00%	4	0	0.00%
DAVID BESSON & LIZ BESSON (72)	858	0.00%	858	0	0.00%
DAVID BOOTH & KAY BOOTH	116	0.00%	116	0	0.00%
DAVID BRUCE VIDLER & LISA MAREE VIDLER (73)	6,113	0.03%	6,113	0	0.00%
DAVID CHARLES WARD & JULIE WARD (74)	8,549	0.04%	8,549	0	0.00%
DAVID CROSSLEY	87,417	0.38%	87,417	0	0.00%

43

DAVID FORCHETTI (75)	2,784	0.01%	2,784	0	0.00%
DAVID FRANCIS BESSON (76)	398	0.00%	398	0	0.00%
DAVID J PRICE	133	0.00%	133	0	0.00%
DAVID J PRICE	2	0.00%	2	0	0.00%
DAVID JAMES PRICE	15	0.00%	15	0	0.00%
DAVID JOHN GRANTHAM	313	0.00%	313	0	0.00%
DAVID JOHN GREGG (77)	43,919	0.19%	43,919	0	0.00%
DAVID JOHN KADEN & CYNTHIA JOY KADEN	8,239	0.04%	8,239	0	0.00%
DAVID JOHN PLEDGER	173	0.00%	173	0	0.00%
DAVID JOHN PURKIS & JENNIFER LORRAINE PURKIS	861	0.00%	861	0	0.00%
DAVID M PIOTROWSKI & LEXY A PIOTROWSKI	4,000	0.02%	4,000	0	0.00%
DAVID MADDEN	98	0.00%	98	0	0.00%
DAVID MANN (78)	1,689	0.01%	1,689	0	0.00%
DAVID MARCON & RACHELA MARCON	1,232	0.01%	1,232	0	0.00%
DAVID MICHAEL BOTHE & BELINDA CAROLINE BOTHE	163	0.00%	163	0	0.00%
DAVID NEIL ROWAN & NADA ROWAN (79)	278	0.00%	278	0	0.00%
DAVID NITSCHKE (80)	10,278	0.04%	10,278	0	0.00%
DAVID RICHARD KUPFER	125	0.00%	125	0	0.00%
DAVID ROBERT FYFFE JENKINSON & CATHERINE FRANCES JENKINSON (81)	26,679	0.12%	26,679	0	0.00%
DAVID SIMS	3	0.00%	3	0	0.00%
DAVID SKINNER	45	0.00%	45	0	0.00%
DAVID STANFORD & VICTORIA STANFORD (82)	21	0.00%	21	0	0.00%
DAVID TALBOT CHINCHEN & GAY CLOVER CHINCHEN (83)	15,000	0.06%	15,000	0	0.00%
DAVID TAYLOR (84)	9,868	0.04%	9,868	0	0.00%
DAVID TIN-SING LAU	2	0.00%	2	0	0.00%
DAVID WALLACE	39	0.00%	39	0	0.00%
DAVID WARREN & ANN JEFFERY (85)	28	0.00%	28	0	0.00%
DAVID WARRINER-BROWN (86)	63,150	0.27%	63,150	0	0.00%
DAVID WATSON & RUTH WATSON	6	0.00%	6	0	0.00%
DAVID WILLIAM VAN ROOYEN & TONI VAN ROOYEN (87)	22,510	0.10%	22,510	0	0.00%
DAWN GEORGE	334	0.00%	334	0	0.00%
DAWN LIPMAN	16	0.00%	16	0	0.00%
DEAN DAVID MARCON	4	0.00%	4	0	0.00%
DEAN GILCHRIST	1	0.00%	1	0	0.00%
DEAN MARCON	34,895	0.15%	34,895	0	0.00%
DEBORAH JAWE MOCK & FRANK JOSEPH MOCK	9,000	0.04%	9,000	0	0.00%
DEBRA MANNERING	11	0.00%	11	0	0.00%
DEIRK O'CONNOR & JOANNE WILLIAMS (88)	14,858	0.06%	14,858	0	0.00%
DELMARIE FLORENCE	939	0.00%	939	0	0.00%
DENIS DURAND (89)	5,147	0.02%	5,147	0	0.00%
DENISE MARGARET HONEY	12	0.00%	12	0	0.00%
DENNIS TREGONNING HARRIS & KATHLEEN LORRAINE HARRIS	12,672	0.05%	12,672	0	0.00%
DEREK HUTCHINSON JOHNSON	19,195	0.08%	19,195	0	0.00%
DEREK HUTCHINSON JOHNSON & DACE JOHNSON (90)	30,738	0.13%	30,738	0	0.00%

44

DESLEY HAWKINS	7	0.00%	7	0	0.00%
DESMOND CHARLES BUSHELL	8,608	0.04%	8,608	0	0.00%
DIANE CHENSEE	4,039	0.02%	4,039	0	0.00%
DIANE KAYE ZIPPEL	15	0.00%	15	0	0.00%
DIANE RUTH DAMIANI	9	0.00%	9	0	0.00%
DIANE TWIGG	114	0.00%	114	0	0.00%
DIANNA ZIVANOVIC	4,063	0.02%	4,063	0	0.00%
DIANNA ZIVANOVIC	13	0.00%	13	0	0.00%
DIANNE STEPHANDELLIS	40	0.00%	40	0	0.00%
DICK JOHNSON (91)	15,250	0.07%	15,250	0	0.00%
DICK THEO QUALLY (92)	73	0.00%	73	0	0.00%
DIMITRA THANOPOULOS	735	0.00%	735	0	0.00%
DIMITRA THANOPOULOS	294	0.00%	294	0	0.00%
DIMITRA THANOPOULOS	150	0.00%	150	0	0.00%
DIMITRIOS KATSOS	1	0.00%	1	0	0.00%
DIMITRIOS KATSOS & MARIA MITROPOULOS	15	0.00%	15	0	0.00%
DION VLAHOS	19	0.00%	19	0	0.00%
DOMENIC CACCAMO	10,129	0.04%	10,129	0	0.00%
DOMENIC TACCA (93)	82,696	0.36%	82,696	0	0.00%
DOMINIC CHIARAVALLE & EVA CHIARAVALLE (94)	11,393	0.05%	11,393	0	0.00%
DOMINIC CURCIO	805	0.00%	805	0	0.00%
DOMINIC JOHN CURCIO	2,452	0.01%	2,452	0	0.00%
DOMINIC JOHN CURCIO	306	0.00%	306	0	0.00%
DONALD & SUSAN FAIRBROTHES (95)	5	0.00%	5	0	0.00%
DONALD ALAN SAYERS	3,307	0.01%	3,307	0	0.00%
DONALD ALAN SAYERS & MARILYN ANN SAYERS (96)	7,742	0.03%	7,742	0	0.00%
DONALD ARTHUR PETERSON & WENDY ANNE PETERSON (97)	114	0.00%	114	0	0.00%
DONALD FAIRBROTHES & SUSAN FAIRBROTHES (98)	283	0.00%	283	0	0.00%
DONALD IAN PAYNE	11	0.00%	11	0	0.00%
DONALD JAMES GIBSON & DAWN ELIZABETH GIBSON	18	0.00%	18	0	0.00%
DONALD SWAIN & JOCELYN SWAIN & DONALD H SWAIN & JOULYS J SWAIN (99)	7,630	0.03%	7,630	0	0.00%
DOROTHY JEAN ELLIS & JAMES E ELLIS (100)	6,703	0.03%	6,703	0	0.00%
DOUGLAS ALLAN KILGOUR (101)	1,342	0.01%	1,342	0	0.00%
DOUGLAS R DILLON & STEPHEN R WHAREKAWA	17,580	0.08%	17,580	0	0.00%
DOUGLAS REID & ROSLYN REID	146	0.00%	146	0	0.00%
DR CAROLYN WILLIAMS	4,066	0.02%	4,066	0	0.00%
DR FRANK JORDON	6,050	0.03%	6,050	0	0.00%
DR LAKSHMAN PRASAD (102)	650,567	2.81%	650,567	0	0.00%
DR ROBIN LORRAINE AMERENA	66	0.00%	66	0	0.00%
DR WILLIAM ALEXANDER MACLAURIN	25	0.00%	25	0	0.00%
DUNCAN MELVILLE-SMITH & SHARAN MELVILLE-SMITH (103)	305	0.00%	305	0	0.00%
DWAYNE DAVID SPARKES	25	0.00%	25	0	0.00%
EDDIE ZODINS & KATIE ZODINS (104)	9,116	0.04%	9,116	0	0.00%
EDITH BLEIER	5	0.00%	5	0	0.00%
EDMOND MONSOUR & MARGARET MONSOUR	16	0.00%	16	0	0.00%

45

EDWARD DAVID GALLOP	73	0.00%	73	0	0.00%
EDWARD DAVID GALLOP	4	0.00%	4	0	0.00%
EDWARD JOHN JEFFERY	23	0.00%	23	0	0.00%
EDWARD LLEWELLYN MORGAN & LINDA JOAN MORGAN (105)	50,139	0.22%	50,139	0	0.00%
EDWARD STARKY (106)	1	0.00%	1	0	0.00%
ELISA CHIANDOTTO	478	0.00%	478	0	0.00%
ELIZABETH AGNES CROSS	146	0.00%	146	0	0.00%
ELIZABETH AGNES CROSS	62	0.00%	62	0	0.00%
ELIZABETH ALISON THUAN	30	0.00%	30	0	0.00%
ELIZABETH ALISON THUAN & NGUYEN KHAC THUAN	75	0.00%	75	0	0.00%
ELIZABETH ANN HARDCASTLE	7,708	0.03%	7,708	0	0.00%
ELIZABETH FLINTOFF	285	0.00%	285	0	0.00%
ELIZABETH FLINTOFT	190	0.00%	190	0	0.00%
ELIZABETH JOAN GREEN	245	0.00%	245	0	0.00%
ELIZABETH RUTH WILLIAMS	10	0.00%	10	0	0.00%
ELIZABETH SPENCER	3	0.00%	3	0	0.00%
EMILIOUS GEORGIOU (107)	10,100	0.04%	10,100	0	0.00%
ERIC BRIAN KELLY & MAREE GAYLE KELLY	705	0.00%	705	0	0.00%
ERIC CHARLES DYER	50,239	0.22%	50,239	0	0.00%
ERIC CHARLES DYER & OLENA DYER & ALWYN REGINALD DYER & KERRYN JEAN DYER (108)	34,953	0.15%	34,953	0	0.00%
ERIC JAMES FREW & HEATHER JOY FREW	14,106	0.06%	14,106	0	0.00%
ERIC JAMES FREW & HEATHER JOY FREW & LISA R FREW	4,146	0.02%	4,146	0	0.00%
ERNEST PETER OLDFIELD	307	0.00%	307	0	0.00%
ERRYN STANSFIELD SMITH	4	0.00%	4	0	0.00%
EST GEOFFREY DEREK WILSON	14	0.00%	14	0	0.00%
ESTHER ANNE HAMELINK	30	0.00%	30	0	0.00%
ETHAN VLAHOS	19	0.00%	19	0	0.00%
EUGENE KATSOS	15,442	0.07%	15,442	0	0.00%
EUGENE LOW	7	0.00%	7	0	0.00%
EVELYN GRIEVE	4,007	0.02%	4,007	0	0.00%
FILIP TORTEVSKI	50	0.00%	50	0	0.00%
FIONA DOBRZYNSKI	2,105	0.01%	2,105	0	0.00%
FIONA PROWSE	14,245	0.06%	14,245	0	0.00%
FRANCES CACCAMO	10,106	0.04%	10,106	0	0.00%
FRANCES LAMBERT	476	0.00%	476	0	0.00%
FRANCESCO MANZI	49	0.00%	49	0	0.00%
FRANCESCO TACCA (109)	41,809	0.18%	41,809	0	0.00%
FRANCIS JOSEPH TENNI	10	0.00%	10	0	0.00%
FRANCIS WRIGHT WILKIE (110)	512,236	2.21%	512,236	0	0.00%
FRANK L DAVIES	15	0.00%	15	0	0.00%
FRANK L DAVIES	8	0.00%	8	0	0.00%
FRANK L DAVIES & MARGARET E DAVIES	3	0.00%	3	0	0.00%
FRANK L DAVIES & MARGARET E DAVIES	3	0.00%	3	0	0.00%
FRANK LAWRENCE	10,000	0.04%	10,000	0	0.00%
FRASER HILL STEVENS & LORNA ROSE STEVENS	439	0.00%	439	0	0.00%
FRASER HILL STEVENS & LORNA ROSE STEVENS	30	0.00%	30	0	0.00%

46

FREDERICK JAMES PARK & THELMA LORNA PARK	1,078	0.00%	1,078	0	0.00%
GABRIEL JOSEPH LABOUR & MARIE ARIADHNE LABOUR	699	0.00%	699	0	0.00%
GANESH RADHAKRISHNAN (111)	18,180	0.08%	18,180	0	0.00%
GARRY CROSS	2	0.00%	2	0	0.00%
GARRY DUNSTAN (112)	2	0.00%	2	0	0.00%
GARRY DUNSTAN & SELINA DUNSTAN (113)	7	0.00%	7	0	0.00%
GARRY JOHN MCKENZIE & JULIE MAY MCKENZIE (114)	10,525	0.05%	10,525	0	0.00%
GARRY JOHN MCLEOD & ROBYN JOANNE MCLEOD (115)	148	0.00%	148	0	0.00%
GARRY PHIPPS	133	0.00%	133	0	0.00%
GARTH THOMAS SILVA	1	0.00%	1	0	0.00%
GARY DAVID DOUGLAS	10,324	0.04%	10,324	0	0.00%
GARY HOLMES & JULIE HOLMES	8	0.00%	8	0	0.00%
GARY KENDRICK	21,900	0.09%	21,900	0	0.00%
GARY STONE	20	0.00%	20	0	0.00%
GAVIN DENTON (116)	40,886	0.18%	40,886	0	0.00%
GAVIN GLENDINNING BARNES & DIANNE FAYE BARNES	7	0.00%	7	0	0.00%
GAVIN JAMES BEATTIE	141	0.00%	141	0	0.00%
GAVIN JAMES WOODROW	32	0.00%	32	0	0.00%
GAVIN RAYMOND WOLSKI & JUNE ELLEN WOLSKI (117)	52	0.00%	52	0	0.00%
GAYLENE ANN DIAMOND	8	0.00%	8	0	0.00%
GENEVIEVE SIMKISS	4	0.00%	4	0	0.00%
GEOFF HOLMES	142	0.00%	142	0	0.00%
GEOFF SPENCER	4	0.00%	4	0	0.00%
GEOFF WHITTOME & LEONIE WHITTOME (118)	13,329	0.06%	13,329	0	0.00%
GEOFFREY CHARLES ROSEVEAR	7	0.00%	7	0	0.00%
GEOFFREY FRANCIS FONTAINE (119)	61,894	0.27%	61,894	0	0.00%
GEOFFREY L HARDIE & SUSAN L HARDIE	214	0.00%	214	0	0.00%
GEOFFREY LEWIS GODLEY & CAROLYN JOAN GODLEY (120)	83,997	0.36%	83,997	0	0.00%
GEOFFREY LEWIS GODLEY & DAVID MICHAEL NEWMAN & DEBRA MARGARET NEWMAN (121)	16,840	0.07%	16,840	0	0.00%
GEOFFREY LEWIS GODLEY & SEAN OTTO MANTA RASMUSSEN (122)	15	0.00%	15	0	0.00%
GEOFFREY MALCOLM TAYLOR (123)	18,882	0.08%	18,882	0	0.00%
GEOFFREY MALCOLM TAYLOR & SUZANNE JENNIFER TAYLOR & MILTON DOUGLAS TAYLOR (124)	4,016	0.02%	4,016	0	0.00%
GEOFFREY ROBERT MILLS	10,056	0.04%	10,056	0	0.00%
GEOFFREY RONALD SULLIVAN & PAMELA M SULLIVAN (125)	21,248	0.09%	21,248	0	0.00%
GEOFFREY W ARUNDELL (126)	13,326	0.06%	13,326	0	0.00%
GEOFFREY WALLIS ARUNDELL	1,573	0.01%	1,573	0	0.00%
GEOFFREY WALLIS ARUNDELL	797	0.00%	797	0	0.00%
GEOFFREY WALTON & LEE WALTON	3	0.00%	3	0	0.00%
GEORGE ANDREW DEAN & LYNETTE FAITH DEAN	3	0.00%	3	0	0.00%
GEORGE COSTOPOULOS	88	0.00%	88	0	0.00%

47

GEORGE EDGAR BLAIR-WEST & MARJORIE RAY BLAIR-WEST (127)	12,564	0.05%	12,564	0	0.00%
GEORGE EDGAR BLAIR-WEST & PENELOPE NERIDA BLAIR-WEST (128)	14,208	0.06%	14,208	0	0.00%
GEORGE KARANTZIAS	2	0.00%	2	0	0.00%
GEORGE LESLIE BLISS (129)	107,429	0.46%	107,429	0	0.00%
GEORGE VLAHOS	702	0.00%	702	0	0.00%
GEORGE VLAHOS & COLLEEN VLAHOS (130)	2,721	0.01%	2,721	0	0.00%
GEORGE WILLIAM BLAIR-WEST (131)	15,152	0.07%	15,152	0	0.00%
GERAN PATRICK CONSEDINE (132)	262	0.00%	262	0	0.00%
GERARD DONALD LAFONTAINE	147	0.00%	147	0	0.00%
GERHARDUS JOHANNES NEL & HILLARY NEL (133)	11,372	0.05%	11,372	0	0.00%
GERRIT HORCHNER	3,262	0.01%	3,262	0	0.00%
GIANNI MASON	4,901	0.02%	4,901	0	0.00%
GIANNI MASON & MARISSA MASON (134)	122,022	0.53%	122,022	0	0.00%
GILLIAN MARY ALDRIDGE & ROBYN WILLIAM ALDRIDGE & CAROL MARGARET NOBLE & ANDREW SCOTT NOBLE (135)	10	0.00%	10	0	0.00%
GINA LICATA & RENATO LICATA	20	0.00%	20	0	0.00%
GINA STAMATELOPOULOS (136)	40	0.00%	40	0	0.00%
GIULIANA DALL-ALBA	18	0.00%	18	0	0.00%
GIULIO MINUZZO	3	0.00%	3	0	0.00%
GIUSEPPE GIUSTI & MARIA GIUSTI (137)	1,199	0.01%	1,199	0	0.00%
GIUSEPPE LAGANA & VINCENZA LAGANA (138)	23	0.00%	23	0	0.00%
GLEN CHARLES HAWKINS & JANICE LORELLE HAWKINS (139)	37	0.00%	37	0	0.00%
GLENN RAYMOND JOYCE & JUDITH THERESE JOYCE (140)	22,576	0.10%	22,576	0	0.00%
GLENN ROBERT & JOANNA LUETCHFORD PRENDERGAST	4,000	0.02%	4,000	0	0.00%
GLORIA HARTNEY & GRAHAM WORN (141)	4,521	0.02%	4,521	0	0.00%
GLORIA MARGARET HARTNEY	4,182	0.02%	4,182	0	0.00%
GORDON HERIOT (142)	36,723	0.16%	36,723	0	0.00%
GORDON J. MASLIN & CRISTINA MASLIN (143)	49,380	0.21%	49,380	0	0.00%
GRAEME GEORGE LARFIELD	15	0.00%	15	0	0.00%
GRAEME LEIGH SMITH (144)	7,045	0.03%	7,045	0	0.00%
GRAHAM ASHLEY HARRIS & MARGARET MARY WILMINK	2,115	0.01%	2,115	0	0.00%
GRAHAM EUGENE CROMB	5	0.00%	5	0	0.00%
GRAHAM JOHN MILLS	14,079	0.06%	14,079	0	0.00%
GRAHAM LEAKE	7	0.00%	7	0	0.00%
GRAHAM RICHARD BENTLEY WILLIAMS	7	0.00%	7	0	0.00%
GRAHAM ROWE & SO SHAN ROWE (145)	1	0.00%	1	0	0.00%
GRAHAM WARDEN & MARION WARDEN (146)	4,087	0.02%	4,087	0	0.00%
GRAHAM WORN & GLORIA HARTNEY (147)	7,407	0.03%	7,407	0	0.00%
GRANT ALAN TURNER (148)	350	0.00%	350	0	0.00%

48

GRANT DENNIS (149)	20,000	0.09%	20,000	0	0.00%
GRANT JOSEPH TENNI (150)	19,996	0.09%	19,996	0	0.00%
GRANT ROSS MUNDAY	25	0.00%	25	0	0.00%
GRANT RUSSELL WOODROW	9	0.00%	9	0	0.00%
GRANT WOODROW	95	0.00%	95	0	0.00%
GREG GIARRATANA & BRIGIDA GIARRATANA (151)	306	0.00%	306	0	0.00%
GREG MCADAM (152)	43	0.00%	43	0	0.00%
GREG MCADAM & JENNIFER MCADAM (153)	472,460	2.04%	472,460	0	0.00%
GREG PROSSER	7	0.00%	7	0	0.00%
GREG WATSON (154)	48,972	0.21%	48,972	0	0.00%
GREGORY GLYNDWR & MONIQUE GLYNDWR	225	0.00%	225	0	0.00%
GREGORY HULBERT	7,663	0.03%	7,663	0	0.00%
GREGORY JOHN LOCK	684	0.00%	684	0	0.00%
GREGORY JOHN RODERICK & JENNIFER ROBYN RODERICK (155)	735	0.00%	735	0	0.00%
GREGORY PAUL BUSS	5	0.00%	5	0	0.00%
GREGORY VINCENT HARVEY	4,350	0.02%	4,350	0	0.00%
GWYN CHAPLAIN	179	0.00%	179	0	0.00%
HANNA NAJIB SOUSOU	187	0.00%	187	0	0.00%
HARRY FRANS MECHIELSEN & RIA MECHIELSEN (156)	204	0.00%	204	0	0.00%
HAYDEN TRIM & KRISTEN TRIM (157)	22,474	0.10%	22,474	0	0.00%
HEATH JANSEN	218,160	0.94%	218,160	0	0.00%
HEATHER DAWN BURNS	131	0.00%	131	0	0.00%
HEATHER DAWN BURNS	7	0.00%	7	0	0.00%
HEATHER J FREW & LISA R TURNER	4,000	0.02%	4,000	0	0.00%
HELEN D ANTHONY	38	0.00%	38	0	0.00%
HELEN WALSTAB	80	0.00%	80	0	0.00%
HOAN LONG DU	4	0.00%	4	0	0.00%
HOWARD JOHN GATELEY	2	0.00%	2	0	0.00%
HOWARD ROSS (158)	470	0.00%	470	0	0.00%
HOWARD ROSS & MARTHA ROSS (159)	2	0.00%	2	0	0.00%
IAN BERNARD OLDFIELD	337	0.00%	337	0	0.00%
IAN CROCKS & KARIN CROCKS (160)	32,590	0.14%	32,590	0	0.00%
IAN FOSTER & DENISE FOSTER (161)	18,258	0.08%	18,258	0	0.00%
IAN GRAEME PATTERSON (162)	28,468	0.12%	28,468	0	0.00%
IAN HAROLD BANKS & SANDRA ELIZABETH BANKS (163)	33,845	0.15%	33,845	0	0.00%
IAN HOMER & JANINE HOMER	7	0.00%	7	0	0.00%
IAN LEACH	4,991	0.02%	4,991	0	0.00%
IAN MATHIESON	188,964	0.82%	188,964	0	0.00%
IAN MATHIESON & ANNA MATHIESON	11,035	0.05%	11,035	0	0.00%
IAN MURRAY HARDCASTLE & ELIZABETH ANN HARDCASTLE (164)	10,956	0.05%	10,956	0	0.00%
IAN SYNMAN (165)	1,500	0.01%	1,500	0	0.00%
IAN VAN DER WERFF	21	0.00%	21	0	0.00%
IAN VAN DER WERFF & LINDA LAYTON VAN DER WERFF (166)	9,529	0.04%	9,529	0	0.00%
IAN WILLIAM FOSTER & DENISE MONICA FOSTER (167)	605	0.00%	605	0	0.00%
IRENE O'SULLIVAN & HELEN O'SULLIVAN (168)	7	0.00%	7	0	0.00%

49

IRENE PATRICIA KIMBER	73	0.00%	73	0	0.00%
IRENE PATRICIA KIMBER	57	0.00%	57	0	0.00%
IRMGARD JAUK	1	0.00%	1	0	0.00%
JACKSON BLAIR-WEST	2,000	0.01%	2,000	0	0.00%
JACQUELINE RUTH WILLIAMS	10	0.00%	10	0	0.00%
JAKE EMMERSON	4,049	0.02%	4,049	0	0.00%
JAMES ALEXANDER GRANT (169)	4,002	0.02%	4,002	0	0.00%
JAMES ALLAN GORDON	4	0.00%	4	0	0.00%
JAMES FARMER (170)	857	0.00%	857	0	0.00%
JAMES GARRY MILLS & JEANETTE PATRICIA MILLS	3,745	0.02%	3,745	0	0.00%
JAMES GERALD DIGBY	10,000	0.04%	10,000	0	0.00%
JAMES LAWRENSON & ROSEMARIE LAWRENSON (171)	123,985	0.54%	123,985	0	0.00%
JAMES MATTHEW CREAGH & CHRISTINE MARY CREAGH (172)	61,269	0.26%	61,269	0	0.00%
JAMES OAKES	2,000	0.01%	2,000	0	0.00%
JAMES WILLIAM SMITH (173)	100	0.00%	100	0	0.00%
JAMIE MCLAUGHLIN	12	0.00%	12	0	0.00%
JAN FREDRIKSSON	14,400	0.06%	14,400	0	0.00%
JAN GREENE & CARDYN WADDINGTON & MEREDITH HOGENKEMP (174)	1,231	0.01%	1,231	0	0.00%
JAN LOUISE GREENE	1,231	0.01%	1,231	0	0.00%
JANE MARGOT MARTIN	74,191	0.32%	74,191	0	0.00%
JANETTE ELIZABETH MOORE	20,361	0.09%	20,361	0	0.00%
JANICE LYNETTE EATELL	7	0.00%	7	0	0.00%
JANICE MARGARET OLDFIELD	17	0.00%	17	0	0.00%
JANICE MARY MYERSCOUGH	4,980	0.02%	4,980	0	0.00%
JANINA RATKEVICIUS	47	0.00%	47	0	0.00%
JANINE LAHEY	58	0.00%	58	0	0.00%
JANIS ROWELL	615	0.00%	615	0	0.00%
JANIS ROWELL	11	0.00%	11	0	0.00%
JARROD SHANE SMITH	2	0.00%	2	0	0.00%
JASON HAWORTH	310	0.00%	310	0	0.00%
JASON LEE PATTERSON	54	0.00%	54	0	0.00%
JASON RYAN	19,584	0.08%	19,584	0	0.00%
JASON SOURASIS	55	0.00%	55	0	0.00%
JEFFERIS HODSOLL HEATH	68	0.00%	68	0	0.00%
JEFFERIS HODSOLL HEATH & ANGELINA ROSALINE HEATH	146	0.00%	146	0	0.00%
JEFFERIS HODSOLL HEATH & ANGELINA ROSALINE HEATH	70	0.00%	70	0	0.00%
JEFFREY MAXWELL STANDER	7,500	0.03%	7,500	0	0.00%
JENNA FORD (175)	32	0.00%	32	0	0.00%
JENNIFER MAREE BALL	33,000	0.14%	33,000	0	0.00%
JENNIFER MARGARET ROSEVEAR	73	0.00%	73	0	0.00%
JENNIFER MARGARET ROSEVEAR	19	0.00%	19	0	0.00%
JENNIFER MARGARET ROSEVEAR & GEOFFREY CHARLES ROSEVEAR (176)	7	0.00%	7	0	0.00%
JENNIFER ROBYN RODERICK	6	0.00%	6	0	0.00%
JENNIFER SHEHADEH	4,065	0.02%	4,065	0	0.00%
JENNY PAPADIMITROU & JAMES PAPADIMITROU (177)	10,525	0.05%	10,525	0	0.00%
JESSE HUDSON GIVENS-LAMB	2,000	0.01%	2,000	0	0.00%
JESSICA INGRID WILKIE	50,000	0.22%	50,000	0	0.00%
JESSIE ANESHKA SEWELL	2,000	0.01%	2,000	0	0.00%
JIE MING WOO	24	0.00%	24	0	0.00%

50

JILL DIANA LOVETT & CRAIG DAVID LOVETT & EWAN JAMES LOVETT (178)	83,986	0.36%	83,986	0	0.00%
JILL MURPHY	2,775	0.01%	2,775	0	0.00%
JIM COMINO & KAY MAREE COMINO	9,238	0.04%	9,238	0	0.00%
JIM COMINO & KAY MAREE COMINO	11,709	0.05%	11,709	0	0.00%
JOAN MARION BRADBURY	1	0.00%	1	0	0.00%
JOANNA HOWE	10,367	0.04%	10,367	0	0.00%
JOANNA HOWE & HAILEY HOWE & RIANNA PAGANO	10,297	0.04%	10,297	0	0.00%
JOANNE NICOLE HANSEN (179)	6,942	0.03%	6,942	0	0.00%
JOANNE OLIVER & KIRK OLIVER	49	0.00%	49	0	0.00%
JODIE ANNE GROCOCK	10	0.00%	10	0	0.00%
JODIE MARGARET TALONE	150	0.00%	150	0	0.00%
JODIE PENFOLD	6	0.00%	6	0	0.00%
JOE ARDITA & TINA ARDITA	5,999	0.03%	5,999	0	0.00%
JOHN BARR & RONICE BARR	35	0.00%	35	0	0.00%
JOHN BEVAN MUTCH	455	0.00%	455	0	0.00%
JOHN BRUMTIS	375	0.00%	375	0	0.00%
JOHN BRUMTIS	150	0.00%	150	0	0.00%
JOHN CAMPBELL (180)	9,849	0.04%	9,849	0	0.00%
JOHN CAMPBELL & WENDY CAMPBELL	22	0.00%	22	0	0.00%
JOHN CAMPBELL & WENDY CAMPBELL	305	0.00%	305	0	0.00%
JOHN CASTLEDINE & DOROTHY CASTLEDINE (181)	888	0.00%	888	0	0.00%
JOHN CHARLES AGIUS	6	0.00%	6	0	0.00%
JOHN CHRISTOPHER THWAITES (182)	14,738	0.06%	14,738	0	0.00%
JOHN EDWARD HARTNEY & ALDONA OLGA HARTNEY	4,027	0.02%	4,027	0	0.00%
JOHN EDWARD LA FRENTZ	16	0.00%	16	0	0.00%
JOHN F HANSEN	2,000	0.01%	2,000	0	0.00%
JOHN FEDERICO	4,036	0.02%	4,036	0	0.00%
JOHN FIELD & ANNE FIELD (183)	35,080	0.15%	35,080	0	0.00%
JOHN FLYNN & MICHELLE CURRAN	4,030	0.02%	4,030	0	0.00%
JOHN FRANCIS HANSEN	3,000	0.01%	3,000	0	0.00%
JOHN FRANCIS KELLY (184)	73	0.00%	73	0	0.00%
JOHN GEOFFREY ADNAMS & ELIZABETH ANN ADNAMS (185)	13,732	0.06%	13,732	0	0.00%
JOHN GIORDMAINA	46	0.00%	46	0	0.00%
JOHN HON MIN CHAU	130	0.00%	130	0	0.00%
JOHN JAMES CAMPBELL & WENDY BEATRIX CAMPBELL	1	0.00%	1	0	0.00%
JOHN KINGSLEY RAUTENBACH & SHARON RAUTENBACH (186)	371	0.00%	371	0	0.00%
JOHN MACRI	2,654	0.01%	2,654	0	0.00%
JOHN MACRI & MARIA MACRI	15,571	0.07%	15,571	0	0.00%
JOHN MACRI & NICHOLAS MACRI	615	0.00%	615	0	0.00%
JOHN MARY CAUCHI	31	0.00%	31	0	0.00%
JOHN MCELLIGOTT	147	0.00%	147	0	0.00%
JOHN MCELLIGOTT & RENAE MCELLIGOTT (187)	294	0.00%	294	0	0.00%
JOHN MICHAEL HEARMAN	1,554	0.01%	1,554	0	0.00%
JOHN MOFFATT	151	0.00%	151	0	0.00%
JOHN NEGHERBON & CARMEL NEGHERBON (188)	154	0.00%	154	0	0.00%
JOHN O'DONOHUE & CAROLYN O'DONOHUE	64	0.00%	64	0	0.00%

51

JOHN ORLANDO (189)	13	0.00%	13	0	0.00%
JOHN OWEN PUGSLEY & SUSAN ELIZABETH PUGSLEY (190)	6,615	0.03%	6,615	0	0.00%
JOHN PANKHURST	2,446	0.01%	2,446	0	0.00%
JOHN ROAYLL	4,000	0.02%	4,000	0	0.00%
JOHN ROBINSON	14,750	0.06%	14,750	0	0.00%
JOHN ROLF ERIC HANSEN	3,000	0.01%	3,000	0	0.00%
JOHN ROLFE HANSEN & REBECCA MARGOT HANSEN	50,000	0.22%	50,000	0	0.00%
JOHN ROYALL (191)	4,990	0.02%	4,990	0	0.00%
JOHN STEPHEN FRY	871	0.00%	871	0	0.00%
JOHN STEPHEN FRY & LYNETTE ROBYN FRY (192)	10,785	0.05%	10,785	0	0.00%
JOHN STUART ELLIS	19	0.00%	19	0	0.00%
JOHN TALONE	10,525	0.05%	10,525	0	0.00%
JOHN THOMPSON	131	0.00%	131	0	0.00%
JOHN THOMPSON	76	0.00%	76	0	0.00%
JOHN THOMPSON & ROSEMARY ELIZABETH	76	0.00%	76	0	0.00%
JOHN TOIGO & FIONA TOIGO (193)	4,019	0.02%	4,019	0	0.00%
JOHN TURNBULL & SOMPONG TURNBULL (194)	39,498	0.17%	39,498	0	0.00%
JOSEPH BARBA	5	0.00%	5	0	0.00%
JOSEPH SULTANA & ANTOINETTE SULTANA	51	0.00%	51	0	0.00%
JUDITH PEARCE	60	0.00%	60	0	0.00%
JUDY ELIZABETH GREEN	812	0.00%	812	0	0.00%
JULIA DIANA LOVETT & CRAIG DAVID LOVETT & EWAN JAMES LOVETT & SHARON LOVETT (196)	18,180	0.08%	18,180	0	0.00%
JULIAN KIRZNER (197)	15,225	0.07%	15,225	0	0.00%
JULIE BURNS & ROBERT BRIAN BURNS	1,108	0.00%	1,108	0	0.00%
JULIE DIANE THOMAS	4,019	0.02%	4,019	0	0.00%
JULIE GOWAN (198)	1,500	0.01%	1,500	0	0.00%
JULIE ROBINSON	9	0.00%	9	0	0.00%
JUSTIN ANTHONY CAMDEN	49	0.00%	49	0	0.00%
JUSTIN BLUMFIELD	3,109	0.01%	3,109	0	0.00%
JUSTIN NUICH	8,023	0.03%	8,023	0	0.00%
KARA LIVINGSTON	3,961	0.02%	3,961	0	0.00%
KAREN GODDARD	333	0.00%	333	0	0.00%
KAREN LEE-ANNE PARKER	17	0.00%	17	0	0.00%
KAREN MARIA LA FRENTZ	191	0.00%	191	0	0.00%
KARIN HUNTER	11,102	0.05%	11,102	0	0.00%
KARLENE KILGOUR	1	0.00%	1	0	0.00%
KATE THERESE PENFOLD	4	0.00%	4	0	0.00%
KATHLEEN JOAN BEDFORD	73	0.00%	73	0	0.00%
KATHRYN JEAN GAMBELL	7,090	0.03%	7,090	0	0.00%
KATHY BEATRIX PERKINS	7,500	0.03%	7,500	0	0.00%
KAY ELIZABETH ARMOUR	6	0.00%	6	0	0.00%
KEITH ARNOLD VUICHOLD	4,000	0.02%	4,000	0	0.00%
KEITH ARNOLD VUICHOUD & JOANNE VUICHOUD (199)	23,677	0.10%	23,677	0	0.00%
KEITH CHARLES TRUSCOTT	3	0.00%	3	0	0.00%
KEITH EDWARD KIMBER	219	0.00%	219	0	0.00%
KEITH EDWARD KIMBER	138	0.00%	138	0	0.00%
KEITH FIEBIG & WENDY FIEBIG	7	0.00%	7	0	0.00%
KEITH SMITH & KERYN BRUMPTON	7	0.00%	7	0	0.00%

52

KELVIN MCBRIDE (200)	5,263	0.02%	5,263	0	0.00%
KEN MURRAY (201)	28,705	0.12%	28,705	0	0.00%
KEN RYAN & KAY RYAN	2,150	0.01%	2,150	0	0.00%
KEN STUCKEY (202)	65,260	0.28%	65,260	0	0.00%
KENNETH ALAN LABONE	10,000	0.04%	10,000	0	0.00%
KENNETH BASIL TYSON & CHRISTINE MICHELLE TYSON	4,022	0.02%	4,022	0	0.00%
KENNETH JAMES POLS	33	0.00%	33	0	0.00%
KENNETH JOHN ULLMAN & VICTORIA JANE ULLMAN (203)	10,525	0.05%	10,525	0	0.00%
KENNETH POLS & MARY JOY POLS	205	0.00%	205	0	0.00%
KENNETH TYSON & CHRISTINE TYSON	4,004	0.02%	4,004	0	0.00%
KENNTEH TYSON & CHRISTINE TYSON	73	0.00%	73	0	0.00%
KERRI ANNE BALL & PETER GEOFFREY BALL (204)	20,000	0.09%	20,000	0	0.00%
KERRIE LOUISE GRAYSON (205)	30,131	0.13%	30,131	0	0.00%
KERRY LYNETTE GREENOP	4,250	0.02%	4,250	0	0.00%
KEVIN FRANCIS WOOD	4,005	0.02%	4,005	0	0.00%
KEVIN JOHN HOWARD (206)	96,175	0.42%	96,175	0	0.00%
KEVIN RILEY (207)	8,352	0.04%	8,352	0	0.00%
KEVIN VARDY & ELIZABETH VARDY (208)	10,980	0.05%	10,980	0	0.00%
KIM MARTIN	10,525	0.05%	10,525	0	0.00%
KIRK WAYNE PURCHASE	2	0.00%	2	0	0.00%
KIRSTIN MILLER	2	0.00%	2	0	0.00%
KRISTEN YOUNG	6	0.00%	6	0	0.00%
KRISTY NEWMAN	230	0.00%	230	0	0.00%
KYLIE KOUVELAS	4,659	0.02%	4,659	0	0.00%
KYLIE KOUVELAS	4,000	0.02%	4,000	0	0.00%
KYLIE REBECCA HARRIS & MICHAEL HENRY SMITH	42	0.00%	42	0	0.00%
LACHLAN AARON BELL	7,633	0.03%	7,633	0	0.00%
LAINIE MAREE ADDINELL	11,297	0.05%	11,297	0	0.00%
LANA THOMPSON	192	0.00%	192	0	0.00%
LANCE POLLARD (209)	22,947	0.10%	22,947	0	0.00%
LARRY SWIFT	6,050	0.03%	6,050	0	0.00%
LAURANCE ANTHONY SIDARI	6,111	0.03%	6,111	0	0.00%
LAUREN KATHLENE GORDON	2	0.00%	2	0	0.00%
LEAH COCHRANE	2	0.00%	2	0	0.00%
LEE ANN CONNOR	25	0.00%	25	0	0.00%
LEE ANNETTE KLAVERSTYN	444	0.00%	444	0	0.00%
LEE NEWMAN	230	0.00%	230	0	0.00%
LEEANNE KATHLEEN ALCORN	4,851	0.02%	4,851	0	0.00%
LEI XU	1	0.00%	1	0	0.00%
LEIGH STAFFORD (210)	15,581	0.07%	15,581	0	0.00%
LEISA JAYNE PROVOST	1	0.00%	1	0	0.00%
LEN MACLEAN	4,062	0.02%	4,062	0	0.00%
LENNOX MACLEAN & MILTON FRITH & RICHARD PATRICK BUNGEY	4,024	0.02%	4,024	0	0.00%
LEON HOARE	226	0.00%	226	0	0.00%
LEONE S BALDOCK	73	0.00%	73	0	0.00%
LEONE SIGNA BALDOCK	1,501	0.01%	1,501	0	0.00%
LEONE SIGNA CATHERINE BALDOCK	12	0.00%	12	0	0.00%
LEONG H OH	615	0.00%	615	0	0.00%
LEONIE S BALDOCK	12	0.00%	12	0	0.00%
LES SAMBA	380	0.00%	380	0	0.00%

53

LESLEIGH DENISE WAGNER	10,007	0.04%	10,007	0	0.00%
LESLEY ANNE SMITHERS	4,065	0.02%	4,065	0	0.00%
LESLEY MARGARET FROST & JOHN ARNOLD FROST (211)	25,921	0.11%	25,921	0	0.00%
LESLEY SMITHERS & CAROLYN WILLIAMS	8,517	0.04%	8,517	0	0.00%
LESLEY SMITHERS & CAROLYN WILLIAMS SMITHERS	4,809	0.02%	4,809	0	0.00%
LESLIE JAMES TAYLOR & SUSANNE TAYLOR (212)	14,817	0.06%	14,817	0	0.00%
LESLIE MOSCA	407	0.00%	407	0	0.00%
LESLIE TAYLOR & SUSANNE TAYLOR (213)	14,250	0.06%	14,250	0	0.00%
LIANE TAYLOR	33	0.00%	33	0	0.00%
LIDIA TACCONE	899	0.00%	899	0	0.00%
LINDA MAREE GANT (214)	17,328	0.07%	17,328	0	0.00%
LINDA-JANE SHEEDY	117	0.00%	117	0	0.00%
LINDA-JANE SHEEDY	82	0.00%	82	0	0.00%
LIONEL CHARLES FLASHMAN	410	0.00%	410	0	0.00%
LIONEL DEWSNAP	58	0.00%	58	0	0.00%
LISA JANE WARD	150	0.00%	150	0	0.00%
LISA MAREE VIDLER	29,621	0.13%	29,621	0	0.00%
LISA MARIE SEALE	73	0.00%	73	0	0.00%
LISA MARIE SEALE	2	0.00%	2	0	0.00%
LISA SEALE & RYDALL TERANCE SEALE (215)	93	0.00%	93	0	0.00%
LISA STRIBLEY BACKDALE (216)	730	0.00%	730	0	0.00%
LIVIANA FORZA	2,060	0.01%	2,060	0	0.00%
LIZ BESSON	349	0.00%	349	0	0.00%
LOIS CLOSTER (217)	3,391	0.01%	3,391	0	0.00%
LOREEN LAL	6	0.00%	6	0	0.00%
LOREEN LAL	5	0.00%	5	0	0.00%
LORRAINE JOYCE MAHONY	214	0.00%	214	0	0.00%
LORRAINE JOYCE MAHONY	73	0.00%	73	0	0.00%
LOUIS JOSEPH GREALY	3	0.00%	3	0	0.00%
LOUISE CHRISTINE GILMOUR	2,900	0.01%	2,900	0	0.00%
LOUISE FAULKNER	73	0.00%	73	0	0.00%
LOUISE JANE FAULKNER	615	0.00%	615	0	0.00%
LUKE DEAN & BIANCA DEAN (218)	74	0.00%	74	0	0.00%
LUKE SIKALIAS & CRISTINA SIKALIAS	10,525	0.05%	10,525	0	0.00%
LYNDA ELIZABETH SUGARS	1	0.00%	1	0	0.00%
LYNDA MAREE HILLS & CHRISTOPHER ROY COLLEY & CRISTINE ANNE HILLS (219)	1,000	0.00%	1,000	0	0.00%
LYNETTE BERYLE BARNES & DARCY THOMAS BARNES & FLETCHER LLOYD BARNES & RILEY ARNOTT BARNES (220)	10,525	0.05%	10,525	0	0.00%
LYNETTE KAY UNDERWOOD	24	0.00%	24	0	0.00%
LYNETTE MARGARET SCHAEFER	20,000	0.09%	20,000	0	0.00%
LYNETTE MARIA GOYEN	6,569	0.03%	6,569	0	0.00%
MADELINE KENNEDY	175	0.00%	175	0	0.00%
MALCOLM ANDREW WARREN & NOLA JOY WARREN (221)	539	0.00%	539	0	0.00%
MALCOLM BUTLER & LIDIANA BUTLER	8	0.00%	8	0	0.00%
MALCOLM HILL	2	0.00%	2	0	0.00%

54

MALCOLM JOHN HILL	3	0.00%	3	0	0.00%
MALCOLM KAIN & LILIANA KAIN (222)	15	0.00%	15	0	0.00%
MALCOLM NEIL FOWLER	245	0.00%	245	0	0.00%
MARCEL KOCH (223)	29,824	0.13%	29,824	0	0.00%
MARCEL KOCH & URSULA KOCH (224)	50,649	0.22%	50,649	0	0.00%
MARCUS FINCH & ROBYN ANN FINCH (225)	8	0.00%	8	0	0.00%
MAREE LOVETT	12	0.00%	12	0	0.00%
MAREE LOVETT	7	0.00%	7	0	0.00%
MAREETA V ROLLEY (226)	11,098	0.05%	11,098	0	0.00%
MARGARET LIVINGSTON (227)	13,772	0.06%	13,772	0	0.00%
MARGARET MARY CAMENS	4,085	0.02%	4,085	0	0.00%
MARGARET MARY CAMENS	1,320	0.01%	1,320	0	0.00%
MARGARET MARY MCINTYRE & DAVID FRANCIS MCINTYRE (228)	20,134	0.09%	20,134	0	0.00%
MARIA JOSEPHINE TENNI	98	0.00%	98	0	0.00%
MARIA MITROPOULOS	14,267	0.06%	14,267	0	0.00%
MARIA SZABO	5	0.00%	5	0	0.00%
MARIE ARIADHNE LABOUR	5	0.00%	5	0	0.00%
MARIE-THERESA O'DWYER	2	0.00%	2	0	0.00%
MARILYN EUNICE SMITH & BRONWYN KAY LOCK (229)	14,187	0.06%	14,187	0	0.00%
MARILYN SULLIVAN	15	0.00%	15	0	0.00%
MARIO ANTONIO DE PETRO	12	0.00%	12	0	0.00%
MARIO FERNS (230)	48	0.00%	48	0	0.00%
MARIO POLETTI & GLENYS POLETTI	11,096	0.05%	11,096	0	0.00%
MARJORIE CAROLE HUDSON	73	0.00%	73	0	0.00%
MARJORIE CAROLE HUDSON	24	0.00%	24	0	0.00%
MARJORIE CAROLE HUDSON & REDVERS JOHN HUDSON	368	0.00%	368	0	0.00%
MARJORIE CAROLE HUDSON & REDVERS JOHN HUDSON	73	0.00%	73	0	0.00%
MARK ANDREW YON	17	0.00%	17	0	0.00%
MARK ANTHONY SPENCE	97	0.00%	97	0	0.00%
MARK BALICKI	10	0.00%	10	0	0.00%
MARK CLIMPSON & NATALIE CLIMPSON (231)	219	0.00%	219	0	0.00%
MARK CROHAN & JACINTA CROHAN	981	0.00%	981	0	0.00%
MARK GREGORY HARPER & MARGARET ELLEN HARPER	13	0.00%	13	0	0.00%
MARK JOHN WHITTAKER & PAMELA JAYNE WHITTAKER (232)	4,770	0.02%	4,770	0	0.00%
MARK RAYMOND LIDDLE	76	0.00%	76	0	0.00%
MARK ROBERT AUSTIN	5	0.00%	5	0	0.00%
MARK ROBERT HAZELL	264	0.00%	264	0	0.00%
MARK STUART PAGE & ODETTE MARGARET PAGE	34	0.00%	34	0	0.00%
MARK THEODORE OHLSSON	40	0.00%	40	0	0.00%
MARK WISSMANN	73	0.00%	73	0	0.00%
MAROL KELLY	4,600	0.02%	4,600	0	0.00%
MARTIN EDWARD KAVANAGH	3	0.00%	3	0	0.00%
MARTIN G CHAPMAN & AUDREY CHAPMAN	732	0.00%	732	0	0.00%
MARTIN GRAHAM CHAPMAN & AUDREY CHAPMAN	30	0.00%	30	0	0.00%

55

MARTIN MACKENZIE & MARY MACKENZIE	33	0.00%	33	0	0.00%
MARY JOY POLS	670	0.00%	670	0	0.00%
MARY MILES (233)	70	0.00%	70	0	0.00%
MARY TZIKAS	73	0.00%	73	0	0.00%
MARYANNE SMITH & MALCOLM SMITH	3	0.00%	3	0	0.00%
MARY-JANE MOLONEY	2,980	0.01%	2,980	0	0.00%
MATT CORKIN (234)	15,250	0.07%	15,250	0	0.00%
MATTHEW DOUGLAS MIDDLEMISS	689	0.00%	689	0	0.00%
MATTHEW DOUGLAS MIDDLEMISS	5	0.00%	5	0	0.00%
MATTHEW JAMES HOPKER LLEWELLYN	14	0.00%	14	0	0.00%
MATTHEW TROY & DAMIEN TROY	399	0.00%	399	0	0.00%
MATTHEW TYSON KITCHENER	5	0.00%	5	0	0.00%
MAURICE DI MUZIO & GRACE DI MUZIO (235)	10,525	0.05%	10,525	0	0.00%
MAURICE DOVER (236)	29,055	0.13%	29,055	0	0.00%
MAX TWIGG (237)	14,714	0.06%	14,714	0	0.00%
MAXWELL ROBERT HOOPER & VICKIE JEAN HOOPER (238)	80,140	0.35%	80,140	0	0.00%
MAY CHEUNG CHEE	28,180	0.12%	28,180	0	0.00%
MELINDA HARRISON	4,853	0.02%	4,853	0	0.00%
MELISSA CURCIO	109	0.00%	109	0	0.00%
MELISSA JANE NEWING	12	0.00%	12	0	0.00%
MELISSA MAREE PARK	31	0.00%	31	0	0.00%
MELISSA SCHUTTE	500	0.00%	500	0	0.00%
MELVYN STUART HORNBY	293	0.00%	293	0	0.00%
MEREDITH ANNE PRUYN	21	0.00%	21	0	0.00%
MERREN BARBARA BREMNER	8	0.00%	8	0	0.00%
MERRYL ANDREE SHAND	10,735	0.05%	10,735	0	0.00%
MERVYN VICTOR DUNKIN & JEANETTE CLYDA DUNKIN	38	0.00%	38	0	0.00%
MICHAEL BIGG & MONICA BIGG (239)	183,349	0.79%	183,349	0	0.00%
MICHAEL CARTY & NICOLE CARTY	49	0.00%	49	0	0.00%
MICHAEL CHRISAFIS	25	0.00%	25	0	0.00%
MICHAEL DALZOTTO	6,013	0.03%	6,013	0	0.00%
MICHAEL DENNIS BRAY	1	0.00%	1	0	0.00%
MICHAEL E ALLEN & LYNETTE CAROL ALLEN (240)	15,342	0.07%	15,342	0	0.00%
MICHAEL GEORGE ALCORN	24,819	0.11%	24,819	0	0.00%
MICHAEL GERARD KEATING & JUDITH ANNE KEATING (241)	25,414	0.11%	25,414	0	0.00%
MICHAEL GROCOCK & JODIE GROCOCK	49	0.00%	49	0	0.00%
MICHAEL HARTLEY (242)	51	0.00%	51	0	0.00%
MICHAEL HERBERT ROGERS & PENELOPE JANE ROGERS (243)	76,012	0.33%	76,012	0	0.00%
MICHAEL JAMES MCAULIFFE	29	0.00%	29	0	0.00%
MICHAEL JOHN BOWNE	5,960	0.03%	5,960	0	0.00%
MICHAEL JOHN BOWNE & TRACEY LEE BOWNE	1,320	0.01%	1,320	0	0.00%
MICHAEL JOHN DRAPAC (244)	36,360	0.16%	36,360	0	0.00%
MICHAEL JOHN DUFFY	1	0.00%	1	0	0.00%
MICHAEL JOSEPH MCCANN (245)	10,866	0.05%	10,866	0	0.00%
MICHAEL MCMAHON (246)	36,436	0.16%	36,436	0	0.00%
MICHAEL MINICHIELLO & THERESA MINICHIELLO (247)	31,133	0.13%	31,133	0	0.00%

56

MICHAEL QUAGLIATA	26,188	0.11%	26,188	0	0.00%
MICHAEL ROGER OSWALD PEARS	243	0.00%	243	0	0.00%
MICHAEL ROGER OSWALD PEARS	195	0.00%	195	0	0.00%
MICHAEL ROGERS (248)	68,768	0.30%	68,768	0	0.00%
MICHAEL SERGI & ANTONETTE SERGI	13,606	0.06%	13,606	0	0.00%
MICHAEL STELLER (249)	59	0.00%	59	0	0.00%
MICHAEL TACCONE	17,745	0.08%	17,745	0	0.00%
MICHAEL ZAHARIADIS	3	0.00%	3	0	0.00%
MICHAEL ZAMMIT & CYNTHIA ZAMMIT	2,784	0.01%	2,784	0	0.00%
MICHEAL ROGER PEARS	60	0.00%	60	0	0.00%
MICHELE UNTERFRAUNER	93	0.00%	93	0	0.00%
MICHELLE AUDREY THOMPSON	2,125	0.01%	2,125	0	0.00%
MICHELLE LOUISE CLIFFORD	73	0.00%	73	0	0.00%
MICK ROWLINGSON & MAGGIE ROWLINGSON	17	0.00%	17	0	0.00%
MICK ROWLINGSON & MAGGIE ROWLINGSON	58	0.00%	58	0	0.00%
MIKE MCCANN (250)	4,245	0.02%	4,245	0	0.00%
MILAN DEBELAK	5	0.00%	5	0	0.00%
MILTON DOUGLAS TAYLOR	14,000	0.06%	14,000	0	0.00%
MIRIAM NERVO	4,148	0.02%	4,148	0	0.00%
MOHAMAD ABAS	12	0.00%	12	0	0.00%
MONISH MODY (251)	10,525	0.05%	10,525	0	0.00%
MUJI RETNA MUNAWATI	4,076	0.02%	4,076	0	0.00%
MURRAY HIGHT & FERN HIGHT	73	0.00%	73	0	0.00%
MURRAY JAMES CLOSE & HELEN DOREEN CLOSE (252)	700	0.00%	700	0	0.00%
MURRAY OAKES AND SARAH FRANCES OAKES	50,000	0.22%	50,000	0	0.00%
NANETTE REX	5	0.00%	5	0	0.00%
NAOMI CLASOHM	700	0.00%	700	0	0.00%
NATALIE PATTERSON	2,000	0.01%	2,000	0	0.00%
NATALIE ROSE - MARIE MARK	18	0.00%	18	0	0.00%
NATASA DENMAN & STUART LLOYD DENMAN	16	0.00%	16	0	0.00%
NATASCHA RILEY (253)	14	0.00%	14	0	0.00%
NATASHA JAN BULLOCK	1,000	0.00%	1,000	0	0.00%
NATHAN KING	1	0.00%	1	0	0.00%
NEIL ALLSOPP & RHONDA ALLSOPP (254)	3,677	0.02%	3,677	0	0.00%
NEIL ANDREW CATO	2	0.00%	2	0	0.00%
NEIL ARTHUR YOUNG & HEATHER JUNE YOUNG	28	0.00%	28	0	0.00%
NEIL ARTHUR YOUNG & HEATHER JUNE YOUNG	66	0.00%	66	0	0.00%
NEIL DENIS PORTER & JUDITH PEARCE	490	0.00%	490	0	0.00%
NEIL IBBOTT (255)	14,613	0.06%	14,613	0	0.00%
NEIL JOHN BALL & LYNDI ELIZABETH BALL (256)	25,224	0.11%	25,224	0	0.00%
NEIL MARTINS & LIUIA MARTINS (257)	245	0.00%	245	0	0.00%
NEIL MORTLAND	236	0.00%	236	0	0.00%
NELUKSHI WIJETUNGA	49	0.00%	49	0	0.00%
NEVELLE WATERS	131	0.00%	131	0	0.00%
NEVELLE WATERS	54	0.00%	54	0	0.00%
NEVILLE DAVID GRANT (258)	39,922	0.17%	39,922	0	0.00%

57

NEVILLE PARTON (259)	307	0.00%	307	0	0.00%
NICHOLA JAMES-WALLACE	9,845	0.04%	9,845	0	0.00%
NICHOLAS HARRINGTON	63	0.00%	63	0	0.00%
NICHOLAS MACRI & CARMEL MACRI	16,900	0.07%	16,900	0	0.00%
NICHOLAS MOLONEY & LISA MOLONEY	10,150	0.04%	10,150	0	0.00%
NICHOLAS PETER MARK	18	0.00%	18	0	0.00%
NICHOLAS USSIA	103	0.00%	103	0	0.00%
NICK ADAMIDIS	14	0.00%	14	0	0.00%
NICK USSIA (260)	4,433	0.02%	4,433	0	0.00%
NICK USSIA & CARMEL NEGHBRON	250	0.00%	250	0	0.00%
NICK USSIA & JOHN VITOCCO	3,825	0.02%	3,825	0	0.00%
NICO SCHUTTE	22,789	0.10%	22,789	0	0.00%
NICOLE MARIA MERDY	638	0.00%	638	0	0.00%
NICOLE MARIE ALDRIDGE	13,582	0.06%	13,582	0	0.00%
NIGEL ANTHONY COOPER	367	0.00%	367	0	0.00%
NIGEL ANTHONY COOPER & KATHLEEN JANE COOPER	10,525	0.05%	10,525	0	0.00%
NOEL ARTHER YOUNG & ESTELLE MERLE YOUNG	3,475	0.02%	3,475	0	0.00%
NOEL ARTHUR YOUNG & ESTELLE MERLE YOUNG	4,071	0.02%	4,071	0	0.00%
NOEL JOHN LILL	2	0.00%	2	0	0.00%
NOELA FORD	4	0.00%	4	0	0.00%
NOELA VALENTINE BROOKS	538	0.00%	538	0	0.00%
NORMA FAY ROSENHAIN (261)	13,770	0.06%	13,770	0	0.00%
OWEN J STEINHARDT & LYNITA A STEINHARDT	17,042	0.07%	17,042	0	0.00%
PAMELA YOUNG	294	0.00%	294	0	0.00%
PAT MCCARTHY	441	0.00%	441	0	0.00%
PATRICIA JOAN HENDERSON	4	0.00%	4	0	0.00%
PATRICIA JOAN HENDERSON	2	0.00%	2	0	0.00%
PATRICIA L K LEE & JEFFREY L H CHEONG	367	0.00%	367	0	0.00%
PATRICK ERWIN BERNAU & DONNA MARIE DOREY (262)	18,180	0.08%	18,180	0	0.00%
PATRICK FRANCIS MCINTOSH & JENNIFER DOROTHY RIMMEL (263)	15,000	0.06%	15,000	0	0.00%
PATRICK LOQUANCIO	4,005	0.02%	4,005	0	0.00%
PAUL & KARGER	73	0.00%	73	0	0.00%
PAUL & RUGH HOOGENRAAD	4,073	0.02%	4,073	0	0.00%
PAUL ALEXANDER HOOGENRAAD	615	0.00%	615	0	0.00%
PAUL ALEXANDER HOOGENRAAD & RUTH MILLICENT HOOGENRAAD	4,344	0.02%	4,344	0	0.00%
PAUL BARRY EDWARDS & BARBARA EVELYN EDWARDS (264)	33,395	0.14%	33,395	0	0.00%
PAUL CONNOLLY	52	0.00%	52	0	0.00%
PAUL CONNOLLY & DEBORAH CONNOLLY	2,511	0.01%	2,511	0	0.00%
PAUL CROCITTI & ROSA CROCITTI	10,525	0.05%	10,525	0	0.00%
PAUL FRANCIS FONTAINE	546	0.00%	546	0	0.00%
PAUL GERARD TOBIN	7	0.00%	7	0	0.00%
PAUL HENRY THOMPSON	5,258	0.02%	5,258	0	0.00%
PAUL HOOGENRAAD & RUTH HOOGENRAAD	4,053	0.02%	4,053	0	0.00%
PAUL KARGER	57	0.00%	57	0	0.00%
PAUL MAXWELL FOX	5	0.00%	5	0	0.00%

58

PAUL RICHARD & KAREN MAREE & DAMIAN PAUL HILLS (265)	18,000	0.08%	18,000	0	0.00%
PAUL RICHARD HILLS	204	0.00%	204	0	0.00%
PAUL RUSSELL & CHRISTOPHER RUYS & IAN PATTERSON (266)	14,024	0.06%	14,024	0	0.00%
PAUL SOLOMON & LEE SOLOMON	6	0.00%	6	0	0.00%
PAUL STEPHAN TOOHEY & PAULINE GRACE TOOHEY (267)	61,662	0.27%	61,662	0	0.00%
PAUL TAYLOR (268)	15,549	0.07%	15,549	0	0.00%
PAUL THOMAS LEWIS	6	0.00%	6	0	0.00%
PAUL TOSIN & DANIELA TOSIN (269)	2,030	0.01%	2,030	0	0.00%
PAUL TOSIN & ELIZABETH FLORENCE KINNON (270)	55	0.00%	55	0	0.00%
PAUL WILLIAM BARNSBY & SONIA MARIE BARNSBY	10,525	0.05%	10,525	0	0.00%
PAUL WILLIAM HUTCHINSON & DEBBIE LEA HUTCHINSON	5	0.00%	5	0	0.00%
PAULINE MALONEY	49	0.00%	49	0	0.00%
PENELOPE JANE HEARMAN & PETER WILLIAM HEARMAN (271)	10,525	0.05%	10,525	0	0.00%
PEPITA ROBERTS	10,525	0.05%	10,525	0	0.00%
PERRY JOHN REGOLINI & GABRIELLE SIMONE REGOLINI	1	0.00%	1	0	0.00%
PETER ALBERT DOUGLAS GRIEVE & EVELYN JOY GRIEVE	4,024	0.02%	4,024	0	0.00%
PETER ANDREW ANTHONSEN	50	0.00%	50	0	0.00%
PETER BARNES	1	0.00%	1	0	0.00%
PETER BILSTON	3,072	0.01%	3,072	0	0.00%
PETER COGO & MAUREEN COGO	15	0.00%	15	0	0.00%
PETER COLIN KEITH (272)	10,003	0.04%	10,003	0	0.00%
PETER COLIN KEITH & SALLY LOUISE KEITH	18,180	0.08%	18,180	0	0.00%
PETER COX	169	0.00%	169	0	0.00%
PETER DESMOND WILSON (273)	10,082	0.04%	10,082	0	0.00%
PETER DURDIN	1	0.00%	1	0	0.00%
PETER EDMUND BURKE	18	0.00%	18	0	0.00%
PETER ERNEST HANSEN & JOYCE MARION HANSEN	10	0.00%	10	0	0.00%
PETER GOWAN & JULIE GOWAN (274)	10,672	0.05%	10,672	0	0.00%
PETER JAMES DUNN (275)	11,156	0.05%	11,156	0	0.00%
PETER JAMES KEARNEY (276)	205	0.00%	205	0	0.00%
PETER JOHN NONNENMACHER & LYNETTE FRANCES NONNENMACHER AND GREGORY JOHN NONNENMACHER (277)	4,017	0.02%	4,017	0	0.00%
PETER KRIKKE (278)	1,354	0.01%	1,354	0	0.00%
PETER LEWIS (279)	48,721	0.21%	48,721	0	0.00%
PETER MACBEAN STEWART & ROBIN KATHLEEN STEWART	1,912	0.01%	1,912	0	0.00%
PETER MARK & DORA MARK (280)	2,292	0.01%	2,292	0	0.00%
PETER MARSH & DAWN MAY MARSH	366	0.00%	366	0	0.00%
PETER MELVILLE KING & ELIZABETH MARY KING	14,827	0.06%	14,827	0	0.00%
PETER MELVILLE KING & ELIZABETH MARY KING	4,659	0.02%	4,659	0	0.00%
PETER MILAS	169	0.00%	169	0	0.00%
PETER MOORE (281)	20,000	0.09%	20,000	0	0.00%
PETER ROBERT MOORE	40,000	0.17%	40,000	0	0.00%

59

PETER RYAN GILMOUR	4,050	0.02%	4,050	0	0.00%
PETER SLAVKO CESTNIK & TIFFANY CLAIR CESTNIK	16,550	0.07%	16,550	0	0.00%
PETER WILLIAM HEARMAN & PENELOPE HEARMAN & JOHN MICHAEL HEARMAN (282)	25,102	0.11%	25,102	0	0.00%
PETER WILLIAM WEST & SIAN ELIZABETH WEST (283)	187	0.00%	187	0	0.00%
PHIL WOOD (284)	126	0.00%	126	0	0.00%
PHIL WOOD (285)	24	0.00%	24	0	0.00%
PHILIP BLAKE & SUSAN BLAKE & ELIZABETH BLAKE & RYAN BLAKE (286)	12,457	0.05%	12,457	0	0.00%
PHILIP MOORE	11	0.00%	11	0	0.00%
PHILIP ROSS SMITH	28	0.00%	28	0	0.00%
PHILLIP A COLE	9,500	0.04%	9,500	0	0.00%
PHILLIP HYAMS	2	0.00%	2	0	0.00%
PHILLIP JOHN TENNI	49	0.00%	49	0	0.00%
PHYLLIS JEAN BILSTON	7,112	0.03%	7,112	0	0.00%
POPI ZOGRAFAKIS	98	0.00%	98	0	0.00%
RACHAEL ANNE ISHERWOOD	7	0.00%	7	0	0.00%
RACHAEL ANNE JAY	9	0.00%	9	0	0.00%
RACHEL JOYCE & CARLY JOYCE (287)	8,350	0.04%	8,350	0	0.00%
RAELENE DEBRA HAMILTON	4,081	0.02%	4,081	0	0.00%
RAJINDER SINGH	8	0.00%	8	0	0.00%
RAMANI SAMINATHAN & JAYA RANI SUBRAMANIAN (288)	103,200	0.45%	103,200	0	0.00%
RANDALL JUDE BEZAIRE & ALISON MARY BEZAIRE (289)	18,180	0.08%	18,180	0	0.00%
RANDHIR VARMA & LEIGH VARMA (290)	1,231	0.01%	1,231	0	0.00%
RAYMOND CRAWSHAW & BRENDA CRAWSHAW	10,009	0.04%	10,009	0	0.00%
RAYMOND CRAWSHAW & BRENDA CRAWSHAW	219	0.00%	219	0	0.00%
RAYMOND NEILSEN	6,446	0.03%	6,446	0	0.00%
RAYNI NUGENT	217	0.00%	217	0	0.00%
RAYNI NUGENT	69	0.00%	69	0	0.00%
REBECCA CAVANAGH	63	0.00%	63	0	0.00%
REBECCA LOUISE STEPHAN	4,282	0.02%	4,282	0	0.00%
REBECCA MARGOT HANSEN	4,000	0.02%	4,000	0	0.00%
REGINALD FREDERICK POULIER	4	0.00%	4	0	0.00%
REID DRESCHER (291)	13,920	0.06%	13,920	0	0.00%
RENALDO GAIETY	15	0.00%	15	0	0.00%
RENE KATE FULKO	11	0.00%	11	0	0.00%
RETO JAMES DUNN (292)	5,022	0.02%	5,022	0	0.00%
RHONDA ALLSOPP & NEIL ALLSOPP (293)	8,339	0.04%	8,339	0	0.00%
RICHARD ANTHONY GILI	17	0.00%	17	0	0.00%
RICHARD ARTHUR POWELL	752	0.00%	752	0	0.00%
RICHARD ARTHUR POWELL & JANICE DAWN POWELL	88	0.00%	88	0	0.00%
RICHARD FRIAR & ALLISON FRIAR	24	0.00%	24	0	0.00%
RICHARD HOWE & CHRIS SERTIC	10,191	0.04%	10,191	0	0.00%
RICHARD JAMES PICKETT MARKS & CATHERINE JANE MARKS	15,788	0.07%	15,788	0	0.00%
RICHARD PETER MALONEY	271	0.00%	271	0	0.00%
RICK OLARENSHAW (294)	753	0.00%	753	0	0.00%

60

RICO SCHUTTE	500	0.00%	500	0	0.00%
RITA TACCONE & DOMENICO TACCONE	10,559	0.05%	10,559	0	0.00%
ROB VERKAIK & ELIZABETH VERKAIK (295)	81	0.00%	81	0	0.00%
ROBERT AND REA BLISS (296)	4,490	0.02%	4,490	0	0.00%
ROBERT ANDREW BLISS (297)	154,621	0.67%	154,621	0	0.00%
ROBERT BURNS & JULIE BURNS	180	0.00%	180	0	0.00%
ROBERT CHARLES WALTERS & MARY ANN WALTERS	8,793	0.04%	8,793	0	0.00%
ROBERT FREDERICK GARTON (298)	28	0.00%	28	0	0.00%
ROBERT G. KATZ	3,430	0.01%	3,430	0	0.00%
ROBERT GEORGE PRENDERGAST & MAREE ANN PRENDERGAST (299)	362,553	1.57%	362,553	0	0.00%
ROBERT GEORGE SUGGETT	145	0.00%	145	0	0.00%
ROBERT GRANT FRASER & SHERIDAN LEE HONEY (300)	21	0.00%	21	0	0.00%
ROBERT JOHN SALVAIR	6	0.00%	6	0	0.00%
ROBERT JOHN WEBBER & KATHERINE WEBBER (301)	73	0.00%	73	0	0.00%
ROBERT MALCOLM WILKIE	4,027	0.02%	4,027	0	0.00%
ROBERT MALCOM WILKIE & LINDA ELIZABETH WILKIE (302)	77,753	0.34%	77,753	0	0.00%
ROBERT PRUYN	32,265	0.14%	32,265	0	0.00%
ROBERT PRUYN & MEREDITH PRUYN (303)	15,358	0.07%	15,358	0	0.00%
ROBERT VAN BLANKEN & LYNDA GAY VAN BLANKEN	339	0.00%	339	0	0.00%
ROBERT WETTENHALL MCFARLAND & ERROLLY GLEN MCFARLAND	3	0.00%	3	0	0.00%
ROBERT WILKIE & LINDA WILKIE (304)	735	0.00%	735	0	0.00%
ROBYN JAYNE LOFTS	7	0.00%	7	0	0.00%
ROBYN JAYNE WEST	146	0.00%	146	0	0.00%
ROBYN JAYNE WEST	12	0.00%	12	0	0.00%
ROBYN LYNETTE HARRIS & HOWARD JOHN GATELEY	12	0.00%	12	0	0.00%
ROBYN QUICK	18,719	0.08%	18,719	0	0.00%
RODERICK IAN DONALD & SANDRA ELIZABETH DONALD	59	0.00%	59	0	0.00%
RODNEY MALCOLM BLACK	4,000	0.02%	4,000	0	0.00%
RODNEY WAYNE FAGG & JULIE LEAH FAGG (305)	212	0.00%	212	0	0.00%
ROGER S FOXTON & JENNIFER S FOXTON	5	0.00%	5	0	0.00%
ROGER THOMAS GOLDING	4,018	0.02%	4,018	0	0.00%
ROGER YOUIL & LUCY YOUIL (306)	18,180	0.08%	18,180	0	0.00%
RON WILLIAMS & CAROL WILLIAMS	19	0.00%	19	0	0.00%
RON WILLIAMS & CAROL WILLIAMS	146	0.00%	146	0	0.00%
RONA KAY DOUGLAS	50	0.00%	50	0	0.00%
RONALD D KEECH & KATHRYN KEECH	156	0.00%	156	0	0.00%
RONALD DAVID KING & MADGE LOUISE KING (307)	5	0.00%	5	0	0.00%
RONALD DAVID WILLIAMS & CAROL ANN WILLIAMS	2	0.00%	2	0	0.00%

61

RONALD LEENDERT VANDERWAAL & HEATHER JOY VANDERWAAL	19,974	0.09%	19,974	0	0.00%
RONALD LEENDERT VANDERWAAL & HEATHER JOY VANDERWAAL	15,662	0.07%	15,662	0	0.00%
RONALD NICHOLSON	62	0.00%	62	0	0.00%
RONALD PETER KUCHARSKI (308)	62,794	0.27%	62,794	0	0.00%
RONALD VANDERWAAL & HEATHER JOY VANDERWAAL	17,727	0.08%	17,727	0	0.00%
RONISE BARR	108	0.00%	108	0	0.00%
ROS SHAW	73	0.00%	73	0	0.00%
ROS SHAW	15	0.00%	15	0	0.00%
ROSEMARY DAWN CHALKLEN	7	0.00%	7	0	0.00%
ROSEMARY ETHEL WYNNE	732	0.00%	732	0	0.00%
ROSEMARY ETHEL WYNNE	32	0.00%	32	0	0.00%
ROSEMARY STONE	45	0.00%	45	0	0.00%
ROSS ARDITA & MARIA ARDITA	1,033	0.00%	1,033	0	0.00%
ROSS BAUER & CAROLYN BAUER (309)	659	0.00%	659	0	0.00%
ROSS GRANTLY RAMSEY & NITA DAWN RAMSEY	70	0.00%	70	0	0.00%
ROSS LEONARD SOLOMON	11,690	0.05%	11,690	0	0.00%
ROSS NOEL ULLMAN & SUZANNE ULLMAN (310)	80,961	0.35%	80,961	0	0.00%
ROSS WILLIAM WARNER	6	0.00%	6	0	0.00%
ROWAN DON MARSHALL & LEIGHTON ANGUS MARSHALL & OLIVER JAMES MARSHALL	211	0.00%	211	0	0.00%
ROWAN FOX	51,636	0.22%	51,636	0	0.00%
ROWAN WILLIAMS	321	0.00%	321	0	0.00%
ROY SPAGNOLO & XAVIER LO	259	0.00%	259	0	0.00%
RUSSEL VAN ROOYEN & STARLINE VAN ROOYEN (311)	238	0.00%	238	0	0.00%
RUSSELL C DUNKIN	29	0.00%	29	0	0.00%
RUSSELL FRANCEIS WOODROW (312)	630	0.00%	630	0	0.00%
RUSSELL FRANCEIS WOODROW & HELEN ELSIE WOODROW (313)	30,358	0.13%	30,358	0	0.00%
RUSSELL JOHN WILKIE	4,008	0.02%	4,008	0	0.00%
RUSSELL JOHN WILKIE & ROBYN LOUISA WILKIE (314)	15,223	0.07%	15,223	0	0.00%
RUSSELL SHANE HERITAGE (315)	165	0.00%	165	0	0.00%
RUSSELL WOODROW	156	0.00%	156	0	0.00%
RUTH LILLIAS WISE	23	0.00%	23	0	0.00%
RYAN PAUL KRIKKE	328	0.00%	328	0	0.00%
SALLY RILLSTONE & DOMINIC RILLSTONE	330	0.00%	330	0	0.00%
SALLYANNE FLORENCE & GINA LOUISE FLORENCE	980	0.00%	980	0	0.00%
SAMANTHA ANN STEWART	1,000	0.00%	1,000	0	0.00%
SAMEER PRASAD	14,029	0.06%	14,029	0	0.00%
SAMMAR HANNA SOUSOU	512	0.00%	512	0	0.00%
SAMMAR HANNA SOUSOU	14	0.00%	14	0	0.00%
SAMUEL ROBERT WILLIAMS	10	0.00%	10	0	0.00%
SANDRA FAY LOCK	11,659	0.05%	11,659	0	0.00%
SANDRA FAY LOCK	939	0.00%	939	0	0.00%
SANTINO ANTHONY MASTROENI	114,607	0.49%	114,607	0	0.00%
SARAH FRANCES OAKES	4,367	0.02%	4,367	0	0.00%
SARAH KATE HARRIS	65	0.00%	65	0	0.00%
SARAH LEANNE O'DWYER	5	0.00%	5	0	0.00%
SAVERINO SALEMI & WANDA SALEMI	167	0.00%	167	0	0.00%

62

SCOTT HORNBY	908	0.00%	908	0	0.00%
SCOTT LESLIE GANT (316)	608,887	2.63%	608,887	0	0.00%
SCOTT PRENDERGAST	4,342	0.02%	4,342	0	0.00%
SCOTT RUSSELL SPLADE & CAROL GAE SPLADE	37,546	0.16%	37,546	0	0.00%
SEAMUS MARTIN (317)	39,692	0.17%	39,692	0	0.00%
SEAN CHRISTOPHER DAVID NUGARA & MICHELLE MARIA NUGARA (318)	13,807	0.06%	13,807	0	0.00%
SEAN JAGO	215	0.00%	215	0	0.00%
SEAN MATTHEW DOHENY	280	0.00%	280	0	0.00%
SEAN MATTHEW MCNAMARA	1	0.00%	1	0	0.00%
SEAN MERVYN WARD & CARLY JANE WARD	82	0.00%	82	0	0.00%
SEAN NUGARA & MICHELLE NUGARA (319)	10,525	0.05%	10,525	0	0.00%
SEEMA KINGER & SANJAY KINGER	40	0.00%	40	0	0.00%
SERGIO FORZA (320)	25,465	0.11%	25,465	0	0.00%
SESCHA RUST	10,000	0.04%	10,000	0	0.00%
SHANE ANDREWS	9	0.00%	9	0	0.00%
SHANULISA PRASAD	4,046	0.02%	4,046	0	0.00%
SHARAD VED PRAKASH & NEH CHIB VED PRAKASH	10,000	0.04%	10,000	0	0.00%
SHARNAH THOMPSON (321)	2,083	0.01%	2,083	0	0.00%
SHARON DELMENICO & WESLEY DELMENICO	3	0.00%	3	0	0.00%
SHARON MAREE GATTY	6,174	0.03%	6,174	0	0.00%
SHARON MORTLAND	236	0.00%	236	0	0.00%
SHARYN D'ARCY	16	0.00%	16	0	0.00%
SHEELAGM YOUNG (322)	18,700	0.08%	18,700	0	0.00%
SHEHARA WIJETUNGA	1,699	0.01%	1,699	0	0.00%
SHELLEY MARIE FOX	14,381	0.06%	14,381	0	0.00%
SHERYLE SHERIDAN (323)	1,990	0.01%	1,990	0	0.00%
SIMON DUPRE	13	0.00%	13	0	0.00%
SIMON DUPRE	1	0.00%	1	0	0.00%
SIMON GORDON MANNING	62	0.00%	62	0	0.00%
SIMON GORDON MANNING & BELINDA ROTH MANNING (324)	13	0.00%	13	0	0.00%
SIMON JAMES CLOVER	10	0.00%	10	0	0.00%
SIMON QUIRK & DEBORAH QUIRK	4	0.00%	4	0	0.00%
SIMON SHEPPARD	11	0.00%	11	0	0.00%
SIMONE HELENE RHODES CONCHA	139	0.00%	139	0	0.00%
SIOBHAN MARTIN	10,000	0.04%	10,000	0	0.00%
SKYE ERIN PARKER	835	0.00%	835	0	0.00%
SOF ANDRIKOPOULOS	147	0.00%	147	0	0.00%
SOFIANOS ANDRIKOPOULOS & YIOTA ANDRIKOPOULOS	49	0.00%	49	0	0.00%
SONYA PARER (325)	379	0.00%	379	0	0.00%
SOTIRIA BELTON	122	0.00%	122	0	0.00%
SRIKANTHI MARIE WIJETUNGA	150	0.00%	150	0	0.00%
SRIKANTHI MARIE WIJETUNGA	11	0.00%	11	0	0.00%
STACY EVERINGHAM	154	0.00%	154	0	0.00%
STANISLAUS ANTHONY CARROLL (326)	49	0.00%	49	0	0.00%
STEPHEN BURNS & ROSALIND BURNS (327)	13,378	0.06%	13,378	0	0.00%
STEPHEN DOMINIC FRANCIS CREAGH & JOHANNA BROOKE CREAGH	10,000	0.04%	10,000	0	0.00%
STEPHEN FOX	20,525	0.09%	20,525	0	0.00%

63

STEPHEN GRABOWSKI	1	0.00%	1	0	0.00%
STEPHEN JOHN & LISA SIMONE GREENHAM (328)	1,000	0.00%	1,000	0	0.00%
STEPHEN JOHN COCKS	2	0.00%	2	0	0.00%
STEPHEN JOHN DUFFY & ALEXANDRA MARY DUFFY	1	0.00%	1	0	0.00%
STEPHEN JONES	5,000	0.02%	5,000	0	0.00%
STEPHEN MOFFATT	219	0.00%	219	0	0.00%
STEPHEN O'LOUGHLIN	1	0.00%	1	0	0.00%
STEPHEN PATTERSON & CHERYL PATTERSON (329)	17,150	0.07%	17,150	0	0.00%
STEPHEN ROBERT BIDELEUX	10,002	0.04%	10,002	0	0.00%
STEVEN MARK KEECH	12	0.00%	12	0	0.00%
STEVEN VUKOVIC	25	0.00%	25	0	0.00%
STEVEN WAYNE SMITH & LEANNE KAY SMITH (330)	49	0.00%	49	0	0.00%
STEWART CRAIG DOBRZYNSKI & FIONA JOANNE DOBRZYNSKI (331)	19,341	0.08%	19,341	0	0.00%
STEWART PALMER	36	0.00%	36	0	0.00%
STUART DENMAN & NATASA DENMAN	98	0.00%	98	0	0.00%
SUE NAYLOR	11	0.00%	11	0	0.00%
SUSAN MARJORIE MONGELLI (332)	2,060	0.01%	2,060	0	0.00%
SUSAN MONGELLI & PETER WATERS (333)	1,042	0.00%	1,042	0	0.00%
SUSANA LAI CHU LAU	9	0.00%	9	0	0.00%
SUSANA LAI CHU LAU	1	0.00%	1	0	0.00%
SUSANA LAU	131	0.00%	131	0	0.00%
SUZANNE KAYE JONES (334)	55,000	0.24%	55,000	0	0.00%
SUZANNE MURPHY	10,431	0.05%	10,431	0	0.00%
TANIA MAREE HANN	1	0.00%	1	0	0.00%
TANYA TZIKAS	73	0.00%	73	0	0.00%
TARA LEANNE & PAUL JOSEPH VAN WINCKEL	4,000	0.02%	4,000	0	0.00%
TERENCE & SHARON GARROLL (335)	15,391	0.07%	15,391	0	0.00%
TERRY & JULIE THOMAS HARRINGTON	15,098	0.07%	15,098	0	0.00%
TERRY ALEXIADIS	3,000	0.01%	3,000	0	0.00%
TERRY ALEXIADIS	11	0.00%	11	0	0.00%
TERRY ANN ROTH	21,937	0.09%	21,937	0	0.00%
TERRY ANN ROTH & ADAM DANIEL BOWLING (336)	16,666	0.07%	16,666	0	0.00%
TERRY CARROLL	5,263	0.02%	5,263	0	0.00%
TERRY HARRINGTON & JULIE THOMAS	4,059	0.02%	4,059	0	0.00%
TERRY JAMES GARDINER	514	0.00%	514	0	0.00%
TERRY JAMES HARRINGTON	4,012	0.02%	4,012	0	0.00%
TERRY JAMES HARRINGTON & JULIE DIANE THOMAS	4,015	0.02%	4,015	0	0.00%
THARANGA KUMARA PATHIRANAGE	14	0.00%	14	0	0.00%
THEMISTOCLES VANIERIS	58	0.00%	58	0	0.00%
THOMAS ASHCROFT & JULIA PATRICIA ASHCROFT (337)	4,037	0.02%	4,037	0	0.00%
THOMAS ERNEST HORGAN	7,468	0.03%	7,468	0	0.00%
THOMAS ERNEST HORGAN & ANNE THERESE HORGAN (338)	7,357	0.03%	7,357	0	0.00%
THOMAS GRAHAM SHEEHAN & JOHN DOUGLAS SHEEHAN (339)	10,525	0.05%	10,525	0	0.00%

64

THOMAS HILLARDT	281	0.00%	281	0	0.00%
THOMAS OAKES	2,000	0.01%	2,000	0	0.00%
TIM HARGREAVES (340)	6,315	0.03%	6,315	0	0.00%
TIM SMITH (341)	21,424	0.09%	21,424	0	0.00%
TIMOTHY JAMES JARVIS & GERARDINE ANNE WALSH	24,055	0.10%	24,055	0	0.00%
TIMOTHY JOHN OLIVER (342)	35,785	0.15%	35,785	0	0.00%
TIMOTHY PETER FARLEY & MARY KATHLEEN FARLEY (343)	94,540	0.41%	94,540	0	0.00%
TIMOTHY RAMSEY & JODIE RAMSEY	39	0.00%	39	0	0.00%
TIMOTHY ROSS CROOKS	5,544	0.02%	5,544	0	0.00%
TIMOTHY ROSS FLOWERS & MONIQUE LYNETTE FLOWERS (344)	15,000	0.06%	15,000	0	0.00%
TIMOTHY WALTER LENNON & NICOLE ANNE LENNON	12	0.00%	12	0	0.00%
TIN SHEUNG LAU	655	0.00%	655	0	0.00%
TINA DION (345)	2,036	0.01%	2,036	0	0.00%
TINA MARIA MATANIC	56	0.00%	56	0	0.00%
TODD DARREN BOYCE	60	0.00%	60	0	0.00%
TODD DARREN BOYCE	7	0.00%	7	0	0.00%
TODD SESSIONS	5,681	0.02%	5,681	0	0.00%
TONI KILGOUR & KARLENE KILGOUR & DANIELLE KILGOUR	24	0.00%	24	0	0.00%
TONI MAE CAPUTO	2	0.00%	2	0	0.00%
TONY HAVIG (346)	29,790	0.13%	29,790	0	0.00%
TRACEY ANN REILLY	98	0.00%	98	0	0.00%
TRAVIS DALE HUDSON	2	0.00%	2	0	0.00%
TREVOR SCHOENMACHER & LISA STIVLEY & BRETT HANSEN (347)	2,460	0.01%	2,460	0	0.00%
TREVOR STEPHEN CLOVER & CAROLE ELIZABETH CLOVER	84	0.00%	84	0	0.00%
TRILAS MATESHA LEEMAN	66	0.00%	66	0	0.00%
TRILAS MATESHA LEEMAN	40	0.00%	40	0	0.00%
TRUDY PIA MARIA CROOKS	5,544	0.02%	5,544	0	0.00%
VANESSA JOAN CARBIS	260	0.00%	260	0	0.00%
VERA SMOLONOGOV	4,055	0.02%	4,055	0	0.00%
VICKI BELL	37,696	0.16%	37,696	0	0.00%
VICKI BELL & GRAHAM BELL (348)	39,404	0.17%	39,404	0	0.00%
VICKI CHRISAFIS	19	0.00%	19	0	0.00%
VICTORIA ALEXANDRA ROSE & GREGORY JOHN ROSE (349)	490	0.00%	490	0	0.00%
VICTORIA JANE STANFORD & DAVID STANFORD (350)	21	0.00%	21	0	0.00%
VINCE PAGANO & GAYLE PAGANO (351)	615	0.00%	615	0	0.00%
VINCENT HUGH HORSBURGH (352)	9,569	0.04%	9,569	0	0.00%
VINCENT JOHN CREAGH (353)	44,649	0.19%	44,649	0	0.00%
VINCENT MCUILLAN & MARGARET MCQUILLAN (354)	7	0.00%	7	0	0.00%
VINCENT SAINATO	21	0.00%	21	0	0.00%
VINCENT SCULLI & DORIS SCULLI	3	0.00%	3	0	0.00%
VINCENZO PENNAZZA & DIANA PENNAZZA	124	0.00%	124	0	0.00%
VINCENZO PENNAZZA & DIANA PENNAZZA	366	0.00%	366	0	0.00%
VIRGINIA DALZOTTO	515	0.00%	515	0	0.00%
VIRGINIA DALZOTTO & GEORGE DALZOTTO	42	0.00%	42	0	0.00%

65

VITO CHIARAVELLE & ANTIONIETTA CHIARAVELLE	187	0.00%	187	0	0.00%
VITTORIO MONARCA & CATHERINE MONARCA (355)	245	0.00%	245	0	0.00%
WALLY MUHIEDDINE	39	0.00%	39	0	0.00%
WARREN CLAUDE SLATER & DIERDRE ANNE SLATER (356)	18,180	0.08%	18,180	0	0.00%
WARREN LELAND HOHN & DONNA RAE HOHN (357)	678	0.00%	678	0	0.00%
WARREN SIPSER (358)	364	0.00%	364	0	0.00%
WARWICK CLARKE (359)	760	0.00%	760	0	0.00%
WAYNE CAREY	14,714	0.06%	14,714	0	0.00%
WAYNE CONNELL & MICHELLE CONNELL (360)	220	0.00%	220	0	0.00%
WAYNE EDWARD WHITMORE & LISA WHITMORE	146	0.00%	146	0	0.00%
WAYNE FRANCIS SYKES	2,500	0.01%	2,500	0	0.00%
WAYNE GREGORY MCKELLAR & MARILYN THERESA MCKELLAR (361)	30,326	0.13%	30,326	0	0.00%
WAYNE RICHARD BOSDEN & FIONA JOY BOSDEN	1	0.00%	1	0	0.00%
WAYNE ROBERT BUDARICK & ANNETTE BUDARICK (362)	70	0.00%	70	0	0.00%
WAYNE WHITMORE & LISA WHITMORE	176	0.00%	176	0	0.00%
WAYNNE MCKELLAR	7,650	0.03%	7,650	0	0.00%
WENDY KEOGH	7	0.00%	7	0	0.00%
WILHELMINA HENDERINA PRUYN & DANIEL JOHN GARLICK	315	0.00%	315	0	0.00%
WILLIAM BARRYMORE SMITH	197	0.00%	197	0	0.00%
WILLIAM BERTRAM MCGRORY & SUSAN JOY MCGRORY (363)	1,944	0.01%	1,944	0	0.00%
WILLIAM DANIEL GOLLOP	58	0.00%	58	0	0.00%
WILLIAM ELIOU	4,441	0.02%	4,441	0	0.00%
WILLIAM FRASER	219	0.00%	219	0	0.00%
WILLIAM FRASER & YOLANTA FRASER (364)	92	0.00%	92	0	0.00%
WILLIAM JACKSON & DAWN JACKSON (365)	35,786	0.15%	35,786	0	0.00%
WILLIAM JOHN VALLENCE	10,373	0.04%	10,373	0	0.00%
WILLIAM JOHN VALLENCE	4,069	0.02%	4,069	0	0.00%
WILLIAM LAZARO	20	0.00%	20	0	0.00%
WILLIAM MAILE & KATHARINE BLACKMORE & XI DAI DIEP & CRAIG DAVID PRINCE (366)	53,200	0.23%	53,200	0	0.00%
WILLIAM NICHOLAS FRASER & YOLANTA MARTA FRASER	2	0.00%	2	0	0.00%
WILLIAM OAKES	2,000	0.01%	2,000	0	0.00%
WILLIAM OSBORNE & NONGKARN OSBORNE	367	0.00%	367	0	0.00%
WILLIAM PETER MAILE	92,572	0.40%	92,572	0	0.00%
WILLIAM ROSS TAYLOR & HELEN LARINE TAYLOR (367)	2,245	0.01%	2,245	0	0.00%
WOO JIE MING	36	0.00%	36	0	0.00%
ZEENA LOBO	245	0.00%	245	0	0.00%
ZORAN MATIC	846	0.00%	846	0	0.00%

66

(1)	Held by the selling stockholders as trustees for Gilmour Super Fund A/C.

(2)	With respect to 73,092 shares, Mr. Hansen shares voting and investment power with his spouse. With respect to 32,555 shares, Mr. Hansen shares voting and investment power with Trevor Schoenmaker, Lisa Stivley and Brett Hansen.

(3)	Of these shares, 1,213,594 shares are owned by POTB Pty Ltd as trustee for Muda Jack Trust, and 893,143 shares are owned by Super Keeper Pty Ltd as trustee for RestNPlay SMSF. The selling stockholders are beneficiaries of the Muda Jack Trust and RestNPlay SMSF.

(4)	Of these shares, 1,171,198 shares are owned by Fenwick Corporation Pty Ltd (“Fenwick”). Fenwick is the trustee for Fenwick Investment A/C. The selling stockholder is the director of Fenwick and the beneficiary of Fenwick Investment A/C. 38,904 of these shares are owned by C T Super Pty Ltd. The selling stockholder is the director of C T Super Pty Ltd. 534,765 shares are held by Clem Tacca Pty Ltd as trustee for Clem Tacca Family A/C. The selling stockholder is the director of Clem Tacca Pty Ltd and the beneficiary of Clem Tacca Family A/C.

(5)	Of these shares, 3,773 are owned by Erstein Pty Limited as trustee for Hartland Super Fund A/C, 2,446 are owned by Erstein Pty Ltd as trustee for Hartland Super Fund and 1,339 are owned by Erstein Pty Ltd as trustee for the Hartland Family A/C. The selling stockholder is the director of Erstein Pty Limited and Erstein Pty Ltd.

(6)	Of these shares, 29,878 shares are owned by Alan Lamb and Sandra Givens as trustee for the Glamourous Superannuation Fund.

(7)	Of these shares, 12 shares are owned by Alan Thynne and Judith Thynne, trustees for the Thynne Family S/F A/C.

(8)	Of these shares, 32,066 shares are owned by Sacco Developments Australia Pty Limited as trustee for the Sacco Family A/C. The selling stockholder is the director of Sacco Developments Australia Pty Limited.

(9)	Of these shares, 1,500 are owned directly and 11,722 shares are owned by Mr. Royal Charles Rolley and Maree Elma Rolley as trustee for the Romaral Super Fund A/C. The selling stockholders are beneficiaries of Romaral Super Fund A/C.

(10)	Of these shares, 7,368 shares are owned by Alicia Breamer Keall as trusee for Quennwood Superannuation Fund A/C.

(11)	Of these shares, 14,170 shares are owned by 4 A & K Dyer Pty Ltd. The selling stockholder is the director of 4 A & K Dyer Pty Ltd.

(12)	Of these shares, 288 shares are owned directly, and 735 are owned by Mrs. Leanne Asker and Mr. Andrew Asker as trustee for the Asker Family A/C.

(13)	Of these shares, 4,904 are owned by Pachira Aquatica Pty Ltd as trustee for Pachira Aquatica Family A/C. The selling stockholder is the director of Pachira Aquatica Pty Ltd and Pachira Aquatica Family A/C.

(14)	Of these shares, 8 shares are held directly. 12 shares are owned by AFHM Pty Ltd, as trustee of the Andrew Murray Superfund A/C. The selling stockholder is the director of AFHM Pty Ltd. 10,023 shares are owned by A F H M Pty Ltd. The selling stockholder is the director of A F H M Pty Ltd. 10,000 shares are held by AFHM Pty Ltd.

(15)	Of these shares, 6 shares are held by Mr. Andrew Fudge and Mrs. Karen Fudge as trustees for the Fudge Family S/F A/C.

(16)	Of these shares, 10,525 shares are held by the selling stockholders as trustees for the A.J. Zillman Family Trust, and 5,263 shares are held by the selling stockholders as trustees for the Andrew Zillman Superannuation Fund.

(17)	Of these shares, 369,750 shares are held by A Maggiotto Nominees Pty Ltd, as trustee for Maggiotto Super Fund A/C. The selling stockholder is the beneficiary of the Maggiotto Super Fund A/C.

(18)	Of these shares, 54,421 shares are held directly, and 10,000 shares are held by the selling stockholder as trustee for the Angus Wilkie Super Fund.

(19)	Owned by Mrs. Anne Ruys as trustee for Naomi Nathan Simon Ruys A/C.

(20)	Of these shares, 8 shares are held directly and 14 shares are held by Annette Budarick as trustee for the Budarick Family A/C.

(21)	Of these shares, 8,387 shares are held directly and 4,252 shares are held by the selling stockholders as trustees for the Anthony Badger & Linda Kachel Super Fund.

(22)	Of these shares, 532 shares are held by Mr. Anthony Houston as trustee for the Houston Super Fund A/C.

(23)	Of these shares, 366 shares are held by Comserve Management Limited and 5,183 shares are held by Comserve Management Limited as trustee for Greenfield A/C. The selling stockholder is the director of Comserve Management Limited.

(24)	Owned by the selling stockholder as trustee for Cornerstone Ventures Pty Ltd.

(25)	Of these shares, 4,216 shares are held by Anthony and Abigail Kooy as trustees for the A&A Kooy Super Fund.

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(26)	Of these shares, 85 shares are held by Strange Technology Pty Limited. The selling stockholder is the director of Strange Technology Limited.

(27)	Of these shares, 16,436 shares are held by Vanchem Pty Ltd, as trustee for Madeclaire Super Fund A/C. The selling stockholder is the director of Vanchem Pty Ltd.

(28)	Of these shares, 2,278 shares are held directly and 3,289 are held by Piesse Investments Pty Ltd, as trustee for the Piesse Super Fund A/C. The selling stockholder is the director of Piesse Investments Pty Ltd.

(29)	Of these shares, 35,918 shares are held by Northam Park Pty Ltd as trustee for the B & CA Hudson Super Fund A/C. The selling stockholder is the director of Northam Park Pty Ltd.

(30)	Of these shares, 461,031 shares are held by Ossum Holdings Pty Ltd as trustee for the Tanton Super Fund A/C and 271,799 shares are held by Ossum Holdings Pty Ltd as trustee for the Tanton Family No. 2 A/C. The selling stockholder is the director of Ossum Holdings Pty Ltd.

(31)	Of these shares, 32,170 shares are held by BJ & BL Gant Pty Ltd as trustee for Gant Super Fund A/C and 4,237 shares are held by BJ & BL Gant Pty Ltd as trustee for the Superannuation Fund A/C. The selling stockholder are the directors of BJ & BL Gant Pty Ltd.

(32)	Of these shares, 28,248 shares are held by Barry Oates and Alexandra Watts as trustees of the Oates Family S/F A/C, and 18,937 shares are held by Bookmark Editing & Publishing Services Pty Ltd as trustee of the Four Leaf Clover A/C. The selling stockholders are directors of Bookmark Editing & Publishing Services Pty Ltd.

(33)	Of these shares, 30,312 shares are held by Mr. Barry Watson and Mrs. Janet Watson as trustees for the Watson Family S/F A/C.

(34)	Of these shares, 18,610 shares are held by Blue Eagle Investments Pty Ltd as trustee for the Blue Eagle Super Fund A/C. The selling stockholders are the directors of Blue Eagle Investments Pty Ltd.

(35)	Of these shares, 1,687 shares are held by Aviwed Pty Ltd as trustee for the Mellers Family A/C. The selling stockholder is the director of Aviwed Pty Ltd.

(36)	Of these shares, 30,081 shares are held by Mrs. Bonnie June Goodrich and Mrs. Marney Renee Jefferies as trustees for the Sea Change Super Fund A/C.

(37)	Of these shares, 14,490 shares are held by the selling stockholder as trustee for the Prowse Family Investment A/C.

(38)	Of these shares, 6,825 shares are held by Doynton Holdings Pty Ltd as trustee for The Think Big A/C. 889 shares are held by Hansens Amazing Team Pty Ltd as trustee for the Loans No. 3 A/C. The selling stockholder is the director of Doynton Holdings Pty Ltd and Hansens Amazing Team Pty Ltd.

(39)	Of these shares, 8,564 shares are held by Mr. Brett Andrew Hansen and Mrs. Jennifer Louise Hansen as trustees for Greenpeas Super Fund A/C, and 1,755 shares are held by Greenpeas Investments Pty Ltd as trustees for The B & J Hansen Family A/C. The selling stockholders are the directors of Greenpeas Investments Pty Ltd.

(40)	Of these shares, 25 shares are held directly by the selling stockholder, and 85 shares are held by Mr. Brett John Ward and Ms. Donna Marie Muller as trustees for the Ward Superannuation Fund A/C.

(41)	Of these shares, 5,720 shares held by the selling stockholders as trustees for The BF & SK Garnett Family Trust.

(42)	Of these shares, 518 shares are held by Mr. Brian Martin as trustee for the Brian Martin Super Fund A/C, and 948 shares are held by Brian Martin & Associates Pty Ltd as trustee for the Brian Martin Super Fund A/C. The selling stockholders are the directors of Brian Martin & Associates Pty Ltd.

(43)	Of these shares, 41 shares are held by Bellerise Pty Limited as trustee for the Superannuation Fund A/C. The selling stockholders are directors of the Bellerise Pty Limited.

(44)	Of these shares, 204 shares are held by Greenland Nominees Pty Ltd as trustee for the Bruce Greenland S/Fund A/C. The selling stockholder is the director of Greenland Nominees Pty Ltd.

(45)	Of these shares, 56,360 shares are held by Jash Pty Ltd as trustee for the Bruce Hinckfuss Super Fund. The selling stockholder is the director of Jash Pty Ltd.

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(46)	Of these shares, 10,525 shares are held by Queenwood Orchard Trust. The selling stockholder is the director of Queenwood Orchard Trust. 25,260 are held by Charlie Keall Super Pty Ltd as trustee for Charlie Keall Superannuation Fund. The selling stockholder is the director of Charlie Keall Superannuation Fund.

(47)	Of these shares, 4,197 shares are held by First Equity Capital Pty Ltd as trustee for the First Equity Finance FND A/C. The selling stockholder is the director of First Equity Capital Pty Ltd.

(48)	Of these shares, 23 shares are held by the selling stockholders as trustees for C &H Anthony Super Fund A/C.

(49)	Of these shares, 980 shares are held by the selling stockholders as trustee for Relyon Trading S/F A/C.

(50)	Of these shares, 9 shares are held by the selling stockholder as trustee for The Ruys Family A/C.

(51)	Of these shares, 17 shares are held by the selling stockholder directly, and 24 shares are held by Mr. Christopher Mary Ruys and Mrs. Anne Veronica Ruys as trustees for the Ruys Family Super Fund A/C.

(52)	Of these shares, 50 shares are held by Bristow Investments Pty Ltd as trustee for The Bristow Super Fund A/C. The selling stockholders are directors of Bristow Investments Pty Ltd.

(53)	Of these shares, 200,000 shares are held by Tofino Trading Ltd. The selling stockholder is the director of Tofino Trading Ltd.

(54)	Of these shares, 11,594 shares are held by the selling stockholders as trustees for The Crane Family S/F A/C.

(55)	Held by the selling stockholder as trustee for Pot of Gold Super Fund.

(56)	Of these shares, 90 shares are held by Symbiance Financial Services Pty Ltd. The selling stockholder is the director of Symbiance Financial Services Pty Ltd.

(57)	Of these shares, 32,561 shares are held directly, and 30,591 shares are held by the selling stockholder as trustee for the Cardub Super Fund.

(58)	Held by Gorcris Pty Ltd as trustee for The Main Trust Trading as GJ & C Maslin. The selling stockholder is the director of Gorcris Pty Ltd.

(59)	Of these shares, 14,018 shares are held by X C Lent Developments Pty Ltd, and 27,075 are held by the selling stockholders as trustees for the Kozicki Super Fund A/C. The selling stockholders the directors of X C Lent Developments Pty Ltd.

(60)	Held by Avanteos Investments Limited as trustee for Symetry Delegates A/C. The selling stockholder is the director of Avanteos Investments Limited.

(61)	Of these shares, 14,640 shares are held by C F Superfund Pty Ltd as trustee for the C F Super Fund A/C, and 14,572 shares are held by Plan B Investments Pty Ltd as trustee for PBI A/C. The selling stockholder is the director of C F Superfund Pty Ltd and Plan B Investments Pty Ltd.

(62)	Of these shares, 4,818 shares are held by the selling stockholder as trustee for Synoptic Super Fund.

(63)	Of these shares, 108,219 shares are held by Dansan (AUST) Pty Ltd as trustee for the Dansan Family A/C, 17,923 are held by SGF Group Pty Ltd as trustee for SGF Planet A/C, and 6,207 shares are held by Dansan (AUST) Pty Ltd as trustee for the D Fam & Ellon Noms P/L A/C. The selling stockholder is the director of Dansan (AUST) Pty Ltd and SGF Group Pty Ltd.

(64)	Of these shares, 63,043 shares are held by Optimal Equity Pty Ltd. The selling stockholders are the directors of Optimal Equity Pty Ltd.

(65)	Of these shares, 196 shares are held by the selling stockholders as trustees for Les Bicounets A/C.

(66)	Held by the selling stockholders as trustee for The O’Connell Superannuation Fund.

(67)	Of these shares, 23,500 shares are held by Lynette Barnes as trustee for Wanawattha Springs Trust. The selling stockholders are beneficiaries of Wanawattha Springs Trust.

69

(68)	Of these shares, 16,102 shares are held by Vaingirl Nominees Pty Ltd as trustee for Hector Henry Holdings A/C, and 14,028 shares are held by Vaingirl Nominees Pty Ltd as trustee for Sunday Trading A/C. The selling stockholder is director of Vaingirl Nominees Pty Ltd.

(69)	Of these shares, 4,000 shares are held by the selling stockholder as trustee for DS Hutchinson Super A/C.

(70)	Of these shares, 14,005 shares are held by Lock Enterprises Pty Ltd, and 35,781 shares are held by Lock Enterprises Pty Ltd as trustee for Darryl Lock Super Fund A/C. The selling stockholders are directors of Lock Enterprises Pty Ltd.

(71)	Of these shares, 4 shares are held by DBH20 Consulting Pty Ltd as trustee for DBH 20 Consulting S/F A/C. The selling stockholder is director of DBH20 Consulting Pty Ltd.

(72)	Of these shares, 858 shares are held by the selling stockholders directly, and 85,834 shares are held by the selling stockholders as trustees for Besson & Besson A/C.

(73)	Of these shares, 6,113 shares are held by the selling stockholders as trustees for Superfund A/C.

(74)	Of these shares, 8,549 shares are held by the selling stockholder as trustee for the Ward Family Superannuation Fund A/C.

(75)	Of these shares, 2,784 shares are held by Davco Constructions Pty Ltd. The selling stockholder is the director of the Davco Constructions Pty Ltd.

(76)	Of these shares, 398 shares are held by Besson Family Retirement Fund Pty Ltd as trustee for Besson Family R/Fund A/C. The selling stockholder is the director of Besson Family Retirement Fund Pty Ltd.

(77)	Of these shares, 16,942 shares are held by the selling stockholder as trustee for The Highvale Family A/C, and 26,977 shares are held by Ravefield Pty as trustee for The Highvale S/F A/C. The selling stockholder is director of Ravefield Pty.

(78)	Of these shares, 1,689 shares are held by White Eagle Nominees Pty Ltd as trustee for Mann Family Super Fund A/C. The selling stockholder is the beneficiary of the Mann Family Super Fund A/C.

(79)	Of these shares, 278 shares are held by Danateth Pty Ltd as trustee for the Rowan Family A/C. The selling stockholder is the beneficiary of the Rowan Family A/C.

(80)	Of these shares, 10,166 shares are held directly, 1 share is held by Kosten Pty Ltd, and 1 share is held by Davken Pty Ltd. The selling stockholder is the director of Kosten Pty Ltd and Davken Pty Ltd.

(81)	Held by David Jenkinson & Assoc Pty Ltd as trustee for Jenkinson Family S/F A/C. The selling stockholder is director of David Jenkinson & Assoc Pty Ltd.

(82)	Of these shares, 21 shares are held by David Stanford as trustee for Davic Holdings A/C.

(83)	Held by the selling stockholders as trustees for the Spearhead Superannuation Fund.

(84)	Of these shares, 5,580 shares are held by Kenobi Holdings Pty Ltd as trustee for Kenobi Super A/C, 4,176 shares are held by Kenobi Holdings Pty Ltd as trustee for The Caspero Unit A/C, 14,650 shares are held by the selling stockholder as trustee for Kenobi Super Fund, and 112 shares are held by Kenobi Holdings Pty Ltd as trustee for Kenobi Holdings A/C. The selling stockholder is director of Kenobi Holdings Pty Ltd.

(85)	Of these shares, 28 shares are held by the selling stockholders as trustees for Jeffery Warren S/F A/C.

(86)	Held by Firecrest Estates Ltd. The selling stockholders are directors of Firecrest Estates Ltd.

(87)	Of these shares, 4,199 shares are held directly and 18,311 shares are held by Austallus Pty Ltd as trustee for Austallus Super Fund A/C. The selling stockholders are directors of Austallus Pty Ltd.

(88)	Of these shares, 14,858 shares are held by the selling stockholders as trustees for O'Connor Williams S/F A/C.

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(89)	Of these shares, 5,141 shares are held by Durand Holdings Pty Ltd as trustee for Durand Investment A/C and 6 shares are held by Durand Holdings Pty Ltd. The selling stockholder is director of Durand Holdings Pty Ltd.

(90)	Of these shares, 30,738 shares are held by Augustwave Pty Ltd as trustee for Augustwave Super A/C. The selling stockholder is director of Augustwave Pty Ltd.

(91)	Of these shares, 15,250 shares are held by Venoace Pty Ltd as trustee for Johnson Family Discretionary A/C No. 2. The selling stockholder is director of Venoace Pty Ltd.

(92)	Of these shares, 73 shares are held by Themistocoles, Vanieris as trustee for Vanieris & Qually A/C. The selling stockholder is director of Themistocoles, Vanieris.

(93)	Of these shares, 82,696 shares are held by Domenic Tacca Pty Ltd as trustee for Domenic Tacca Family A/C. The selling stockholder is the director of Domenic Tacca Pty Ltd.

(94)	Of these shares, 11,393 shares are held by the selling stockholders as trustees for Tuscany Super Fund A/C.

(95)	Of these shares, 5 shares are held by the selling stockholder as trustee for Fairbrother Family A/C.

(96)	Of these shares, 7,742 shares are held by Torwood General Cleaning Services Pty Ltd as trustee for Executive Super Fund A/C. The selling stockholders are directors of Torwood General Cleaning Services Pty Ltd.

(97)	Of these shares, 114 shares are held by Wendon Holdings Pty Limited as trustee for Wendon Family Property A/C. The selling stockholders are directors of Wendon Holdings Pty Limited.

(98)	Of these shares, 283 shares are held by the selling stockholders as trustees for the Fairbrother Family Trust.

(99)	Of these shares, 7,630 shares are held by the selling stockholders as trustees for the Swain Family Pension A/C.

(100)	Of these shares, 6,475 shares are held directly and 228 shares are held by Dorothy Jean Ellis as trustee for The D Ellis Super Fund.

(101)	Of these shares, 1,342 shares are held by Addvokat Pty Ltd as trustee for Addvokat A/C. The selling stockholder is director of Addvokat Pty Ltd.

(102)	Of these shares, 4,121 shares are held directly, and 646,446 shares are held by the selling stockholder as trustee for the Dr. L. Prasad Super Fund A/C.

(103)	Of these shares, 305 shares are held by Shandan Trading Pty Ltd as trustee for The Shandan Trading A/C. The selling stockholder is director of Shandan Trading Pty Ltd.

(104)	Of these shares, 9,116 shares are held by the selling stockholders as trustees for Zondins Super Fund.

(105)	Of these shares, 50,139 shares are held by the selling stockholders as trustees for the Morgan Superannuation A/C.

(106)	Held by Tandara Pastoral Co Pty Ltd. The selling stockholder is director of Tandara Pastoral Co Pty Ltd.

(107)	Of these shares, 5,500 shares are held by E & C Georgiou Num Pty Ltd as trustee for The Emilious Georgiou A/C, 4,600 shares are held by the selling stockholders as trustee for Georgiou Super Fund A/C. The selling stockholders are directors of E & C Georgiou Num Pty Ltd.

(108)	Of these shares, 34,953 shares are held by Dyer Farms Pty Ltd as trustee for Tooronga Farms Ret Fund A/C. The selling stockholders are directors of Dyer Farms Pty Ltd.

(109)	Of these shares, 41,809 shares are held by Faldison Pty Ltd. The selling stockholder is director of Faldison Pty Ltd.

(110)	Of these shares, 30,000 shares are held directly, and 482,236 shares are held by Mortgage Brokers Pty Ltd as trustee for Frank Wilkie Super Fund A/C. The selling stockholder is beneficiary of the Frank Wilkie Super Fund A/C.

(111)	Held by Radmee Pty Ltd as trustee for Ganesh Radmee Superannuation Fund. The selling stockholder is director of Radmee Pty Ltd.

71

(112)	Of these shares, 2 shares are held by the selling stockholder as trustee for the Dunstan Family S/Fund A/C.

(113)	Of these shares, 7 shares are held by the selling stockholders as trustees of The Dunstan Family S/F A/C.

(114)	Held by the selling stockholders as trustee of The Dunstan Family S/F A/C.

(115)	Of these shares, 75 shares are held by the selling stockholders as trustees for Felswheel P/L Emp S/F A/C, and 73 shares are held by Garry McLeod as trustee for Felswheel P/L Emp Super Fund.

(116)	Of these shares, 40,886 shares are held by Galico Pty Ltd as trustee for Lacono Family A/C. The selling stockholder is director of Galico Pty Ltd.

(117)	Of these shares, 48 shares are held by the selling stockholders as trustees for Haden Wolski Fam Super A/C, and 4 shares are held by Gavin Wolski as trustee for Haden Wolski Fam S/F A/C.

(118)	Of these shares, 13,329 shares are held by the selling stockholders as trustees for The Columbus Super Fund A/C.

(119)	Of these shares, 34,630 shares are held directly, and 27,264 shares are held by GFF Holdings Pty Ltd as trustee for GFF Superannuation Fund A/C. The selling stockholder is director of GFF Holdings Pty Ltd.

(120)	Of these shares, 61,066 shares are held by the selling stockholders as trustees for GL & CJ Godley S/F A/C, 16,613 shares are held by the selling stockholders directly, and 6,318 shares are held by Chellema Investment Co Pty Ltd as trustee for Trading A/C. The selling stockholders are directors of Chellema Investment Co Pty Ltd.

(121)	Held by Chellema Investment Company Pty Ltd. The selling stockholders are directors of Chellema Investment Company Pty Ltd.

(122)	Of these shares, 15 shares are held by Bolzano Investments Pty Ltd. The selling stockholders are directors of Bolzano Investments Pty Ltd.

(123)	Of these shares, 18,882 shares are held by the selling stockholder as trustee for Paradigm Developments Super Fund.

(124)	Of these shares, 4,016 shares are held by the selling stockholders as trustees for Paradigm Developments SF.

(125)	Of these shares, 10,569 shares are held directly, and 10,679 shares are held by the selling stockholders as trustees for The Sullivan Super Fund A/C.

(126)	Held by Valiant Investments Pty Ltd. The selling stockholder is the director of Valiant Investments Pty Ltd.

(127)	Of these shares, 12,564 shares are held by the selling stockholders as trustees for Blair-West Med Pens Fund A/C.

(128)	Of these shares, 14,208 shares are held by the selling stockholders as trustees for Blair-West Medical S/F A/C.

(129)	Of these shares, 76,922 shares are held by G L B Pty Ltd as trustee for The GLB Super Fund A/C, 18,000 shares are held by G L B Pty Ltd as trustee for The G L Bliss Family A/C, and 12,507 shares are held by G L B Pty Ltd. The selling stockholder is director of G L B Pty Ltd.

(130)	Of these shares, 2,721 shares are held by the selling stockholders as trustees for Vlahos Super Fund A/C.

(131)	Of these shares, 15,152 shares are held by Alclare Pty Ltd as trustee for The Blair-West Family A/C. The selling stockholder is the director of Alclare Pty Ltd.

(132)	Of these shares, 150 shares are held by the selling stockholder as trustee for the Consedine Super Fund A/C, and 112 shares are held by Consedine Super Pty Ltd as trustee for the Consedine Super Fund A/C. The selling stockholder is director of Consedine Super Pty Ltd.

(133)	Of these shares, 11,372 shares are held by the selling stockholders as trustees for George NEL Super Fund.

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(134)	Of these shares, 74,660 shares are held by the selling stockholders as trustees for The Mason Super Fund A/C, and 47,362 shares are held by the selling stockholders as trustees for The Mason Family A/C.

(135)	Held by Balanced Developments Pty Ltd. The selling stockholder is the director of Balanced Developments Pty Ltd.

(136)	Of these shares, 40 shares are held by the selling stockholder as trustee for Free Will Fund A/C.

(137)	Of these shares, 1,199 shares are held by G A Giusti Construction Pty Limited. The selling stockholders are directors of G A Giusti Construction Pty Limited.

(138)	Of these shares, 23 shares are held by the selling stockholders as trustees for Lagana Super Fund A/C.

(139)	Of these shares, 37 shares are held by the selling stockholders as trustees for Hawks Discretionary A/C.

(140)	Of these shares, 4,019 shares are held directly, and 18,557 shares are held by the selling stockholders as trustees for The Joybell Nominees S/F A/C.

(141)	Of these shares, 4,521 shares are held by the selling stockholder as trustee for Gloria Hartney S/F A/C.

(142)	Of these shares, 4,269 shares are held directly, 23,978 shares are held by the selling stockholder and Dana Heriot as trustees for Gordon Super Fund A/C, and 8,476 shares are held by the selling stockholder as trustee for Heriot A/C.

(143)	Of these shares, 10,150 shares are held by the selling stockholders as trustees for Farmcostalota Super Fund A/C, and 39,230 shares are held by Nattaltri Pty Ltd. The selling stockholders are directors of Nattaltri Pty Ltd.

(144)	Of these shares, 376 shares are held directly, and 6,669 shares are held by the selling stockholder as trustee for GL Smith Super Fund A/C.

(145)	Held by the selling stockholders as trustees for Graham Rowe Super Fund A/C.

(146)	Of these shares, 4,087 shares are held by the selling stockholder as trustee for The Warden Super Fund.

(147)	Of these shares, 7,407 shares are held by the selling stockholders as trustees for Gloria Hartney S/Fund A/C.

(148)	Of these shares, 350 shares are held by the selling stockholder as trustee of The Turner Super Fund A/C.

(149)	Of these shares, 20,000 shares are held by G & F Dennis Superannuation Fund. The selling stockholder is the director of G & F Dennis Superannuation Fund.

(150)	Of these shares, 15,605 shares are held by Tenni & Associates Pty Ltd as trustee for The Tenni Family A/C, and 4,391 shares are held by the selling stockholder as trustee for The Evolution Unit A/C. The selling stockholder is the director of Tenni & Associates Pty Ltd.

(151)	Of these shares, 306 shares are held by the selling stockholders as trustees for G & B Giarratana A/C.

(152)	Of these shares, 19 shares are held by the selling stockholder as trustee for Douglas McAdam A/C, 13 shares are held by the selling stockholder as trustee for Heather McAdam A/C, and 11 shares are held by the selling stockholder as trustee for Rose McAdam A/C.

(153)	Of these shares, 254,666 shares are held by Gregs Service Pty Ltd as trustees for McAdam Family A/C, 213,758 shares are held by Gregs Service Pty Ltd as trustees for Equities Trading Trust, and 4.036 shares are held by the selling stockholders as trustees for Greg and Jen’s SMSF A/C. The selling stockholders are directors of Gregs Service Pty Ltd.

(154)	Of these shares, 48,972 shares are held by Bew’s Kennel Pty Ltd as trustee for Watson Trading A/C. The selling stockholder is director of Bew’s Kennel Pty Ltd.

(155)	Of these shares, 735 shares are held by Tabac Nominees Pty Ltd. The selling stockholders are directors of Tabac Nominees Pty Ltd.

(156)	Of these shares, 204 shares are held by the selling stockholders as trustee for HF Mechielsen A/C.

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(157)	Of these shares, 22,474 shares are held by Blue Chip Turf Management Pty Ltd as trustee for Trim Family A/C. The selling stockholders are directors of Blue Chip Turf Management Pty Ltd.

(158)	Of these shares, 470 shares are held by the selling stockholder and Martha Ross as trustees for H & M Ross Retire Fund A/C.

(159)	Of these shares, 2 shares are held by the selling stockholders as trustees for R Howard Retirement Fund A/C.

(160)	Of these shares, 32,590 shares are held by Resort Brokers Pty Ltd as trustee for Crooks Family Superfund A/C. The selling stockholders are directors of Resort Brokers Pty Ltd.

(161)	Of these shares, 18,258 shares are held by the selling stockholders as trustees for Foster Super Fund A/C.

(162)	Of these shares, 14,341 shares are held by the selling stockholder as trustee for Patterson Family A/C, and 14,127 shares are held by the selling stockholder as trustee for The Blume Patterson Unit A/C.

(163)	Of these shares, 33,845 shares are held by the selling stockholders as trustees for Ian Harold Banks S/Fund A/C.

(164)	Of these shares, 10,956 shares are held by Jiah Superannuation Pty Ltd as trustee for Jiah Super Fund. The selling stockholders are directors of Jiah Super Fund.

(165)	Of these shares, 1,500 shares are held by Synman Nominees Pty Ltd as trustee for IMJWS Super Fund A/C. The selling stockholder is director of Synman Nominees Pty Ltd.

(166)	Of these shares, 5,489 shares are held by Linian Investments Pty Ltd as trustee for Ferntor Holdings Account, and 4,040 shares are held by the selling stockholders as trustees for Linian Super Fund A/C. The selling stockholders are directors of Linian Investments Pty Ltd.

(167)	Held by the selling stockholders as trustees for Foster Super Fund A/C.

(168)	Of these shares, 7 shares are held by the selling stockholders as trustees for Superannuation Fund A/C.

(169)	Of these shares, 4,002 shares are held by the selling stockholder as trustee for Award Saver A/C.

(170)	Held by Mr. James Farmer & Nicjam Pty Ltd as trustees for the Farmer Family Settlement A/C.

(171)	Of these shares, 123,975 shares are held by the selling stockholders as trustees for Lawrenson J & R S/Fund A/C, and 10 shares are held by Mrs. Emma Jane Lay.

(172)	Of these shares, 36,000 shares are held by Kovron Pty Ltd as trustee for J M Creagh Super Fund A/C, and 25,269 shares are held by Trial Developments Pty Ltd. The selling stockholders are directors of Kovron Pty Ltd. and Trial Developments Pty Ltd.

(173)	Of these shares, 100 shares are held by the selling stockholder as trustee for James W Smith 2 A/C.

(174)	Of these shares, 1,231 shares are held by Salora Station Pty Ltd as trustee for Highbray Absolute Entitl AC.

(175)	Of these shares, 32 shares are held by the selling stockholder as trustee for Faraway Super Fund A/C.

(176)	Held by the selling stockholders as trustees for the G & J Rosevear Super A/C.

(177)	Held by JJAM4 Pty Ltd as trustee for Papadimitriou Family Trust. The selling stockholders are directors of JJAM4 Pty Ltd.

(178)	Of these shares, 83,986 shares are held by Admin Nominees Pty Ltd as trustee for Lovett Family A/C. The selling stockholders are directors of Admin Nominees Pty Ltd.

(179)	Held by the selling stockholder as trustee for the J Hansen Family A/C.

(180)	Of these shares, 9,849 shares are held by Campbell Marketing Pty Ltd as trustee for The John Campbell S/F A/C. The selling stockholder is the director of Campbell Marketing Pty Ltd.

74

(181)	Held by the selling stockholders as trustees for the Castledine Super Fund A/C.

(182)	Of these shares, 14,738 shares are held by the selling stockholder as trustee for Thwaites Family S/F A/C.

(183)	Held by AJAF Pty Ltd as trustee for the AJAF Superfund. The selling stockholders are directors of AJAF Pty Ltd.

(184)	Of these shares, 73 shares are held by the selling stockholder as trustee for Kelly & Assoc Super Fund.

(185)	Of these shares, 8,866 shares are held by the selling stockholders as trustees for Adnams Family S/Fund A/C, and 4,866 shares are held by the selling stockholders as trustees for Adnams Super Fund A/C.

(186)	Of these shares, 371 shares are held by the selling stockholders as trustees for J Rautenbach Super Fund A/C.

(187)	Of these shares, 294 shares are held by Bricks and Mortar Investments Pty Ltd as trustee for McElligott S/Fund No 2 A/C. The selling stockholders are directors of Bricks and Mortar Investments Pty Ltd.

(188)	Of these shares, 9 shares are held directly and 145 shares are held by the selling stockholders as trustees for J&C Installations PL S/F A/C.

(189)	Of these shares, 13 shares are held by John Orlando Pty Limited. The selling stockholder is the director of John Orlando Pty Limited.

(190)	Of these shares, 6,615 shares are held by the selling stockholders as trustees for Pugsley Super Fund A/C.

(191)	Of these shares, 301 shares are held directly and 4,689 shares are held by Royall Investments Pty Ltd as trustee for Royall Super Fund A/C. The selling stockholders are directors of Royall Investments Pty Ltd.

(192)	Of these shares, 10,785 shares are held by the selling stockholders as trustees of Fry Super Fund A/C.

(193)	Of these shares, 4,019 shares are held by the selling stockholders as trustees of Toigo Super Fund A/C.

(194)	Of these shares, 38,920 shares are held by the selling stockholders as trustees for John & Goi’s Super Fund A/C, and 578 shares are held by the selling stockholders as trustees for John & Goi’s S/F A/C.

(195)	[Intentionally omitted]

(196)	Held by the selling stockholders as trustees for The Lovett Family Super Fund.

(197)	Of these shares, 4,700 shares are held by the selling stockholder as trustee for Kirzner Family A/C, and 10,525 shares are held by Staple Elements Pty Ltd as trustee for Kirzner Family Trust. The selling stockholders are beneficiaries of Kirzner Family Trust.

(198)	Of these shares, 1,500 shares are held by the selling stockholder as trustee for Kristian Gowan A/C.

(199)	Of these shares, 23,677 shares are held by the selling stockholders as trustees for Keith Vuichoud Pens Fund A/C.

(200)	Held by McBride SMSF Company Pty Ltd. The selling stockholder is director of McBride SMSF Company Pty Ltd.

(201)	Held by KAC Investment Pty Ltd as trustee for KAC Superannuation Fund. The selling stockholder is director of KAC Investment Pty Ltd.

(202)	Of these shares, 45,260 shares are held by Nexcar Pty Ltd as trustee for Nexcar Investment AC, and 20,000 shares are held by Timmatt Pty Ltd as trustee for Stuckey Superannuation Fund AC. The selling stockholder is director or Nexcar Pty Ltd and Timmatt Pty Ltd.

(203)	Held by Kaizen Superannuation Fund Pty Ltd as trustee for Kaizen Superannuation Fund. The selling stockholder is director of Kaizen Superannuation Fund Pty Ltd.

(204)	Of these shares, 20,000 shares are held by the selling stockholders as trustee for Hightide Trust.

75

(205)	Of these shares, 20,121 shares are held directly, and 10,010 shares are held by the selling stockholder as trustee for Kerrie Louise Grayson A/C.

(206)	Of these shares, 3,580 shares are held directly, 92,046 shares are held by Kevin Howard Crane Hire Pty Ltd as trustee for K & M Howard Super Fund A/C, 268 shares are held by Kevin Howard Investments Pty Ltd, and 7 shares are held by the selling stockholder as trustee for Superannuation Fund A/C. The selling stockholder is director of Kevin Howard Investments Pty Ltd.

(207)	Of these shares, 4,107 shares are held directly, and 4,245 shares are held by the selling stockholder as trustee for Riley Super Fund A/C.

(208)	Of these shares, 10,980 shares are held by Vardy Superannuation Pty Ltd as trustee for Vardy Super Fund A/C. The selling stockholders are directors of Vardy Superannuation Pty Ltd.

(209)	Of these shares, 22,947 shares are held by Pollard Superannuation Pty Ltd as trustee for Pollard Super Fund A/C. The selling stockholders are directors of Pollard Superannuation Pty Ltd.

(210)	Of these shares, 7,269 shares are held by the selling stockholder as trustee for Precision Greenfields S/F AC, 4,291 shares are held by Precision Greenfields Pty Ltd, and 4,021 shares are held by the selling stockholder as trustee for Stafford Investment A/C. The selling stockholder is the director of Precision Greenfields Pty Ltd.

(211)	Of these shares, 25,921 shares are held by the selling stockholders as trustees for MaggieArnold Super Fund.

(212)	Of these shares, 14,817 shares are held by Southwest Automotive Pty Ltd as trustee for Southwest Automotive S/F A/C. The selling stockholders are directors of Southwest Automotive Pty Ltd.

(213)	Of these shares, 14,250 shares are held by the selling stockholders as trustees for Southwest Automotive S/F A/C.

(214)	Of these shares, 17,328 shares are held by Triple 8 Ventures Pty Ltd as trustee for L Porteous Family A/C. The selling stockholders are directors of Triple 8 Ventures Pty Ltd.

(215)	Of these shares, 93 shares are held by the selling stockholders as trustees for R & L Seale Super Fund.

(216)	Of these shares, 730 shares are held by Backdale Pty Ltd as trustee for Backdale Super Fund. The selling stockholders are directors of Backdale Pty Ltd.

(217)	Of these shares, 980 shares are held directly, and 2,411 shares are held by the selling stockholder as trustee for R Closter Fam Disc No 2 A/C.

(218)	Of these shares, 74 shares are held by Skylark Investment Pty Ltd as trustee for Skylark Family A/C. the selling stockholders are directors of Skylark Investment Pty Ltd.

(219)	Held by the selling stockholders as trustees for the Superannuation Fund.

(220)	Held by Eliza Super (VIC) Pty Ltd as trustee for Wanattha Superfund. The selling stockholders are directors of Eliza Super (VIC) Pty Ltd.

(221)	Of these shares, 354 shares are held directly, and 185 shares are held by the selling stockholders as trustees for Warren Family Super Fund A/C.

(222)	Of these shares, 15 shares are held by the selling stockholders as trustees for Kain Super Fund A/C.

(223)	Of these shares, 14,286 shares are held by the selling stockholder as trustee for Koch Superannuation Fund A/C, and 15,538 shares are held by the selling stockholder as trustee for Koch Super Fund.

(224)	Of these shares, 50,649 shares are held by the selling stockholders as trustees for Koch Super Fund A/C.

(225)	Of these shares, 8 shares are held by the selling stockholders as trustees for LaParinta Super Fund A/C.

(226)	Of these shares, 1,500 shares are held directly and 9,598 shares are held by the selling stockholder as trustee for Romaral Super Fund.

76

(227)	Of these shares, 13,772 shares are held by Sherrin Pty Ltd as trustee for J & M Livingston Super A/C. The selling stockholder is director of Sherrin Pty Ltd.

(228)	Of these shares, 20,134 shares are held by McIntyre Executive Pty Limited as trustee for McIntyre Executive S/F A/C. The selling stockholders are directors of McIntyre Executive Pty Limited.

(229)	Of these shares, 14,187 shares are held by Phillips Nominees Pty Ltd as trustee for Phillips Family A/C. The selling stockholders are directors of Phillips Nominees Pty Ltd.

(230)	Of these shares, 17 shares are held by Tridu Pty Ltd as trustee for Ferns Super Fund A/C, 16 shares are held by the selling stockholder as trustee for Tridu Pty Ltd A/C, and 15 shares are held by Tridu Pty Ltd. The selling stockholder is director of Tridu Pty Ltd.

(231)	Of these shares, 187 shares are held by MNE-Longtime Pty Ltd as trustee for MNE Family Superfund A/C, and 32 shares are held by MNE-Longtime Pty Ltd as trustee for MNE Family A/C. The selling stockholders are directors of MNE-Longtime Pty Ltd.

(232)	Of these shares, 4,770 shares are held by the selling stockholders as trustees for The Freedom Super Fund A/C.

(233)	Of these shares, 70 shares are held by the selling stockholders as trustees for Miles Family Super Fund A/C.

(234)	Of these shares, 15,250 shares are held by MSC Enterprises (AUST) Pty Ltd. The selling stockholder is director of MSC Enterprises (AUST) Pty Ltd.

(235)	Held by the selling stockholders as trustees for Di Muzio Superfund.

(236)	Of these shares, 14,895 shares are held by Investment Vision Pty Ltd as trustee for Vision One A/C, and 14,160 shares are held by Investment Vision Pty Ltd as trustee for Maurice Dover Super A/C. The selling stockholder is director of Investment Vision Pty Ltd.

(237)	Of these shares, 14,714 shares are held by Twigg Investments Pty Ltd as trustee for Twigg Investment A/C. The selling stockholder is director of Twigg Investments Pty Ltd.

(238)	Of these shares, 50,002 shares are held by Tasman (VIC) Pty Ltd as trustee for Hooper Super Fund A/C, 29,313 shares are held by Fifth Glenmar Pty Ltd as trustee for Fifth Glenmar Property A/C, and 825 shares are held by Fifth Glenmar Pty Ltd. The selling stockholder is director of Tasman (VIC) Pty Ltd and Fifth Glenmar Pty Ltd.

(239)	Of these shares, 91,745 shares are held by Nickbah Pty Ltd as trustee for Hamilah Super Fund, 46,758 shares are held by Nickbah Pty Ltd as trustee for M S Bigg Business A/C, and 44,846 shares are held by Hamilah Pty Ltd as trustee for The Hamilah Super Fund A/C. The selling stockholders are directors of Nickbah Pty Ltd and Hamilah Pty Ltd.

(240)	Of these shares, 15,342 shares are held by Heartbeat Communications Pty Ltd as trustee for Heartbeat Comm S/Fund A/C. The selling stockholders are directors of Heartbeat Communications Pty Ltd.

(241)	Of these shares, 20,801 shares are held by Newquay Investments Pty Ltd as trustee for Newquay Super Fund A/C, and 4,613 shares are held by Newquay Investments Pty Ltd as trustee for Michael Keating Family A/C. The selling stockholders are directors of Newquay Investments Pty Ltd.

(242)	Of these shares, 51 shares are held by the selling stockholder as trustee for Midoris Super Fund A/C.

(243)	Held by Rogers Superannuation Pty Ltd as trustee for Rogers Superannuation Account. The selling stockholders are directors of Rogers Superannuation Pty Ltd.

(244)	Held by Michael John Drapac Super Pty Ltd as trustee for MJD Superannuation Fund. The selling stockholder is director of Michael John Drapac Super Pty Ltd.

(245)	Of these shares, 10,098 shares are held directly, and 768 shares are held by the selling stockholder as trustee for McCann SMSE Pty Ltd A/C.

77

(246)	Held by the selling stockholder as trustee for M McMahon Super Fund A/C.

(247)	Of these shares, 31,133 shares are held by the selling stockholders as trustees for Minichiello Super Fund A/C.

(248)	Held by the selling stockholder as trustee for The M H R Account. The selling stockholder is director of Rogers Superannuation Pty Ltd.

(249)	Of these shares, 1 share is held directly, and 58 shares are held by the selling stockholder as trustee for EADG Pty Ltd A/C.

(250)	Of these shares, 4,245 shares are held by McCann SMSF Pty Ltd as trustee for McCann Super Fund A/C. The selling stockholder is director of McCann SMSF Pty Ltd.

(251)	Held by Shivohm Pty Ltd as trustee for Mody Unit Trust. The selling stockholder is trustee for Shivohm Pty Ltd.

(252)	Of these shares, 700 shares are held by the selling stockholders as trustees for MJ &HD CLOSE SUPER A/C.

(253)	Of these shares, 14 shares are held by the selling stockholder as trustee for Les Bicounets A/C.

(254)	Of these shares, 2,942 shares are held by N & R Allsopp Pty Ltd as trustee for Allsopp Family A/C, 735 shares are held by the selling stockholders as trustees for Superannuation Fund A/C. The selling stockholders are directors of N & R Allsopp Pty Ltd.

(255)	Of these shares, 14,613 shares are held by NV Estates Pty Ltd as trustee for Ibbott Family Superannuation Fund. The selling stockholder is director of NV Estates Pty Ltd.

(256)	Of these shares, 15,000 shares are held by Ball Superannuation Fund Pty Ltd as trustee for Ball Superannuation Fund, and 10,224 shares are held by the selling stockholders as trustee for Ball Family Trust. The selling stockholders are directors of Ball Superannuation Fund Pty Ltd.

(257)	Of these shares, 245 shares are held by the selling stockholders as trustees for Martins Family A/C.

(258)	Of these shares, 31,129 shares are held by Kambell Pty Ltd as trustee for Grant Family Super Fund A/C, 4,584 shares are held by Kambell Pty Ltd as trustee for Grant Family A/C, and 4,209 shares are held by Kambell Pty Ltd. The selling stockholder is director of Kambell Pty Ltd.

(259)	Of these shares, 307 shares are held by Reswick Pty Ltd as trustee for Neville Parton S/Fund A/C. The selling stockholder is director of Reswick Pty Ltd.

(260)	Of these shares, 2,419 shares are held by R M Investments Pty Ltd as trustee for NRM Unit Account, and 2,014 shares are held by Mabeti Pty Limited as trustee for Superannuation Fund A/C. The selling stockholder is director of R M Investments Pty Ltd and Mabeti Pty Limited.

(261)	Of these shares, 13,770 shares are held by King Cosmos Investments Limited. The selling stockholder is director of King Cosmos Investments Limited.

(262)	Held by the selling stockholders as trustees for Bernau Superannuation Fund.

(263)	Held by the selling stockholders as trustees for McIntosh Superannuation Fund.

(264)	Of these shares, 18,782 shares are held by Kew Directors Pty Ltd as trustee for Kew Directors S/F A/C, and 14,613 shares are held by Kew Directors Pty Ltd as trustee for Kew Dirs S/F-Portfolio A/C. The selling stockholders are directors of Kew Directors Pty Ltd.

(265)	Held by the selling stockholders as trustees for Hills Superannuation Fund.

(266)	Of these shares, 14,024 shares are held by Optionall Pty Ltd as trustee for Christopher Ruys A/C. The selling stockholders are directors of Optionall Pty Ltd.

(267)	Of these shares, 53,564 shares are held by Murranji Pty Limited as trustee for Toohey Family Superfund A/C and 8,098 shares are held by Murranji Pty Limited. The selling stockholders are directors of Murranji Pty Limited

78

(268)	Of these shares, 9,961 shares are held by GOF Nominees Pty Limited, and 5,588 shares are held by P & K Taylor Superannuation Fund Pty Ltd. The selling stockholder is director of GOF Nominees Pty Limited and P & K Taylor Superannuation Fund Pty Ltd.

(269)	Of these shares, 2,030 shares are held by the selling stockholders as trustees for Tosin S/F A/C.

(270)	Of these shares, 55 shares are held by the selling stockholders as trustees for TK Unit A/C.

(271)	Held by the selling stockholders as trustees for Hearman Family Trust.

(272)	Held by Candid Action Pty Ltd, of which the selling stockholder is a director.

(273)	Of these shares, 10,082 shares are held by the selling stockholder as trustee for The Wilson Clan Family A/C.

(274)	Of these shares, 10,672 shares are held by the selling stockholders as trustees for The Gowan Super Fund A/C.

(275)	Of these shares, 11,156 shares are held by SMSF 4U Pty Ltd as trustee for P J Dunn Superfund No2 A/C. The stockholder is director of SMSF 4U Pty Ltd.

(276)	Of these shares, 205 shares are held by the selling stockholder as trustee for PJ Kearnet Super Fund.

(277)	Of these shares, 4,017 shares are held by Nonnemacher Enterprises Pty Ltd as trustee for Nonnemacher S/F A/C. The selling stockholder is director of Nonnemacher Enterprises Pty Ltd.

(278)	Of these shares, 247 shares are held directly, and 1,107 shares are held by Direct Motors Pty Ltd as trustee for Direct Motors Super Fund A/C. The selling stockholder is director of Direct Motors Pty Ltd.

(279)	Of these shares, 34,022 shares are held directly, and 14,699 shares are held by the selling stockholder as trustee for Lewis Super Fund A/C.

(280)	Of these shares, 2,292 shares are held by the selling stockholders as trustees for Mark Family Super Fund A/C.

(281)	Of these shares, 20,000 shares are held by Peter Moore Pty Ltd as trustee for Peter Moore Super Fund A/C. The selling stockholder is director of Peter Moore Pty Ltd.

(282)	Of these shares, 23,257 shares are held by the selling stockholders as trustees for Hearman Super Fund A/C, and 1,845 shares are held by the selling stockholders as trustees for Hearman Family A/C.

(283)	Of these shares, 187 shares are held by Blue Moon Cabins Pty Ltd as trustee for The West Family A/C. The selling stockholders are directors of Blue Moon Cabins Pty Ltd.

(284)	Of these shares, 126 shares are held by the selling stockholder as trustee for Phil Wood Family Super Fund.

(285)	Of these shares, 24 shares are held by the selling stockholder as trustee for Phil Wood Family S/F A/C.

(286)	Held by Eliryem Pty Ltd, of which the selling stockholder is a director.

(287)	Of these shares, 8,350 shares are held by the selling stockholders as trustees for The Joybell Nominees S/F A/C.

(288)	Of these shares, 99,010 shares are held by the selling stockholders as trustees for Ramani Family Superannuation Fund, and 4,190 shares are held by R & J PTY LTD as trustee for Ramani Family A/C. The selling stockholders are directors of R & J Pty Ltd.

(289)	Held by the selling stockholders as trustees for Westlake Superannuation Fund.

(290)	Of these shares, 1,231 shares are held by the selling stockholders as trustees for Varma Super Fund A/C.

(291)	Of these shares, 13,920 shares are held be Cape One Master Fund II LP. The selling stockholder is a director of Cape One Master Fund II LP.

79

(292)	Of these shares, 5,022 shares are held by Praklark Pty Ltd. The selling stockholder is director of Praklark Pty Ltd.

(293)	Of these shares, 8,339 shares are held by the selling stockholders as trustees for Neil & Rhonda Allsopp SF A/C.

(294)	Of these shares, 753 shares are held by the selling stockholder as trustee for 214 Graham Street A/C.

(295)	Of these shares, 81 shares are held by the selling stockholders as trustees for Verkaik Super Fund A/C.

(296)	Of these shares, 4,490 shares are held by R A B Investments Pty Ltd, 7,069,408 shares are held by the selling stockholders as trustees for RAB Investments P/L S/F A/C, 6,839,592 shares are held by RAB Investments Pty Ltd, and 1,553,276 shares are held directly.

(297)	Of these shares, 15,532 shares are held directly, 68,395 shares are held by RAB Investments Pty Ltd, of which the selling stockholder is a director, and 70,694 shares are held by the selling stockholder as trustee of RAB Investments P/L S/F.

(298)	Of these shares, 28 shares are held by Limbre Pty Ltd as trustee for Garton Super Fund A/C. The selling stockholder is director of Limbre Pty Ltd.

(299)	Of these shares, 152,419 shares are held directly, and 210,134 shares are held by Handibeau Pty Limited as trustee for Prendergast Super Fund A/C. The selling stockholders are directors of Handibeau Pty Limited.

(300)	Of these shares, 21 shares are held by the selling stockholders as trustees for Lapin et Tigre S/Fund A/C.

(301)	Of these shares, 73 shares are held by the selling stockholders as trustees for The Dulkara Super Fund.

(302)	Of these shares, 40,428 shares are held by the selling stockholders as trustees for Big Boss Investments A/C, 29,402 shares are held by the selling stockholders as trustees for Broadbill Super Fund A/C, and 7,923 shares are held by Big Boss Investments Pty Ltd. The selling stockholders are directors of Big Boss Investments Pty Ltd.

(303)	Of these shares, 15,358 shares are held by the selling stockholders as trustees for Pruyn Family A/C.

(304)	Of these shares, 735 shares are held by the selling stockholders as trustees for Broadbill Super Fund A/C.

(305)	Of these shares, 155 shares are held by the selling stockholders as trustees for Rodney & Julie Fagg Super Fund, 56 shares are held by the selling stockholders as trustees for Super Fund A/C, and 1 share is held by the selling stockholders as trustees for Superannuation Fund A/C.

(306)	Held by the selling stockholders as trustees for Youil Superannuation Fund.

(307)	Held by the selling stockholders as trustees for King Family Super Fund.

(308)	Of these shares, 46,553 shares are held by Ascendant SC Pty Ltd as trustee for Ascendant SC A/C, 10,654 shares are held by Bageton Nominees Pty Ltd as trustee for Kucharski Family A/C, 5,391 shares are held by S C Ascendant Pty Ltd as trustee for Ascendant P/L A/C, and 196 shares are held by Ascendant SC Pty Ltd as trustee for Ascendant A/C. The selling stockholder is director of Ascendant SC Pty Ltd, Bageton Nominees Pty Ltd, S C Ascendant Pty Ltd and Ascendant SC Pty Ltd.

(309)	Of these shares, 1 share is held directly, and 658 shares are held by the selling stockholders as trustees for Set Free Super Fund A/C.

(310)	Held by the selling stockholders as trustees for The Namllu Super Fund.

(311)	Of these shares, 238 shares are held by the selling stockholders as trustees for Van Rooyen Super Fund A/C.

(312)	Held by Spot Capital Limited, of which the selling stockholder is a director.

(313)	Of these shares, 30,358 shares are held by R & H Woodrow Pty Ltd as trustee for Woodrow Super Fund A/C. The selling stockholders are directors of R & H Woodrow Pty Ltd.

80

(314)	Of these shares, 15,223 shares are held by Bigmor Pty Ltd as trustee for Bigmor Super Fund A/C. The selling stockholders are directors of Bigmor Pty Ltd.

(315)	Of these shares, 158 shares are held by Marishane Pty Ltd as trustee for Heritage Super Fund A/C, and 7 shares are held by Mascotglen Pty Ltd. The selling stockholder is director of Marishane Pty Ltd.

(316)	Of these shares, 137,776 shares are held by Gant Investments Pty Ltd, 371,111 shares are held by Gant Investments Pty Ltd as trustee for Gant Investments A/C, and 100,000 shares are held by Gant Investments Pty Ltd as trustee for S L Gant Superannuation Fund. The selling stockholders are directors of Gant Investments Pty Ltd.

(317)	Of these shares, 39,692 shares are held by Shayjo Superannuation Pty Ltd as trustee for The Shayjo Superannuation Fund. The selling stockholder is director of Shayjo Superannuation Pty Ltd.

(318)	Of these shares, 13,799 shares are held directly, and 8 shares are held by the selling stockholders as trustees for Olivia & Shania Nugara A/C.

(319)	Held by the selling stockholders as trustees for Nugara Family Superannuation Fund.

(320)	Of these shares, 15,351 shares are held directly, and 10,114 shares are held by the selling stockholder as trustee for Forzas1 Superannuation A/C.

(321)	Of these shares, 1,703 shares are held by Ellon Nominees Pty Ltd as trustee for Ellon Family A/C, and 380 shares are held by Est Late Shannon Hoare & Ellon Nominees Pty Ltd as trustee for Ellon Family A/C. The selling stockholder is director of Ellon Nominees Pty Ltd.

(322)	Of these shares, 11,771 shares are held by Coorparoo Health and Beauty Pty Limited as trustee for I & S Young Family A/C, and 6,929 shares are held by Coorparoo Health & Beauty Pty Ltd as trustee for 1& S Young Family Trust. The selling stockholder is director of Coorparoo Health and Beauty Pty Limited.

(323)	Of these shares, 1,990 shares are held by the selling stockholder as trustee for Sheridan Family A/C.

(324)	Of these shares, 13 shares are held by the selling stockholders as trustees for S & B Manning S/F A/C.

(325)	Of these shares, 379 shares are held by the selling stockholder as trustee for Parer Clarke Investment A/C.

(326)	Of these shares, 49 shares are held by Petrach Nominees Pty Limited as trustee for S A Carroll Super Fund A/C. The selling stockholder is director of Petrach Nominees Pty Limited.

(327)	Of these shares, 4,766 shares are held directly, 4,245 shares are held by the selling stockholders as trustees for Burns Family Super Fund A/C, and 4,367 shares are held by the selling stockholders as trustees for Burns Super Fund A/C.

(328)	Held by the selling stockholders as trustees for the Greenham Family Superannuation Fund.

(329)	Of these shares, 17,150 shares are held by Avon Rise Pty Ltd as trustee for Sixth Gypsy P/L S/Fund A/C. The selling stockholders are directors of Avon Rise Pty Ltd.

(330)	Of these shares, 49 shares are held by the selling stockholders as trustees for SW Smith Family A/C, and 44 shares are held by the selling stockholders as trustees for Steven W Smith Family A/C.

(331)	Of these shares, 19,341 shares are held by the selling stockholders as trustees for Dobrzynski Family S/F A/C.

(332)	Of these shares, 2,060 shares are held by the selling stockholder as trustee for Sirius Super Fund A/C.

(333)	Of these shares, 1,042 shares are held by the selling stockholders as trustees for Sirius Super Fund A/C.

(334)	Of these shares, 5,000 are held directly and 50,000 are held by the selling stockholder as trustee for Suzanne Jones Super Fund.

(335)	Held by the selling stockholders as trustees for T & S Carroll Super Fund A/C.

(336)	Of these shares, 16,666 shares are held by Roth Consulting Group Pty Ltd as trustees for Roth Consulting S/F A/C. The selling stockholders are directors of Roth Consulting Group Pty Ltd.

81

(337)	Of these shares, 28 shares are held directly, 3,274 shares are held by the selling stockholders as trustees for Ashcroft Super Fund A/C, and 735 shares are held by Ashcroft Superannuation Fund. The selling stockholders are directors of Ashcroft Superannuation Fund.

(338)	Of these shares, 7,357 shares are held by the selling stockholders as trustees for Horgan Family S/F A/C.

(339)	Held by Donnybrook Traders Pty Ltd, of which the selling stockholders are directors.

(340)	Held by Custom Print Consulting, of which the selling stockholder is a director.

(341)	Of these shares, 21,424 shares are held by the selling stockholders as trustees for Timbel Family A/C.

(342)	Of these shares, 10,146 shares are held directly, and 25,639 shares are held by Desgo Pty Ltd as trustee for Oliver Super Fund A/C. The selling stockholder is director of Desgo Pty Ltd.

(343)	Held by First Farley Pty Ltd as trustee for The Timar Superannuation Fund. The selling stockholders are directors of First Farley Pty Ltd.

(344)	Held by Onsight Ascent Pty Ltd as trustee for The Onsight Trust. The selling stockholders are directors of Onsight Ascent Pty Ltd.

(345)	Of these shares, 2,036 shares are held by the selling stockholder as trustee for Tina Dion Super Fund A/C.

(346)	Of these shares, 15,767 shares are held by Adelaide East Pty Limited as trustee for Tony Havig Family A/C, and 14,023 shares are held by Liverpool Road Investments Pty Ltd as trustee for Tony Havig Super Fund A/C. The selling stockholder is director of Adelaide East Pty Limited and Liverpool Road Investments Pty Ltd.

(347)	Of these shares, 2,460 shares are held by Tourquet Pty Ltd as trustee for Hansens AZDF Synd Unit A/C. The selling stockholders are directors of Tourquet Pty Ltd.

(348)	Of these shares, 39,404 shares are held by the selling stockholders as trustees for Bell Family Super Fund A/C.

(349)	Of these shares, 490 shares are held by the selling stockholders as trustees for Rose Family Super Fund A/C.

(350)	Of these shares, 21 shares are held by the selling stockholders as trustee for Davic Holdings A/C.

(351)	Of these shares, 615 shares are held by the selling stockholders as trustee for Abalode Superannuation A/C.

(352)	Of these shares, 5,403 shares are held by the selling stockholders as trustees for Horsburgh Family S/Fund A/C, and 4,166 shares are held directly.

(353)	Held by the selling stockholder as trustee for Creagh V3 Super Fund.

(354)	Held by Avanteos Investments Limited as trustee for Avanteos NO 1 A/C. The selling stockholder is the director of Avanteos Investments Limited.

(355)	Of these shares, 245 shares are held by the selling stockholders as trustees for MPC Superannuation Fund A/C.

(356)	Held by Wazzandee Pty Ltd as trustee for Warren Slater & Dee Slater Superannuation Fund. The selling stockholders are directors of Wazzandee Pty Ltd.

(357)	Of these shares, 678 shares are held by the selling stockholders as trustees for Hohn Family S/F A/C.

(358)	Of these shares, 364 shares are held by SFC Investments Pty Ltd. The selling stockholder is director of SFC Investments Pty Ltd.

(359)	Of these shares, 25 shares are held directly, and 735 shares are held by the selling stockholder as trustee for WD & J Clarke Super Fund A/C.

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(360)	Of these shares, 5 shares are held directly, and 215 shares are held by the selling stockholders as trustees for Connell Family S/Fund A/C.

(361)	Of these shares, 30,326 shares are held by the selling stockholders as trustee for McKellar Superannuation Fund.

(362)	Of these shares, 70 shares are held by The Budarick Superannuation Administration Company Pty Ltd as trustee for Budarick Super Fund A/C. The selling stockholders are directors of The Budarick Superannuation Administration Company Pty Ltd.

(363)	Of these shares, 1,944 shares are held by the selling stockholders as trustees for J &B Superannuation FD A/C.

(364)	Of these shares, 85 shares are held by the selling stockholders as trustees for Marta Fraser A/C, and 7 shares are held directly.

(365)	Held by W + D Jackson Superannuation Fund, of which the selling stockholders are beneficiaries.

(366)	Held by Roger Youil and William Maile as trustees for the TRRW Trust Fund, of which the selling stockholders are beneficiaries.

(367)	Of these shares, 2,245 shares are held by the selling stockholders as trustees for Taylor Super Fund A/C.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our shareholders	-	-	-
Plans not approved by shareholders	-	-	-

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 3,000,000,000 shares of common stock, par value $0.001 per share, and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share. At June 30, 2015, we had 23,155,223 shares of common stock issued and outstanding. At June 30, 2015, we had 1,000,000, 250,000 and 1,210,000 shares of Series A, Series F and Series G preferred stock, respectively, issued and outstanding, and no shares of Series H preferred stock issued and outstanding. Effective June 17, 2015, the Series B, Series C, Series D and Series E preferred stock were cancelled.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

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Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Description of Series A Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 1,000,000 shares of Series A preferred stock, 1,000,000 of which are outstanding as of June 30, 2015. There are no sinking fund provisions applicable to our Series A preferred stock.

Ranking. The Series A preferred stock ranks pari passu with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series A preferred stock

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series A preferred stock will be entitled to receive $1.00 per share of Series A preferred stock.

Dividends. The Series A preferred stock is entitled to receive 12% per annum dividends, paid monthly.

Conversion. Holders of Series A preferred shares have the following rights with respect to the conversion of Series A preferred shares into shares of our common stock:

●	At any time after December 31, 2014 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series A preferred shares into shares of our common stock on the basis of 4 shares of common stock for each share of Series A preferred stock so converted (the “Series A Conversion Ratio”).

●	If at any time after the date of issuance of the Series A preferred stock, in the event the Company (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series A preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing shareholders, the Series A Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series A preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series A preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series A preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our shareholders, holders of Series A preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series A preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 1001. The holders of Series A preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. The Series A preferred stock is not subject to any redemption rights on behalf of the Company or subject to call by any holder of Series A preferred stock.

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Description of Series F Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 2,000,000 shares of Series F preferred stock, 250,000 of which are outstanding as of June 30, 2015. There are no sinking fund provisions applicable to our Series F preferred stock.

Ranking. The Series F preferred stock ranks pari passu with any other series of preferred stock subsequently designated by the Company and not designated as senior securities or subordinate to the Series F preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series F preferred stock will be entitled to receive $1.00 per share of Series F preferred stock.

Dividends. The Series F preferred stock is entitled to receive 12% per annum dividends, paid monthly.

Conversion. Holders of Series F preferred shares have the following rights with respect to the conversion of Series F preferred shares into shares of our common stock:

●	On June 30, 2015 and upon notice provided by the holder to the Company, a holder had the right to convert, at face value per share, all or any portion of their Series F preferred shares into shares of our common stock on the basis of 3,636/10,000 (0.3636) shares of common stock for each share of Series F preferred stock so converted, or if the holder elects to convert on December 31, 2015, such shares shall be converted on the basis of 3,333/10,000 (0.3333) shares of common stock for each share of Series F preferred stock (the “Series F Conversion Ratio”). Effective June 30, 2015, holders of an aggregate of 1,750,000 shares of Series F preferred stock notified the Company of their intent to convert their Series F shares into shares of common stock. On June 30, 2015, the Company issued an aggregate of 636,300 shares of common stock to such Series F holders.

●	If at any time after the date of issuance of the Series F preferred stock, in the event the Company (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series F preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing shareholders, the Series F Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series F preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series F preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series F preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our shareholders, holders of Series F preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series F preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 34/100. The holders of Series F preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after December 31, 2015, the Company has the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series F preferred stock by paying in cash an amount per share equal to $1.00.

Description of Series G Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 6,000,000 shares of Series G preferred stock, 1,210,000 of which are outstanding as of June 30, 2015. There are no sinking fund provisions applicable to our Series G preferred stock.

Ranking. The Series G preferred stock ranks pari passu with any other series of preferred stock subsequently designated by the Company and not designated as senior securities or subordinate to the Series G preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series G preferred stock will be entitled to receive $1.00 per share of Series G preferred stock.

Dividends. The Series G preferred stock is entitled to receive 12% per annum dividends, paid quarterly.

Conversion. Holders of Series G preferred shares have the following rights with respect to the conversion of Series G preferred shares into shares of our common stock:

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●	On June 30, 2015 and upon notice provided by the holder to the Company, a holder had the right to convert, at face value per share, all or any portion of their Series G preferred shares into shares of our common stock on the basis of 2,105/10,000 (0.2105) shares of common stock for each share of Series G preferred stock so converted, or if the holder elects to convert on December 31, 2015, such shares shall be converted on the basis of 2,000/10,000 (0.2000) shares of our common stock for each share of Series G preferred stock (the “Series G Conversion Ratio”). Effective June 30, 2015, holders of an aggregate of 4,459,500 shares of Series G preferred stock notified the Company of their intent to convert their Series G shares into shares of common stock. On June 30, 2015, the Company issued an aggregate of 938,732 shares of common stock to such Series G holders.

●	If at any time after the date of issuance of the Series G preferred stock, in the event the Company (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series G preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing shareholders, the Series G Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series G preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series G preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series G preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our shareholders, holders of Series G preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series G preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 20/100. The holders of Series G preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after December 31, 2015, the Company has the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series G preferred stock by paying in cash an amount per share equal to $1.00.

Description of Series H Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 10,000,000 shares of Series H preferred stock, none of which are outstanding as of June 30, 2015. There are no sinking fund provisions applicable to our Series H preferred stock.

Ranking. The Series H preferred stock ranks pari passu with any other series of preferred stock subsequently designated by the Company and not designated as senior securities or subordinate to the Series H preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series H preferred stock will be entitled to receive $1.00 per share of Series H preferred stock.

Dividends. The Series H preferred stock is entitled to receive 10% per annum dividends, paid quarterly.

Conversion. Holders of Series H preferred shares have the following rights with respect to the conversion of Series H preferred shares into shares of our common stock:

●	On December 31, 2015 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series H preferred shares into shares of our common stock on the basis of 1,333/10,000 (0.1333) shares of common stock for each share of Series H preferred stock so converted, or if the holder elects to convert on June 30, 2016, such shares shall be converted on the basis of 1,250/10,000 (0.1250) shares of our common stock for each share of Series H preferred stock (the “Series H Conversion Ratio”).

●	If at any time after the date of issuance of the Series H preferred stock, in the event the Company (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series H preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing shareholders, the Series H Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series H preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series H preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series H preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

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Voting. On all matters to come before our shareholders, holders of Series H preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series H preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 13/100. The holders of Series H preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after June 30, 2016, the Company has the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series H preferred stock by paying in cash an amount per share equal to $1.00.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

Our consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statement of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2014 and 2013 included in this prospectus have been audited by Rose, Snyder & Jacobs LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

IEG Holdings Corporation

We have audited the accompanying consolidated financial statements of IEG Holdings Corporation and subsidiaries (collectively the “Company”) which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board (United States) and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IEG Holdings Corporation and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses and negative cash flow from operations since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Rose, Snyder & Jacobs LLP

Encino, California

March 25, 2015, except for note 13 as to which the date is August 19, 2015

15821 VENTURA BOULEVARD, SUITE 490, ENCINO, CALIFORNIA 91436 PHONE: (818) 461 - 0600 ● FAX: (818) 461-0610

F-2

IEG HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND DECEMBER 31, 2013

	December 31, 2014	December 31, 2013

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$433,712	$281,879
Loans receivable - current, net, note 2	567,164	64,719
Other receivables	25,882	-

TOTAL CURRENT ASSETS	1,026,758	346,598

PROPERTY AND EQUIPMENT, net, note 3	36,100	43,349

LOANS RECEIVABLE - LONG TERM, net, note 2	3,749,152	361,394

OTHER ASSETS
Security deposits	39,329	39,329
Loan costs, net	77,781	131,470

TOTAL OTHER ASSETS	117,110	170,799

TOTAL ASSETS	$4,929,120	$922,140

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$172,139	$323,978
Deferred rent	28,429	48,844
CEO accrued wages, note 10	106,588	-
Working capital loans, note 5	-	140,000
Current portion of senior debt, note 4	-	114,562

TOTAL CURRENT LIABILITIES	307,156	627,384

LONG-TERM LIABILITIES
Senior debt, note 4	2,230,000	385,438
Deposit on preferred shares	-	1,910,774

TOTAL LIABILITIES	2,537,156	2,923,596

COMMITMENTS AND CONTINGENCIES, note 9

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 2,400,000 shares issued and outstanding, note 6	2,400	-
Common stock, $0.001 par value; 2,500,000,000 shares authorized, 21,581,103 and 9,567,228 shares issued and outstanding at December 31, 2014 and 2013 respectively, note 6	2,158,111	956,723
Additional paid-in capital	14,914,705	6,323,319
Accumulated deficit	(14,683,252)	(9,281,498)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	2,391,964	(2,001,456)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,929,120	$922,140

The financial statements have been retroactively restated to reflect the 1-for-100 reverse stock split that occurred on June 17, 2015.

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-3

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
REVENUES
Interest revenue	$521,018	$56,585
Other revenue	8,207	6,364
TOTAL REVENUES	529,225	62,949

OPERATING EXPENSES
Salaries and wages	1,889,136	1,345,243
Other operating expenses	1,074,409	513,197
Consulting	871,228	422,771
Provision for credit losses	614,684	63,573
Advertising	290,315	77,380
Rent	250,744	290,985
Travel, meals and entertainment	376,101	95,505
Depreciation and amortization	15,054	36,885
Start up costs, note 10	-	1,500,000

TOTAL OPERATING EXPENSES	5,381,671	4,345,539

LOSS FROM OPERATIONS	(4,852,446)	(4,282,590)

OTHER INCOME (EXPENSE)
Miscellaneous Income	8,949	510
Interest expense	(558,257)	(195,895)

TOTAL OTHER INCOME (EXPENSE)	(549,308)	(195,385)

NET LOSS	$(5,401,754)	$(4,477,975)

Net loss per share, basic and diluted	$(0.40)	$(0.72)

Weighted average number of shares, basic and diluted	13,345,142	6,188,500

The financial statements have been retroactively restated to reflect the 1-for-100 reverse stock split that occurred on June 17, 2015.

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-4

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

															Additional
	Common Stock		Series A		Series B		Series C		Series D		Series E		Series F		Paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, January 1, 2013	2,724,471	$272,447	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	$3,464,161	$-	$(4,803,523)	$(1,066,915)

Shares issued for pre-merger shares of shell	74,847	7,485	-	-	-	-	-	-	-	-	-	-	-	-	(7,485)	-	-	-

Issuance of shares at $2.00 and $3.00	124,919	12,492	-	-	-	-	-	-	-	-	-	-	-	-	287,265	-	-	299,757

Issuance of shares at $0.50	6,642,991	664,299	-	-	-	-	-	-	-	-	-	-	-	-	2,579,378	-		3,243,677

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,477,975)	(4,477,975)

Balance, December 31, 2013	9,567,228	956,723	-	-	-	-	-	-	-	-	-	-	-	-	6,323,319	-	(9,281,498)	(2,001,456)

Issuance of shares at $0.50	6,119,914	611,991													2,447,966	-	-	3,059,957

Issuance of shares at $1.00, $1.50 and $2.00	3,038,844	303,885													2,791,833	-	-	3,095,718

Issuance of Preferred Shares	-	-	1,000,000	1,000	-	-	-	-	-	-	-	-	-	-	999,000	-	-	1,000,000

Issuance of Preferred Shares	-	-	-	-	410,000	410	-	-	-	-	-	-	-	-	409,590	-	-	410,000

Issuance of Preferred Shares	-	-	-	-	-	-	400,025	400	-	-	-	-	-	-	399,625	-	-	400,025

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	173,000	173					172,827	-	-	173,000

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	461,000	461	-	-	460,539	-	-	461,000

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	-	-	1,400,000	1,400	1,398,600	-	-	1,400,000

Conversion of Preferred Shares to Common Shares	2,855,117	285,512	-	-	(410,000)	(410)	(400,025)	(400)	(173,000)	(173)	(461,000)	(461)	-	-	(284,068)	-	-	-

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(204,526)	-	-	(204,526)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,401,754)	(5,401,754)

Balance, December 31, 2014	21,581,103	$2,158,111	1,000,000	$1,000	-	$-	-	$-	-	$-	-	$-	1,400,000	$1,400	$14,914,705	$-	$(14,683,252)	$2,391,964

The financial statements have been retroactively restated to reflect the 1-for-100 reverse stock split that occurred on June 17, 2015.

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-5

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	December 31, 2014	December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,401,754)	$(4,477,975)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	614,684	63,462
Depreciation and amortization	15,054	36,885
Amortization of loan costs	53,689	48,281
Changes in assets - (increase) decrease:
Other receivables	(25,882)	-
Deposits	-	(4,875)
Loan costs	-	(15,450)
Changes in liabilities - increase (decrease):
Accounts payable and accrued expenses	554,867	373,964
Deferred salary	907,598	952,903
Deferred rent	(20,415)	-
Payable for Rights Sales Agreement	-	1,500,000

NET CASH USED IN OPERATING ACTIVITIES	(3,302,159)	(1,522,805)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans receivable originated	(4,781,022)	(403,000)
Loans receivable repaid	276,077	43,911
Purchases of property and equipment	(9,009)	-
Advances to officer	-	(267,832)
Advances to IEG Holdings Limited ACN 131 987 838	-	(966,620)

NET CASH USED IN INVESTING ACTIVITIES	(4,513,954)	(1,593,541)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	1,730,000	250,000
Proceeds from short-term loan	669,980	500,000
Payments on short-term loan	(419,980)	(360,000)
Proceeds from issuance of common stock	4,267,949	1,892,861
Deposits on preferred stock	1,834,112	936,763
Preferred dividends paid	(114,115)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,967,946	3,219,624

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	151,833	103,278

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	281,879	178,601

CASH AND CASH EQUIVALENTS, END OF YEAR	$433,712	$281,879

Supplemental disclosures:
Interest paid in cash	$477,157	$94,125
Income taxes paid in cash	$-	$-
Deposit on preferred stock in lieu of accrued compensation	$85,989	$914,011
Issuance of common stock in lieu of payment of deferred salary	$1,000,000	$1,172,823
Issuance of common stock in lieu of payment of dividend on preferred shares	$90,411	$-
Issuance of common stock in lieu of loan payments	$390,000	$-

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-6

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The principal business activity of the Company is providing unsecured consumer loans ranging from $5,000 - $10,000 over a five year term. The loans are offered under the consumer brand “Mr. Amazing Loans”. The Company is headquartered in Las Vegas, Nevada and originates consumer loans in the states of Arizona, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, Oregon, Pennsylvania, Texas, Utah, and Virginia via its online platform and distribution network. The Company is a licensed direct lender with state licenses and/or certificates of authority to lend in these 12 states and offers all loans within the prevailing statutory rates.

Organization and Basis of Accounting

Investment Evolution Global Corporation (“IEGC”) was incorporated in the state of Delaware on February 20, 2008. On March 14, 2013, IEGC consummated a reverse merger transaction with IEG Holdings Corporation (“IEG Holdings”) (f/k/a Ideal Accents, Inc.). As a result of the reverse merger, the shareholders of IEGC received 908.1571 shares of common stock in IEG Holdings for each share of IEGC, so that they own approximately 99.1% of the issued and outstanding common shares of IEG Holdings immediately after the transaction. For accounting purposes, the reverse merger has been treated as an acquisition of IEG Holdings by IEGC (the accounting acquirer) and a recapitalization of IEGC. Immediately prior to the reverse merger, IEG Holdings effected a 1-for-6 reverse stock split. The stockholders’ equity has been restated to retroactively reflect the number of shares of IEGC, using the capital structure of IEG Holdings and to present the accumulated deficit of IEGC as of the date of the merger.

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries Investment Evolution Global Corporation, Investment Evolution Corporation, and IEC SPV, LLC (collectively the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to raise capital funding sufficient to continue operations through January 2017 via a public offering of equity consisting of common stock and/or preferred stock. This additional working capital will enable the Company to increase loan volume utilizing its existing $10 million credit facility. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

F-7

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Loans Receivable and Interest Income

The Company is licensed to originate consumer loans in the states of Arizona, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, Oregon, Pennsylvania, Texas, Utah, and Virginia. During fiscal 2014 and 2013, the Company originated $2,000, $3,000, $5,000 and $10,000 loans with terms ranging from three to five years, and in 2014 streamlined its product offering to $5,000 and $10,000 loans over a five year term. The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 60 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At December 31, 2014, 49 loans with a total balance of $200,596 were delinquent.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies and industry index. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 90 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification	Life
Computer equipment	3-5 years
Furniture and fixtures	8 years

F-8

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.

Operating Leases

The Company’s office leases typically have a lease term of three to five years and contain lessee renewal options and cancellation clauses in the event of regulatory changes.

Loan Costs

Loan costs consist of the cost of acquiring the $3 million credit facility and the cost of increasing the facility from $3 million to $10 million, including broker success fees and legal fees. These costs are amortized over four years, the period of the credit facility. Accumulated amortization of loan costs amounted to $127,704 and $74,105 at December 31, 2014 and 2013, respectively.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $290,315 and $77,380 at December 31, 2014 and 2013, respectively.

Earnings and loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive.

Reclassifications

Certain numbers from 2013 have been reclassified to conform with the current year presentation.

F-9

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Fair Value of Financial Instruments

The Company has adopted guidance issued by the FASB that defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles, and expands disclosures about fair value measurements. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level II	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.

Level III	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

At December 31, 2014 and 2013, the only financial instruments that are subject to these classifications are cash and cash equivalents, which are considered Level I assets.

Carrying amounts reported in the consolidated balance sheets for receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

2.	LOANS RECEIVABLE

Loans receivable consisted of the following at December 31:

	2014	2013
Loans receivable	$4,913,279	$487,432
Allowance for credit losses	(596,963)	(61,319)
Loans receivable, net	4,316,316	426,113
Loan receivables, current	567,164	64,719
Loan receivables, non current	$3,749,152	$361,394

A reconciliation of the allowance for credit losses consist of the following at December 31:

	2014	2013
Beginning balance	$61,319	$17,777
Provision for credit losses	614,684	63,492
Loans charged off	(79,040)	(19,950)
Ending balance	$596,963	$61,319
Basis of Assessment:
Individually	$-	$-
Collectively	$596,963	$61,319

F-10

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

The following is an age analysis of past due receivables as of December 31, 2014 and 2013:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Accruing
2014	$65,684	$76,198	$124,397	$266,279	$4,647,000	$4,913,279	$124,397
2013	$17,760	$7,056	$4,469	$29,285	$458,147	$487,432	$4,469

The Company’s primary credit quality indicator is the customer’s Vantage credit score as determined by Experian on the date of loan origination. The Company does not update the customer’s credit profile during the contractual term of the loan.

The following is a summary of the loan receivable balance as of December 31, 2014 and 2013 by credit quality indicator:

Credit Score	2014	2013
Below 550	$-	$-
551-600	299,040	3,948
601-650	2,180,507	157,886
651-700	1,737,587	192,561
701-750	558,305	108,630
751-800	113,581	14,859
801-850	24,259	9,549
	$4,913,279	$487,432

3.	PROPERTY AND EQUIPMENT

At December 31, 2014 and 2013, property and equipment consists of the following:

	2014	2013
Computer equipment	$120,513	$120,513
Furniture and fixtures	22,323	13,314
Leasehold improvements	55,102	57,980
	197,938	191,807

Less accumulated depreciation and amortization	161,838	148,458

Total	$36,100	$43,349

Depreciation of property and equipment amounted to $15,054 and $36,885 during the years ended December 31, 2014 and 2013, respectively, are included in the accompanying statements of operations in operating expenses.

F-11

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

4.	LONG TERM DEBT

The Company has a credit facility that provides for borrowings of up to $10 million with $2,230,000 and $500,000 outstanding at December 31, 2014, and December 31, 2013, respectively, subject to a borrowing base formula. The Company may borrow, at its option, at the rate of 18% with a minimum advance of $25,000. As of December 31, 2014 the Company’s effective interest rate was 18% and the unused amount available under the credit line was $7.77 million. Proceeds from this credit facility are used to fund loans to consumers. The credit facility revolving period, during which interest only payments are due, was extended to June 2016 under an amendment to the loan agreement.

The credit facility is also subject to a net profit interest under which the Company will pay BFG Loan Holdings, LLC, 20% of its subsidiary IEC SPV, LLC’s “Net Profit” until 10 years from the date the loan is repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of an approved Refinance Event, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. If the Refinance Event shall be approved by BFG Loan Holdings, LLC and occur as set forth in the agreement, the net profit percentage shall be reduced to 10%. The Net Profit arrangement can be terminated by the Company upon a payment of $3,000,000. Net profit interest was insignificant for the years ended December 31, 2014 and 2013.

Upon conversion to a term loan, monthly principal and interest payments equal to 100% of the consumer loan proceeds will be due. This note matures on June 1, 2016.

Substantially all of the Company’s assets are pledged as collateral for borrowings under the revolving credit agreement.

Future minimum payments on the credit facility at December 31, 2014 are as follows:

Years ending December 31,
2015	-
2016	2,230,000
$2,230,000

5.	WORKING CAPITAL LOANS

On March 19, 2013, the Company secured a $220,000 working capital loan to expand from Clem Tacca. The Company repaid $264,000 to Clem Tacca on June 10, 2013 which comprised full repayment of $220,000 loan principal and a $44,000 facility fee recorded as interest expense.

On September 6, 2013, the Company secured a $180,000 working capital loan from Clem Tacca. The Company repaid $90,000 on November 6, 2013, $50,000 on December 16, 2013, and $62,000 on March 31, 2014 which comprised full repayment of $180,000 loan principal advanced and a $22,000 facility fee recorded as interest expense.

On October 15, 2013, the Company secured a $100,000 loan from Domenic Tacca Pty Ltd. The company repaid $132,500 on May 1, 2014 which comprised full repayment of $100,000 loan principal advanced and a $32,500 facility fee recorded as interest expense.

On January 29 2014, the Company received $60,000 of a $265,000 loan from Willoughby Family Trust, an investor in the Company. The Company received an additional $140,000 on February 11 and an additional $65,000 on March 10, 2014. The Company repaid $110,000 in cash on June 30, 2014, and $200,000 was an offset of balance due for subscription receivable, which comprised full repayment of $265,000 loan principal and a $45,000 facility fee recorded as interest expense.

On February 26, 2014, the Company received $85,000 of a working capital loan of up to $245,000 from Dr. L. Prasad, an investor in the Company. The Company received an additional $25,000 on March 27, 2014, repaid $25,000 on April 2, 2014 and received an additional $30,000 on April 22, 2014. The Company repaid $139,500 on May 1, 2014 which comprised full repayment of $115,000 outstanding loan principal and a $24,500 facility fee recorded as interest expense.

On July 13, 2014, the Company secured a $100,000 working capital loan to expand from Dr. L Prasad, an investor in the Company. The Company repaid $115,000 on September 30, 2014 which comprised full repayment of $100,000 loan principal and a $15,000 facility fee recorded as interest expense.

F-12

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

On July 14, 2014, the Company secured a $90,000 working capital loan to expand from Willoughby Family Trust, an investor in the Company. The Company repaid $9,000 cash on September 8, 2014, and $90,000 was an offset of balance due for subscription receivable, which comprised full repayment of $90,000 loan principal and a $9,000 facility fee recorded as interest expense.

On July 28, 2014, the Company secured a $100,000 working capital loan to expand from Domenic Tacca, an investor in the Company. The Company repaid $115,000 on September 30, 2014 which comprised full repayment of $100,000 loan principal and a $15,000 facility fee recorded as interest expense.

The effective interest rate on these notes is 43.7% and 35.6% for the years ended December 31, 2014 and 2013 respectively.

6.	STOCKHOLDERS’ EQUITY

The aggregate number of shares which the Company has the authority to issue is 2,550,000,000 shares, of which 2,500,000,000 shares are common stock, par value $0.001 per share, and 50,000,000 shares are preferred stock , par value $0.001 per shares. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof.

The stockholders’ equity has been restated to retroactively reflect the number of shares of Investment Evolution Global Corporation, using the capital structure of IEG Holdings Corporation and to present the accumulated deficit of Investment Evolution Global Corporation as of the date of the merger. The number of shares and per-share amounts have also been retroactively restated to reflect the 1-for-100 reverse stock split that took effect June 17, 2015 (see note 13).

During the years ended December 31, 2014, and 2013 the Company issued 9,158,758 shares at a price of $0.50, $1.00, $1.50, and $2.00 per share and 6,767,910 shares at a price of $0.50, $2.00 and $3.00 per share, respectively, in accordance with rights offerings to existing stockholders of the Company.

On March 31, 2014 the Board of Directors resolved to increase the authorized number of common stock from 1,000,000,000 to 2,500,000,000. In addition, the Board of Directors authorized to issue Series A, B, C and D of Preferred Stock, par value $0.001 per share.

On March 31, 2014 the Company issued 1,983,025 shares of convertible preferred stock (“Preferred Stock”), which is allocated as follows:

Series A: 1,000,000 shares, Series B: 410,000 shares, Series C: 400,025 shares and Series D: 173,000 shares. 1,000,000 shares of Series A Preferred Stock were issued to the Company’s President and Chief Executive Officer, Mr. Paul Mathieson, in consideration for $1,000,000 owed to him.

On November 19, 2014 the Company issued 1,861,000 shares of Preferred Stock, which is allocated as follows:

Series E: 461,000 shares and Series F: 1,400,000 shares.

On December 31, all holders of Series B, Series C, Series D, and Series E Preferred Stock elected to convert their shares to Common Stock, which was distributed as follows:

Series B: 410,000 shares of preferred stock converted to 1,640,000 shares of common stock

Series C: 400,025 shares of preferred stock converted to 800,050 shares of common stock

Series D: 173,000 shares of preferred stock converted to 230,667 shares of common stock

Series E: 461,000 shares of preferred stock converted to 184,400 shares of common stock.

The Preferred Stock accrues dividends at the rate of 12% per annum paid monthly. Each series of preferred stock ranks pari-passu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a liquidation or winding up of the Corporation, holders of the Preferred Stock shall be entitled to receive the Stated Value of $1 per share.

F-13

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Series A Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 1,000,000 and 0 shares of Series A convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 4 shares of common stock at the option of the holder any time after December 31, 2014. The holder of the shares is also entitled to vote at a ratio of 1001 votes for each share of preferred stock.

Series B Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 410,000 and 0 shares of Series B convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 4 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 1,640,000 shares on December 31, 2014.

Series C Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 400,025 and 0 shares of Series C convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 2 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 800,050 shares on December 31, 2014.

Series D Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 173,000 and 0 shares of Series D convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 1.333333 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 230,667 shares on December 31, 2014.

Series E Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 461,000 and 0 shares of Series E convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 0.40 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 184,400 shares on December 31, 2014.

Series F Preferred Stock

During the years ended December 31, 2014 and 2013, the Company issued 1,400,000 and 0 shares of Series F convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 0.333333 shares of common stock at the option of the holder on December 31, 2015. The holder of the shares is also entitled to vote at a ratio of 0.34 votes for each share of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

7.	INCOME TAXES

The difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to pre-tax income (loss) is mainly related to an increase in the valuation allowance. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Deferred income tax assets are mainly related to net operating loss carryforwards.

Management has chosen to take a 100% valuation allowance against the deferred income tax asset until such time as management believes that its projections of future profits make the realization of the deferred income tax assets more likely than not. Significant judgment is required in the evaluation of deferred income tax benefits and differences in future results from management’s estimates could result in material differences.

As of December 31, 2014, the Company is in the process of determining the exact amount of loss carryforwards that may potentially be used to offset future Federal taxable income, which will expire through 2034. In the event of statutory ownership changes, the amount of net operating loss carryforward that may be utilized in future years is subject to significant limitations.

F-14

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2014 and 2013. The Company files income tax returns with the Internal Revenue Service (“IRS”) and the states of Arizona, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, Oregon, Pennsylvania, Texas, Utah, and Virginia. All of the Company’s tax filings are still subject to examination. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

We utilize FASB ASC 740-10, “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

The components of the income tax provision for fiscal year 2014 and 2013 were as follows:

	2014	2013
Current
Federal	$0	$0
State	0	0
	0	0
Deferred
Federal	0	0
State	0	0
	0	0

Total	$0	$0

A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company’s effective income tax rate is as follows for fiscal year 2014 and 2013:

	2014	2013
Income tax computed at federal statutory tax rate	-34.0%	-34.0%
Non-deductible expenses	0.6	11.4
Change in Valuation allowance	33.4	22.6
Total	0%	0%

F-15

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Significant components of the Company’s deferred tax assets and liabilities for income taxes for the fiscal years ended December 31, 2014 and 2013 are as follows:

	2014	2013
Deferred tax assets
Provision for credit losses	$200,000	$20,000
Deferred rent	10,000	16,000
Deferred expenses	600,000	600,000
Net Operating loss carryforwards	3,450,000	1,850,000
Total deferred tax assets	4,260,000	2,486,000
Less: Valuation allowance	(4,260,000)	(2,486,000)
Net deferred tax assets	$0	$0

8.	CONCENTRATION OF CREDIT RISK

The Company’s portfolio of finance receivables is with consumers living throughout Arizona, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, Oregon, Pennsylvania, Texas, Utah, and Virginia and consequently such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

9.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its operating facilities under non-cancelable operating leases that expire through August 2016. Total rent expense for the years ended December 31, 2014 and 2013 was $250,744 and $290,985, respectively. The Company is responsible for certain operating expenses in connection with these leases. The following is a schedule, by year, of future minimum rental payments required under non-cancelable operating leases in excess of one year as of December 31, 2014:

Years ending December 31,
2015	$171,767
2016	$83,755

The Chicago, Phoenix and West Palm Beach offices were vacated in 2013 after obtaining special approval from the Illinois, Arizona and Florida Commissioners to operate the state licenses without having a physical office location in each state. The Company subleased the Chicago office in September 2014 and is currently looking to sublease the remaining two unused offices which could reduce future required rental payments.

Legal Matters

From time to time, the Company may get involved in legal proceedings in the normal course of its business. The Company is not involved in any legal proceedings at the present time.

Professional Employment Contract

The Company has a professional employment contract with its Chief Executive Officer (“CEO”), according to which, the Company paid $300,000 salary plus health insurance and $1,000,000 bonus for year ended December 31, 2014. Commencing January 1, 2015 the Company is obligated to pay its CEO $1,000,000 salary annually plus health insurance, with a discretionary bonus to be determined by the IEG Holdings Corporation Board on December 31, 2015.

F-16

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Regulatory Requirements

State statutes authorizing the Company’s products and services typically provide state agencies that regulate banks and financial institutions with significant regulatory powers to administer and enforce the law. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways, or issue new administrative rules. In addition, when the staff of state regulatory bodies change, it is possible that the interpretations of applicable laws and regulations may also change.

Net Profit Interest

The Company has a net profit interest agreement with its lender under which the Company pays 20% of its subsidiary IEC SPV LLC’s net profit to the lender (see note 4).

10.	RELATED PARTY TRANSACTIONS

Chief Executive Officer

Compensation to our Chief Executive Officer under the Professional Employment Agreement totaled $1,300,000 for the year ended December 31, 2014. $1,000,000 was offset against common stock subscription and $85,989 was offset against preferred stock subscription. The balance of deferred salary amounted to $106,588 at December 31, 2014.

Compensation to our Chief Executive Officer under the Professional Employment Agreement totaled $1,000,000 for the year ended December 31, 2013. $1,000,000 was offset against common stock subscription, and $1,086,834 of deferred salary from prior periods was offset against common stock subscription and deposits on preferred shares.

Consulting Fees

During the years ended December 31, 2014 and December 31, 2013, the Company paid consulting fees totaling $29,538 and $17,524, respectively, to Gilmour & Company Pty Ltd. Gilmour & Company Pty Ltd is owned by Ian Gilmour, a director of IEG Holdings Corporation.

During the years ended December 31, 2014 and December 31, 2013, the Company paid consulting fees totaling $20,000 and $1,839, respectively, to Comms Watch Pty Ltd. Comms Watch Pty Ltd is owned by Damien Mathieson, the brother of our Chief Executive Officer.

During the years ended December 31, 2014 and December 31, 2013, the Company paid consulting fees totaling $321,951 and $335,000, respectively, to Clem Tacca and related entities. Clem Tacca is a shareholder of IEG Holdings Corporation.

During the years ended December 31, 2014 and December 31, 2013, the Company paid consulting fees totaling $150,473 and $35,258, respectively to Frank Wilkie and related entities. Frank Wilkie is a shareholder of IEG Holdings Corporation.

Rights Sale Agreement

Effective June 30, 2013, the Company entered into a Rights Sales Agreement, under which the Company acquired the Australian rights to conduct business throughout Australia, from IEG Holdings Limited ACN 131 987 838, its parent (until its shares were distributed to the ultimate shareholders of IEG Holdings Limited ACN 131 987 838).

The purchase price for the Rights Sales Agreement was $1,500,000 which was paid as follows:

Paid through advances to (payments to third parties made on behalf of) IEG Holdings Limited ACN 131 987 838	$1,074,937

Offset amounts owed from Company shareholders who are also creditors of IEG Holdings Limited ACN 131 987 838	$425,063

The cost of the Rights Sales Agreement was recorded as start-up cost in the statements of operations in accordance with ASC 720-15-25.

F-17

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

11.	REVERSE MERGER

On January 28, 2013 the Investment Evolution Global Corporation (“IEGC”) entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole shareholder IEG Holdings Limited, an Australian company (“IEG”) and IEG Holdings Corporation (f/k/a Ideal Accents, Inc.), a Florida corporation (“IEG Holdings”). Under the terms of the Stock Exchange Agreement, IEG Holdings agreed to acquire a 100% interest in the Company for 2,724,471 shares of IEG Holdings’ common stock after giving effect to a 1 for 6 reverse stock split (also adjusted for the 1-for-100 reverse stock split that took effect June 17, 2015). On February 14, 2013 IEG Holdings filed the Amended Articles with the Secretary of State of Florida changing its name from Ideal Accents, Inc. to IEG Holdings Corporation, increasing the number of shares of its authorized common stock to 1,000,000,000, $.001 par value, creation of 50,000,000 shares of “blank-check” preferred stock and effectuating a 1 for 6 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”) pursuant to the terms of the Stock Exchange Agreement. FINRA approved the IEG Holdings Amended Articles on March 11, 2013.

On March 13, 2013 IEG Holdings completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 2,724,471 shares of IEG Holdings common stock after giving effect to the Reverse Stock Split whereby IEG Holdings acquired a 100% interest in the Company. As a result of the ownership interests of IEG in IEG Holdings and its former ownership interest in the Company, for financial statement reporting purposes, the acquisition of the Company by IEG Holdings has been treated as a reverse acquisition with IEGC being the accounting acquirer.

12.	SUBSEQUENT EVENTS

Investment Evolution Canada, LLC

On January 2, 2015 the Company formed Investment Evolution Canada, LLC, a 100% owned subsidiary of Investment Evolution Global Corporation which will be used for planned future Canadian operations.

13.	RESTATEMENT OF FINANCIAL STATEMENTS

The financial statements have been restated to retroactively reflect the 1-for-100 reverse stock split that took effect June 17, 2015.

F-18

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2015 AND DECEMBER 31, 2014

	June 30, 2015	December 31, 2014
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$933,620	$433,712
Loans receivable - current, net, note 2	917,351	567,164
Other receivables	105,596	25,882
Prepaid expenses	14,527	-

TOTAL CURRENT ASSETS	1,971,094	1,026,758

PROPERTY AND EQUIPMENT, net, note 3	47,202	36,100

LOANS RECEIVABLE - LONG TERM, net, note 2	5,764,653	3,749,152

OTHER ASSETS
Security deposits	35,839	39,329
Loan costs, net	50,937	77,781

TOTAL OTHER ASSETS	86,776	117,110

TOTAL ASSETS	$7,869,725	$4,929,120

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Senior debt - current, note 4	$2,230,000	$-
Accounts payable and accrued expenses	172,932	172,139
Deferred rent	20,114	28,429
CEO accrued wages, note 9	-	106,588

TOTAL CURRENT LIABILITIES	2,423,046	307,156

LONG-TERM LIABILITIES
Senior debt - long-term, note 4	-	2,230,000

TOTAL LIABILITIES	2,423,046	2,537,156

COMMITMENTS AND CONTINGENCIES, note 8

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 2,460,000 shares issued and outstanding, note 6	2,460	2,400
Common stock, $0.001 par value; 3,000,000,000 shares authorized, 23,155,223 and 21,581,103 shares issued and outstanding at June 30,2015 and December 31, 2014 respectively, note 6	2,159,686	2,158,111
Additional paid-in capital	21,039,089	14,914,705
Subscription receivable	(252,285)	-
Accumulated deficit	(17,502,271)	(14,683,252)

TOTAL STOCKHOLDERS’ EQUITY	5,446,679	2,391,964

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,869,725	$4,929,120

*The consolidated financial statements have been retroactively restated to reflect the 100-for-1 reverse split that occurred on June 17, 2015

See notes to condensed consolidated unaudited Financial Statements

F-19

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

	Three Months		Six Months
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
REVENUES
Interest revenue	$438,263	$60,266	$777,739	$93,459
Other revenue	18,463	590	19,323	1,213

TOTAL REVENUES	456,726	60,856	797,062	94,672

OPERATING EXPENSES
Salaries and wages	407,624	389,153	832,850	740,782
Other operating expenses	352,185	259,614	576,280	386,937
Consulting	445,849	492,978	622,813	589,068
Provision for credit losses	428,604	176,425	580,008	202,376
Advertising	225,645	94,057	315,624	145,752
Rent	57,100	56,461	130,603	122,785
Travel, meals and entertainment	47,121	233,340	75,910	255,350
Depreciation and amortization	4,192	3,892	8,015	7,784

TOTAL OPERATING EXPENSES	1,968,320	1,705,920	3,142,103	2,450,834

LOSS FROM OPERATIONS	(1,511,594)	(1,645,064)	(2,345,041)	(2,356,162)

OTHER INCOME (EXPENSE)
Interest expense	(333,108)	(89,731)	(474,227)	(233,695)
Miscellaneous income (expense)	5	(47,849)	249	(47,947)

TOTAL OTHER INCOME (EXPENSE)	(333,103)	(137,580)	(473,978)	(281,642)

NET LOSS	$(1,844,697)	$(1,782,644)	$(2,819,019)	$(2,637,804)

Net loss per share, basic and diluted *	$(0.09)	$(0.14)	$(0.13)	$(0.24)

Weighted average number of shares, basic and diluted *	21,598,401	12,626,785	21,589,800	11,097,008

*The consolidated financial statements have been retroactively restated to reflect the 100-for-1 reverse split that occurred on June 17, 2015

See notes to condensed consolidated unaudited Financial Statements

F-20

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 1, 2014 THROUGH JUNE 30, 2015

			Preferred Stock
	Common Stock *		Series A		Series B		Series C		Series D		Series E		Series F		Series G		Additional	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Receivable	Deficit	Total

Balance, January 1, 2014	9,567,228	956,723	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,323,319	-	(9,281,498)	(2,001,456)

Issuance of shares at $0.005	6,119,914	611,991															2,447,966	-	-	3,059,957

Issuance of shares at $0.01, $0.015 and $0.02	3,038,844	303,885															2,791,833	-	-	3,095,718

Issuance of Preferred Shares	-	-	1,000,000	1,000	-	-	-	-	-	-	-	-	-	-	-	-	999,000	-	-	1,000,000

Issuance of Preferred Shares	-	-	-	-	410,000	410	-	-	-	-	-	-	-	-	-	-	409,590	-	-	410,000

Issuance of Preferred Shares	-	-	-	-	-	-	400,025	400	-	-	-	-	-	-	-	-	399,625	-	-	400,025

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	173,000	173							172,827	-	-	173,000

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	461,000	461	-	-	-	-	460,539	-	-	461,000

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	-	-	1,400,000	1,400	-	-	1,398,600	-	-	1,400,000

Conversion of Preferred Shares to Common Shares	2,855,117	285,512	-	-	(410,000)	(410)	(400,025)	(400)	(173,000)	(173)	(461,000)	(461)	-	-	-	-	(284,068)	-	-	-

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(204,526)	-	-	(204,526)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,401,754)	(5,401,754)

Balance, December 31, 2014	21,581,103	$2,158,111	1,000,000	$1,000	-	$-	-	$-	-	$-	-	$-	1,400,000	$1,400	-	$-	$14,914,705	$-	$(14,683,252)	$2,391,964

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	-	-	600,000	600	5,669,500	5,670	6,263,231	-	-	6,269,500

Conversion of Preferred Shares to Common Shares	1,574,120	1,575	-	-	-	-	-	-	-	-	-	-	(1,750,000)	(1,750)	(4,459,500)	(4,460)	4,634	-	-	-

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(143,481)	-	-	(143,481)

Subscription Receivable	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(252,285)	-	(252,285)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,819,019)	(2,819,019)

Balance, June 30, 2015	23,155,223	$2,159,686	1,000,000	$1,000	-	$-	-	$-	-	$-	-	$-	250,000	$250	1,210,000	$1,210	$21,039,089	$(252,285)	$(17,502,271)	$5,446,679

*The consolidated financial statements have been retroactively restated to reflect the 100-for-1 reverse split that occurred on June 17, 2015

See notes to condensed consolidated unaudited Financial Statements

F-21

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

	June 30, 2015	June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,819,019)	$(2,637,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	580,008	202,376
Depreciation and amortization	8,015	7,784
Amortization of loan costs	26,844	26,845
Changes in assets - (increase) decrease:
Other receivables	(79,714)	-
Prepaid expenses	(14,527)	-
Deposits	3,490	-
Changes in liabilities - increase (decrease):
Accounts payable and accrued expenses	342,021	(177,257)
Deferred rent	(8,315)	(7,132)
Deferred salary	(147,904)	444,977

NET CASH USED IN OPERATING ACTIVITIES	(2,109,101)	(2,140,211)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans receivable originated	(3,529,882)	(1,420,002)
Loans receivable repaid	584,186	49,995
Purchase of property & equipment	(19,117)	-

NET CASH USED IN INVESTING ACTIVITIES	(2,964,813)	(1,370,007)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	-	1,175,000
Proceeds from short-term loans	400,000	350,000
Payments on short-term loans	(400,000)	(490,000)
Deposit on preferred shares to be issued	-	375,011
Preferred dividends paid	(113,892)	(29,918)
Proceeds from issuance of preferred stock	5,687,714	-
Proceeds from issuance of common stock	-	2,192,083

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,573,822	3,572,176

NET INCREASE IN CASH AND CASH EQUIVALENTS	499,908	61,958

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	433,712	281,879

CASH AND CASH EQUIVALENTS, END OF YEAR	$933,620	$343,837

Supplemental disclosures:
Interest paid in cash	$413,565	$178,492
Income taxes paid in cash	$-	$-
Issuance of common stock in lieu of payment of defered salary	$-	$444,977
Issuance of common stock in lieu of loan payments	$-	$200,000
Issuance of preferred stock in lieu of consulting fees	$279,500	$-

See notes to condensed consolidated unaudited Financial Statements

F-22

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2015

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The quarterly report on Form 10-Q for the quarter ended June 30, 2015 should be read in conjunction with the Company’s financial statements for the year ended December 31, 2014, contained in the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”), pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”), as amended, dated April 30, 2015. As contemplated by the SEC under Article 8 of Regulation S-X, the accompanying financial statements and footnotes have been condensed and therefore do not contain all disclosures required by generally accepted accounting principles. The interim financial data are unaudited; however in the opinion of IEG Holdings Corporation (“we, “our”, “us”) the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results for the interim periods. Results of interim periods are not necessarily indicative of those to be expected for the full year.

Nature of Business

The principal business activity of the Company is providing unsecured $5,000 consumer loans over a five-year term through its subsidiaries, Investment Evolution Corporation and IEC SPV, LLC. The loans are offered under the consumer brand “Mr. Amazing Loans”. The Company is headquartered in Las Vegas, Nevada and originates consumer loans in the states of Arizona, California, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia via its online platform and distribution network. The Company is a licensed direct lender with state licenses and/or certificates of authority to lend in these 14 states and offers all loans within the prevailing statutory rates.

Basis of Accounting

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries, Investment Evolution Global Corporation, Investment Evolution Corporation, Investment Evolution Canada LLC, Investment Evolution Philippines Corporation and IEC SPV, LLC (collectively the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. It also has to repay its senior debt, using 100% of the proceeds from the consumer loans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to seek additional capital sufficient to continue operations. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

F-23

Loans Receivable and Interest Income

The Company is licensed to originate consumer loans in the states of Arizona, California, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia. During the six months ended June 30, 2015, the Company originated $5,000 and $10,000 loans over a five-year term and during the six months ended June 30 2014, the Company originated $2,000, $3,000, $5,000 and $10,000 loans with terms ranging from three to five years. In June 2015, the Company streamlined its product offering to $5,000 over a five-year term. The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 60 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At June 30, 2015, 68 loans with a total balance of $339,056 were delinquent.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 90 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification	Life
Computer equipment	3-5 years
Furniture and fixtures	8 years

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.

Operating Leases

The Company’s office leases typically have a lease term of three to five years and contain lessee renewal options and cancellation clauses in the event of regulatory changes.

F-24

Loan Costs

Loan costs consist of broker success fees and legal fees related to the credit facility. These costs are amortized over four years, the period of the credit facility. Accumulated amortization of loan costs amounted to $154,548 and $127,704 at June 30, 2015 and December 31, 2014, respectively.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $315,624 and $145,752 for the six months ended June 30, 2015 and 2014, respectively. Advertising costs amounted to $225,645 and $94,057 for the three months ended June 30, 2015 and 2014, respectively.

Earnings and loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive. Basic and diluted loss per share has been adjusted retroactively for the 100-for-1 reverse split that occurred on June 17, 2015.

Reclassifications

Certain numbers from 2014 have been reclassified to conform to the current year presentation.

Fair Value of Financial Instruments

Carrying amounts reported in the consolidated balance sheets for receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

2.	LOANS RECEIVABLE

Loans receivable consisted of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
Loans receivable	$7,606,151	$4,913,279
Allowance for credit losses	(924,147)	(596,963)
Loans receivable, net	6,682,004	4,316,316
Loan receivables, current	917,351	567,164
Loan receivables, non current	$5,764,653	$3,749,152

F-25

A reconciliation of the allowance for credit losses consist of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
Beginning balance	$596,963	$61,319
Provision for credit losses	580,008	614,684
Loans charged off	(252,824)	(79,040)
Ending balance	$924,147	$596,963
Basis of Assessment:
Individually	$-	$-
Collectively	$924,147	$596,963

The following is an age analysis of past due receivables as of June 30, 2015 and December 31, 2014:

							Recorded
						Total	Investment >
	30-59 Days	60-89 Days	Greater Than	Total Past		Financing	90 Days and
	Past Due	Past Due	90 Days	Due	Current	Receivables	Accruing
June 30,2015	$123,765	$121,704	$212,447	$457,916	$7,148,235	$7,606,151	$212,447
December 31, 2014	$65,684	$76,198	$124,397	$266,279	$4,647,000	$4,913,279	$124,397

The Company’s primary credit quality indicator is the customer’s Vantage credit score as determined by Experian on the date of loan origination. The Company does not update the customer’s credit profile during the contractual term of the loan.

The following is a summary of the loan receivable balance as of June 30, 2015 and December 31, 2014 by credit quality indicator:

Credit Score	June 30, 2015	December 31, 2014
Below 550	$-	$-
551-600	271,874	299,040
601-650	3,395,473	2,180,507
651-700	2,840,312	1,737,587
701-750	891,457	558,305
751-800	164,190	113,581
801-850	42,845	24,259
	$7,606,151	$4,913,279

3.	PROPERTY AND EQUIPMENT

At June 30, 2015 and December 31, 2014, property and equipment consists of the following:

	June 30, 2015	December 31, 2014
Computer equipment	$132,016	$120,513
Furniture and fixtures	27,937	22,323
Leasehold improvements	57,102	55,102
	217,055	197,938
Less accumulated depreciation and amortization	169,853	161,838
Total	$47,202	$36,100

Depreciation of property and equipment amounted to $8,015 and $7,784 during the six months ended June 30, 2015 and 2014, respectively. Depreciation amounted to $4,192 and $3,892 for the three months ended June 30, 2015 and June 30, 2014. Depreciation costs are included in the accompanying statements of operations in operating expenses.

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4.	SENIOR DEBT

The Company had a credit facility that provided for borrowings of up to $10 million with $2,230,000 outstanding at June 30, 2015 and December 31, 2014, subject to a borrowing base formula. The Company could borrow, at its option, at the rate of 18% with a minimum advance of $25,000. Proceeds from this credit facility were used to fund loans to consumers. In July 2015, the credit facility was converted to a term loan, to be repaid monthly, with payments equal to 100% of the consumer loan proceeds, with the balance due June 1, 2016.

The credit facility is also subject to a net profit interest under which the Company will pay BFG Loan Holdings, LLC, 20% of its subsidiary IEC SPV, LLC’s “Net Profit” until 10 years from the date the loan is repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of an approved Refinance Event, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. If the Refinance event shall be approved by BFG Loan Holdings, LLC and occur as set forth in the agreement, the net profit percentage shall be reduced to 10%. The Net Profit arrangement can be terminated by the Company upon a payment of $3,000,000. Net profit interest for the six months ended June 30, 2015 and June 30, 2014 was $51,551 and $0 respectively.

Substantially all of the Company’s assets are pledged as collateral for borrowings under the revolving credit agreement.

Future minimum principal payments on the credit facility at June 30, 2015 are as follows:

Years ending
June 30
2016	2,230,000
$2,230,000

5.	WORKING CAPITAL LOANS

On April 13, 2015, the Company secured a $200,000 working capital loan to expand from Dr. L. Prasad, an investor in the Company. On June 24, 2015, the Company repaid $230,000 which comprised $200,000 principal and a $30,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from Domenic Tacca, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from CT Super, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

6.	STOCKHOLDERS’ EQUITY

The aggregate number of shares which the Company has the authority to issue is 3,050,000,000 shares, of which 3,000,000,000 shares are common stock, par value $0.001 per share, and 50,000,000 shares are preferred stock , par value $0.001 per shares. At June 30, 2015, the Company had 23,155,223 shares of common stock issued and outstanding. At June 30, 2015, the Company also had 1,000,000, 250,000 and 1,210,000 shares of Series A, Series F, and Series G preferred stock, respectively, issued and outstanding, and no shares of Series H preferred stock issued and outstanding. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof.

The Preferred Stock accrues dividends at the rate of 12% per annum paid monthly. Each series of preferred stock ranks pari-passu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a liquidation or winding up of the Corporation, holders of the Preferred Stock shall be entitled to receive the Stated Value of $1 per share.

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Series A Preferred Stock

During the six months ended June 30, 2015 and 2014, the Company issued 0 and 1,000,000 shares of Series A convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 4 shares of common stock at the option of the holder any time after December 31, 2014. The holder of the shares is also entitled to vote at a ratio of 1001 votes for each share of preferred stock.

Series F Preferred Stock

During the six months ended June 30, 2015 and 2014, the Company issued 600,000 and 0 shares of Series F convertible preferred stock, respectively, with a par value of $0.001 per share. The Company also issued 1,400,000 shares of Series F preferred stock with a par value of $0.001 per share on November 19, 2014.

On June 30, 2015 and upon notice provided by the holder to the Company, a holder had the right to convert, at face value per share, all or any portion of their Series F preferred shares into shares of our common stock on the basis of 3,636/10,000 (0.3636) shares of common stock for each share of Series F preferred stock so converted, or if the holder elects to convert on December 31, 2015, such shares shall be converted on the basis of 3,333/10,000 (0.3333) shares of common stock for each share of Series F preferred stock. Effective June 30, 2015, holders of an aggregate of 1,750,000 shares of Series F preferred stock notified the Company of their intent to convert their Series F shares into shares of common stock. On June 30, 2015, the Company issued an aggregate of 636,300 shares of common stock to such Series F holders.

The holder of the shares is also entitled to vote at a ratio of 0.34 votes for each share of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

Series G Preferred Stock

During the six months ended June 30, 2015 and 2014, the Company issued 5,669,500 and 0 shares of Series G convertible preferred stock, respectively, with a par value of $0.001 per share.

On June 30, 2015 and upon notice provided by the holder to the Company, a holder had the right to convert, at face value per share, all or any portion of their Series G preferred shares into shares of our common stock on the basis of 2,105/10,000 (0.2105) shares of common stock for each share of Series G preferred stock so converted, or if the holder elects to convert on December 31, 2015, such shares shall be converted on the basis of 2,000/10,000 (0.2000) shares of our common stock for each share of Series G preferred stock. Effective June 30, 2015, holders of an aggregate of 4,459,500 shares of Series G preferred stock notified the Company of their intent to convert their Series G shares into shares of common stock. On June 30, 2015, the Company issued an aggregate of 937,820 shares of common stock to such Series G holders.

The holder of the shares is also entitled to vote at a ratio of 0.2 votes for each share of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

7.	CONCENTRATION OF CREDIT RISK

The Company’s portfolio of finance receivables is with consumers living throughout Arizona, California, Florida, Georgia, Illinois, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia and consequently such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

8.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its operating facilities under non-cancelable operating leases that expire through September 2016. Total rent expense for the six months ended June 30, 2015 and 2014 was $130,603 and $122,785 respectively. For three months ended June 30, 2015 and June 30, 2014, total rent expense was $57,100 and $56,461 respectively. The Company is responsible for certain operating expenses in connection with these leases. The following is a schedule, by year, of future minimum rental payments required under non-cancelable operating leases in excess of one year as of June 30, 2015:

Twelve months ending
June 30, 2015
2016	$185,606
2017	$31,850

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The Chicago, Phoenix and West Palm Beach offices were vacated in 2013 after obtaining special approval from the Illinois, Arizona and Florida Commissioners to operate the state licenses without having a physical office location in each state. The Company subleased the Chicago office in September 2014 and is currently looking to sublease the remaining two unused offices which could reduce future required rental payments.

Legal Matters

From time to time, the Company may be involved in legal proceedings in the normal course of its business. The Company is not involved in any legal proceedings at the present time.

Professional Employment Contract

The Company has a professional employment contract with its Chief Executive Officer (“CEO”), according to which, the Company paid $500,000 salary plus health insurance for the six months ended June 30, 2015. The Company is obligated to pay its CEO $1,000,000 salary annually plus health insurance, with a discretionary bonus to be determined by the IEG Holdings Corporation Board on December 31, 2015.

Regulatory Requirements

State statutes authorizing the Company’s products and services typically provide state agencies that regulate banks and financial institutions with significant regulatory powers to administer and enforce the law. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways, or issue new administrative rules. In addition, when the staff of state regulatory bodies change, it is possible that the interpretations of applicable laws and regulations may also change.

Net Profit Interest

The Company has a net profit interest agreement with its lender, under which the Company pays 20% of its subsidiary IEC SPV LLC’s net profit to the lender (see note 4).

9.	RELATED PARTY TRANSACTIONS

Chief Executive Officer

Compensation to our Chief Executive Officer under the Professional Employment Agreement totaled $500,000 for the six months ended June 30, 2015.

Compensation to our Chief Executive Officer under the Professional Employment Agreement totaled $500,000 for the six months ended June 30, 2014. $444,977 was offset against common stock subscription.

Consulting Fees

During the six months ended June 30, 2015 and June 30, 2014 the Company incurred director fees totaling $12,500 and $0, respectively, to Gilmour & Company Pty Ltd. During the three months ended June 30, 2015 and June 30, 2014 the Company incurred director fees totaling $7,500 and $0, respectively, to Gilmour & Company Pty Ltd. Gilmour & Company Pty Ltd is owned by Ian Gilmour, a director of IEG Holdings Corporation.

During the six months ended June 30, 2015 and June 30, 2014 the Company incurred director fees totaling $12,500 and $0, respectively, to Matthew Banks. During the three months ended June 30, 2015 and June 30, 2014 the Company incurred director fees totaling $7,500 and $0, respectively, to Matthew Banks. Matthew Banks is a director of IEG Holdings Corporation.

During the six months ended June 30, 2015 and June 30, 2014 the Company incurred director fees totaling $12,500 and $0, respectively, to Harold Hansen. During the three months ended June 30, 2015 and June 30, 2014 the Company incurred director fees totaling $7,500 and $0, respectively, to Harold Hansen. Harold Hansen a director of IEG Holdings Corporation.

During the six months ended June 30, 2015 and June 30, 2014 the Company incurred director fees totaling $4,500 and $0 to Comms Watch Pty Ltd. During the three months ended June 30, 2015 and June 30, 2014 the Company incurred $0 director fees to Comms Watch Pty Ltd. Comms Watch Pty Ltd is owned by Damien Mathieson, the brother of our Chief Executive Officer.

During the six months ended June 30, 2015 and June 30, 2014 the Company incurred consulting fees totaling $190,414 and $160,975, respectively, to Clem Tacca and related entities. During the three months ended June 30, 2015 and June 30, 2014 the Company incurred consulting fees totaling $120,250 and $80,488, respectively, to Clem Tacca and related entities. Clem Tacca is a shareholder of IEG Holdings Corporation.

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During the six months ended June 30, 2015 and June 30, 2014 the Company incurred consulting fees totaling $44,750 and $0, respectively, to Ascendant SC Pty Ltd. During the three months ended June 30, 2015 and June 30, 2014 the Company incurred consulting fees totaling $44,750 and $0, respectively, to Ascendant SC Pty Ltd. The $25,000 consulting fees incurred were offset as consideration for Series G Preferred Stock on June 19, 2015. Ascendant SC Pty Ltd is a shareholder of IEG Holdings Corporation.

During the six months ended June 30, 2015 and June 30, 2014 the Company incurred consulting fees totaling $249,500 and $150,473, respectively, to Frank Wilkie and related entities. During the three months ended June 30, 2015 and June 30, 2014 the Company incurred consulting fees totaling $171,000 and $150,473, respectively, to Frank Wilkie and related entities. $25,000 of the $249,500 consulting fees incurred in the six months ended June 30, 2015 was paid, with the remaining $224,500 offset as consideration for Series G Preferred Stock on June 19, 2015. Frank Wilkie is a shareholder of IEG Holdings Corporation.

10.	SUBSEQUENT EVENTS

Conversion of Senior Debt Facility to Term Loan

Effective July 15, 2015, our $10 million credit facility was converted to a term loan. The terms of the new loan call for monthly principal and interest payments equal to 100% of the consumer loan proceeds. The Company intends to use proceeds from capital raise to fund its operations and to continue funding the future consumer loans. The balance outstanding on the credit facility was $2,230,000 at June 30, 2015, and is expected to be paid through June 2016.

Dissolution of Subsidiary Companies

On August 11, 2015, the Company dissolved subsidiary companies, Investment Evolution Philippines Corporation and Investment Evolution Canada, LLC, and will no longer be pursuing international expansion.

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IEG HOLDINGS CORPORATION

17,808,191 Shares of

Common Stock

PROSPECTUS

August 27, 2015

Until September 21, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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